UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
THE REYNOLDS AND REYNOLDS COMPANY

(Name of Registrant as Specified In Its Charter)
N/ A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

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(4)	Date Filed:

THE REYNOLDS AND REYNOLDS COMPANY
One Reynolds Way
Dayton, Ohio 45430
September 20, 2006
Dear Shareholder:
      You are cordially invited to attend a special meeting of the shareholders of The Reynolds and Reynolds Company on Monday, October 23, 2006 at 11:00 AM Eastern Daylight Time. The meeting will be held at The Reynolds and Reynolds Company headquarters located at One Reynolds Way, Dayton, Ohio 45430.
      At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 7, 2006, by and among Universal Computer Systems Holding, Inc., Racecar Acquisition Co. and The Reynolds and Reynolds Company. We are also asking you to vote upon a proposal to approve of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement at the time of the special meeting.
      If the merger is completed, The Reynolds and Reynolds Company will become a subsidiary of Universal Computer Systems Holding, Inc., and you will receive $40 in cash for each of your Reynolds and Reynolds Class A common shares. You will also receive $40 in cash for every 20 Reynolds and Reynolds Class B common shares that you own.
      The Reynolds and Reynolds Company board of directors has determined that the merger agreement is advisable, fair to and in the best interests of Reynolds and Reynolds and its shareholders. Accordingly, the Reynolds and Reynolds board has approved the merger agreement and recommends that you vote FOR the approval and the adoption of the merger agreement at the special meeting and FOR the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement at the time of the special meeting.
      We cannot complete the merger unless two-thirds of the combined voting power of the Reynolds and Reynolds Class A common shares and Class B common shares (voting as a single class) outstanding as of the close of business on September 20, 2006, the record date, vote to approve it. Whether or not you plan to be present at the special meeting you may submit your proxy in the following three ways:

•	you may sign and return your proxy as soon as possible in the enclosed self-addressed envelope so that your shares will be voted;

•	you may submit your proxy through the Internet; or

•	you may submit your proxy by telephone.
      Details for submitting your proxy through each of the above methods are outlined in the enclosed proxy card. Your vote is very important.
      We encourage you to read the accompanying proxy statement carefully because it explains the proposed merger, the documents related to the merger and other related matters. You can also obtain other information about The Reynolds and Reynolds Company from documents that we have filed with the Securities and Exchange Commission.
      If you need any assistance voting your shares, please call MacKenzie Partners, Inc., who is assisting us with this solicitation, at (800) 322-2885.
      On behalf of the Board of Directors, I thank you for your continued support.

Sincerely,

Finbarr J. O’Neill
President and Chief Executive Officer
      This proxy statement is dated September 20, 2006 and is first being mailed to shareholders on or about September 22, 2006.

THE REYNOLDS AND REYNOLDS COMPANY
One Reynolds Way, Dayton, Ohio 45430
NOTICE OF SPECIAL MEETING AND PROXY STATEMENT
       The special meeting of the shareholders of The Reynolds and Reynolds Company will be held at 11:00 AM, Eastern Daylight Time, on Monday, October 23, 2006, at The Reynolds and Reynolds Company, One Reynolds Way, Dayton, Ohio 45430. The purpose of the special meeting will be to consider and vote upon:

1. a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 7, 2006, by and among Universal Computer Systems Holding, Inc., Racecar Acquisition Co. and The Reynolds and Reynolds Company;

2. a proposal to approve of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement at the time of the special meeting; and

3. the transaction of such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.
      Only those persons who were holders of record of Reynolds common shares at the close of business on September 20, 2006, will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Each shareholder is entitled to one vote for each Reynolds Class A common share or Class B common share held on the record date. If you own shares through a broker or other nominee and you want to have your vote counted, you must instruct your broker or nominee to vote.
      Because the affirmative vote of two-thirds of the combined voting power of the shares of Reynolds Class A common stock and Class B common stock (voting as a single class) outstanding as of the close of business on the record date is needed to approve and adopt the merger agreement, the failure to submit your proxy or vote in person will have the same effect as a vote against the adoption of the merger agreement. Abstentions and broker non-votes also will have the same effect as a vote against the adoption of the merger agreement. Broker non-votes will not apply to the proposal to adjourn or postpone the special meeting. Abstentions will count as votes cast against the proposal to adjourn or postpone the special meeting, since this vote is based on the number of shares represented at the special meeting. Accordingly, the Reynolds board of directors urges you to complete, date, sign and return the accompanying proxy card, or to submit a proxy by telephone or through the Internet by following the instructions included with your proxy card, or, in the event you hold your shares through a broker or other nominee, by following the separate voting instructions received from your broker or nominee.
      Under Ohio law, if you do not vote for adoption of the merger agreement and comply with the other statutory requirements of the Ohio Revised Code, you may elect to receive, in cash, the fair cash value of your Reynolds common shares as determined in accordance with applicable provisions of Ohio law, in lieu of the $40 merger consideration. To perfect your right to appraisal, you must not vote your shares of Reynolds common shares in favor of the proposal to approve and adopt the merger agreement at the special meeting, deliver a written demand for payment of the fair cash value of your shares of Reynolds common shares on or before the tenth day following the special meeting and otherwise comply with the statutory requirements of the Ohio Revised Code. A copy of the applicable Ohio statutory provision is included as Appendix E to the accompanying proxy statement and a summary of this provision can be found in the section entitled “Dissenters’ Rights” beginning on page 33 of the accompanying proxy statement.

      The Reynolds and Reynolds Company board of directors unanimously recommends that shareholders vote FOR the approval and the adoption of the merger agreement and FOR the approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement at the time of the special meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Robert S. Guttman, Secretary
Dayton, Ohio

September 20, 2006

      YOUR VOTE IS IMPORTANT WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED FORM OF PROXY. YOU MAY ALSO SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY PHONE. DETAILS ARE OUTLINED IN THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU HOLD YOUR SHARES THROUGH A BROKER OR OTHER NOMINEE, YOU MAY BE ABLE TO VOTE THROUGH THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS YOUR BROKER OR NOMINEE PROVIDES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON, IF YOU WISH TO DO SO.
      IF YOUR SHARES ARE HELD IN THE NAME OF A BROKER, TRUST, BANK OR OTHER NOMINEE, YOU SHOULD BRING A PROXY OR LETTER FROM THE BROKER, TRUSTEE, BANK OR NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES.
      YOU SHOULD NOT SEND YOUR SHARE CERTIFICATES WITH YOUR PROXY CARD.

Page

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	ii
FORWARD-LOOKING STATEMENTS	vii
SUMMARY	1
The Companies	1
The Special Meeting	1
The Merger	3
THE SPECIAL MEETING	8
General; Date, Time and Place	8
Matters to Be Considered	8
Record Date and Quorum	8
Required Vote	8
Voting by Proxy; Revocability of Proxy	9
Effect of Abstentions and Broker Non-Votes	10
Shares Owned by Reynolds Directors and Executive Officers	11
Solicitation of Proxies	11
Adjournments and Postponements	11
THE MERGER	12
Introduction	12
The Companies	12
Background of the Merger	12
Reasons for the Merger; Recommendation of the Board of Directors	18
Opinion of JPMorgan	20
Projections	26
Financing	27
Certain Material U.S. Federal Income Tax Consequences	28
Governmental and Regulatory Approvals	30
Interests of Certain Persons in the Merger	30
Dissenters’ Rights	33
Litigation	35
THE MERGER AGREEMENT	37
Structure of the Merger; Closing and Effective Time of the Merger	37
Merger Consideration	37
Payment Procedures	37
Stock Options; Restricted Stock; Stock-Based Awards	38
Employee Stock Purchase Plan and Dividend Reinvestment and Purchase Plan	38
Representations and Warranties	39
Material Adverse Effect	40
Conduct of Our Business Pending the Merger	41
Shareholders Meeting	44
No Solicitation of Transactions	45
Employee Benefits	47
Reynolds Director and Officer Indemnification and Insurance	48
Financing	49
Obtaining Consents and Approvals	50
Conditions to the Merger	51
Termination	52
Termination Fees	54
Other Covenants and Agreements	56
Amendment and Waiver	56
VOTING AGREEMENTS	57
MARKET PRICE OF REYNOLDS CLASS A COMMON SHARES AND DIVIDEND DATA	58
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	59
FUTURE SHAREHOLDER PROPOSALS	61
OTHER MATTERS	61
WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION	61
APPENDICES
Appendix A — Agreement and Plan of Merger, dated as of August 7, 2006, by and among Universal Computer Systems Holding, Inc., Racecar Acquisition Co., and The Reynolds and Reynolds Company	A-1
Appendix B — Voting Agreement, dated as of August 7, 2006, by and among Universal Computer Systems Holding, Inc., Racecar Acquisition Co. and Richard H. Grant, III	B-1
Appendix C — Amended and Restated Voting Agreement, dated as of August 28, 2006, by and among Universal Computer Systems Holding, Inc., Racecar Acquisition Co. and Finbarr J. O’Neill	C-1
Appendix D — Opinion of J.P. Morgan Securities Inc.	D-1
Appendix E — Section 1701.85 of the Ohio Revised Code	E-1

i

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
      The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a Reynolds and Reynolds shareholder. You should read the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to in this proxy statement.
      Except as otherwise specifically noted in this proxy statement, “we,” “our,” “us” and similar words in this proxy statement refer to The Reynolds and Reynolds Company. In addition, we refer to The Reynolds and Reynolds Company as “Reynolds” and “the Company,” to Universal Computer Systems Holding, Inc. as “UCS” and to Racecar Acquisition Co. as “Merger Sub.”

Q.	Who sent me this proxy statement?

A.	Reynolds’ board of directors sent you this proxy statement and proxy card. The mailing of this proxy statement and proxy card began on or about September 22, 2006. We will pay for this solicitation. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, e-mail, Internet, telefax, in person or otherwise. These people will not receive any additional compensation for assisting in the solicitation. We may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our shares. We will reimburse those organizations and our transfer agent for their reasonable out-of-pocket expenses in forwarding such material. We have also retained MacKenzie Partners, Inc. to aid in the solicitation of proxies for a fee of $12,500 plus out-of-pocket expenses.

Q.	Why did I receive this proxy statement and proxy card?

A.	You received this proxy statement and proxy card from us because you owned our common shares as of September 20, 2006. We refer to this date as the record date. This proxy statement contains important information about the special meeting and the business to be transacted at the special meeting.

You should carefully read this proxy statement, including its appendices and the other documents we refer to in this proxy statement, because they contain important information about the merger, the merger agreement and the special meeting of the shareholders of Reynolds. The enclosed voting materials allow you to vote your shares without attending the special meeting.

Your vote is very important. We encourage you to vote as soon as possible.

Q.	What does it mean if I receive more than one proxy card?

A.	It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted. You may also be able to submit your proxy related to each proxy card through the Internet or by phone. Details are outlined in the enclosed proxy card.

Q.	What is the purpose of the special meeting?

A.	At the special meeting, you are being asked to vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 7, 2006, by and among UCS, Merger Sub and Reynolds, as it may be amended from time to time. A copy of the merger agreement is attached to this proxy statement as Appendix A. Pursuant to the terms and conditions of the merger agreement, Merger Sub will merger with and into Reynolds. As a result of the merger, Reynolds will become a wholly owned subsidiary of UCS, and Reynolds common shares will cease to be listed on the New York Stock Exchange, will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Q.	What vote is required to adopt the merger agreement?

A.	In order for the merger agreement to be adopted, two-thirds of the combined voting power of the Reynolds Class A common shares and Class B common shares (voting as a single class) outstanding as of the close of business on the record date must vote FOR the approval and the adoption of the merger agreement. Therefore, if you do not return your proxy card, vote via the Internet or telephone or attend the special meeting and vote in person, it will have the same effect as if you voted “AGAINST” adoption of the merger agreement. Each Reynolds Class A common share or Reynolds Class B common share outstanding on the record date is entitled to one vote. As of September 8, 2006, there were 65,378,095 Class A common shares, no par value, which we refer to as the Class A common shares, and 13,500,000 Class B common shares, no par value, which we refer to as the Class B common shares, outstanding. Reynolds has no other voting securities outstanding.

In order for the special meeting to be adjourned or postponed, if necessary or appropriate, to permit further solicitation of proxies on the proposal to approve and adopt the merger agreement, the affirmative votes of a majority of the Reynolds Class A common shares and Class B common shares represented at the special meeting, whether in person or by proxy, is required.

In connection with the transactions contemplated by the merger agreement, Mr. Richard H. Grant III and Mr. Finbarr J. O’Neill, have entered into voting agreements with UCS and Merger Sub, pursuant to which they have undertaken to vote certain shares upon which they have voting power and which as of September 8, 2006 represented 18.6% of the outstanding voting power of the Company, in favor of the merger, unless the merger agreement has been terminated.

Q.	Who is entitled to vote at the special meeting?

A.	All holders of Reynolds Class A common shares or Class B common shares at the close of business on the record date, September 20, 2006, will be entitled to receive notice of the special meeting and to vote the Reynolds common shares that they held on the record date at the special meeting, or any adjournments or postponements of the special meeting.

Q.	Who can attend the special meeting?

A.	All shareholders as of the record date, or their legally authorized proxies, may attend the special meeting, and each may be accompanied by one guest. Seating, however, is limited. Cameras, recording devices and other electronic devices will not be permitted at the special meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you should bring a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

Q.	Where and when is the special meeting?

A.	The special meeting of shareholders of Reynolds will be held on Monday, October 23, 2006 at 11:00 AM, Eastern Daylight Time. The meeting will be held at The Reynolds and Reynolds Company headquarters located at One Reynolds Way, Dayton, Ohio 45430.

Q.	What do I need to do now?

A.	After carefully reading and considering the information contained in this proxy statement, please submit your proxy as soon as possible. You may submit your proxy by returning the enclosed proxy card. You may also submit your proxy through the Internet or by phone. Details are outlined in the enclosed proxy card. In addition, if you hold your shares through a broker or other nominee, you may be able to submit your proxy through the Internet or by telephone in accordance with instructions your broker or nominee provides. Your proxy materials include detailed information on how to submit your proxy.

Q.	What is the proposed transaction?

A.	The proposed transaction is a merger whereby an indirect, wholly owned subsidiary of UCS will be merged with and into Reynolds. As a result of the merger, Reynolds will become a wholly owned subsidiary of UCS, and Reynolds common shares will cease to be listed on the New York Stock Exchange, will not be publicly traded and will be deregistered under the Exchange Act.

Q.	If the merger is completed, what will I receive for my common shares?

A.	You will receive $40 in cash, without interest, for each Reynolds Class A common share you own. For example, if you own 100 Class A common shares, you will receive $4,000 in cash, without interest, in exchange for your 100 Class A common shares.

You will receive $40 in cash, without interest, for every 20 Reynolds Class B common shares that you own. For example, if you own 100 Class B common shares, you will receive $200 in cash, without interest, in exchange for your 100 Class B common shares.

Q.	Why should you vote your shares in favor of the adoption of the merger agreement?

A.	The Reynolds board of directors unanimously recommend that you vote “FOR” the approval and the adoption of the merger agreement because our board believes that the merger agreement is advisable, fair to and in the best interests of Reynolds and its shareholders. The Reynolds board of directors also recommends that you vote “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of the approval and adoption of the merger agreement at the time of the special meeting. For a more complete description of our board’s reasons for recommending the merger agreement, see pages 18 through 20.

Q.	May I vote in person?

A.	Yes. If your shares are not held in “street name” through a broker or bank you may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card or voting via the Internet or telephone. If your shares are held in “street name,” you must get a proxy from your broker or bank in order to attend the special meeting and vote in person. Even if you plan to attend the special meeting in person, we urge you to complete, sign, date and return the enclosed proxy or vote via the Internet or telephone to ensure that your shares will be represented at the special meeting.

Q.	May I vote via the Internet or telephone?

A.	If your shares are registered in your name, you may vote your shares via the Internet at http://www.eproxy.com/rey/ or by telephone by calling 1-800-560-1965. Proxies submitted via the Internet or telephone must be received by October 20, 12:00 PM (Noon)(CT).

In order to submit a proxy via the Internet or telephone, you must have the enclosed proxy card available and follow the instructions on the proxy card.

If your shares are held in “street name” through a broker or bank, you may vote via the Internet or telephone if your broker or bank provides such a service. To vote via the Internet or telephone through your broker or bank, you should follow the instructions on the voting form provided by your broker or bank.

Q.	What happens if I do not return my proxy card, vote via the Internet or telephone or attend the special meeting and vote in person?

A.	Because the affirmative vote of two-thirds of the combined voting power of the shares of Reynolds Class A common stock and Class B common stock (voting as a single class) outstanding as of the close of business on the record date is needed to approve and adopt the merger agreement, the failure to submit your proxy or vote in person will have the same effect as a vote against the adoption of the merger agreement. Abstentions and broker non-votes also will have the same effect as a vote against the adoption of the merger agreement. Broker non-votes will not apply to the proposal to adjourn or postpone the special meeting. Abstentions will count as votes cast against the proposal to adjourn or postpone the special meeting, since this vote is based on the number of shares represented at the special meeting. Accordingly, the Reynolds board of directors urges you to complete, date, sign and return the accompanying proxy card, or to submit a proxy by telephone or through the Internet by following the instructions included with your proxy card, or, in the event you hold your shares through a broker or other nominee, by following the separate voting instructions received from your broker or nominee.

In order for the special meeting to be adjourned or postponed, if necessary or appropriate, to permit further solicitation of proxies on the proposal to approve and adopt the merger agreement, the affirmative votes of a majority of the outstanding shares of the Reynolds Class A common shares and Class B common shares represented at the special meeting, whether in person or by proxy, is required.

Q.	May I change my vote after I have voted?

A.	Yes. You may revoke your proxy at any time before it is voted, except as otherwise described below. If you do not hold your shares through a broker or other nominee, you may revoke your proxy before it is voted by:

• giving notice of revocation to our Secretary in writing or in a verifiable communication which is dated a later date than your proxy;

• submitting a duly executed proxy bearing a later date;

• submitting a new proxy by telephone or through the Internet at a later time, but not later than 12:00 PM (Noon)(CT) on October 20, 2006 or the business day before the meeting date, if the special meeting is adjourned or postponed; or

• giving notice of revocation in person at the special meeting.

Simply attending the special meeting without voting will not constitute revocation of a proxy. If your shares are held in street name, you should follow the instructions of your broker or nominee regarding revocation of proxies. If your broker or nominee allows you to submit a proxy by telephone or the Internet, you may be able to change your vote by submitting a proxy again by the telephone or the Internet.

Q.	If my broker or bank holds my shares in “street name,” will my broker or bank vote my shares for me?

A.	Your broker or bank will not be able to vote your shares without instructions from you. You should instruct your broker or bank to vote your shares following the procedure provided by your bank or broker. Without instructions, your shares will not be voted, which will have the same effect as if you voted “AGAINST” adoption of the merger agreement.

Q.	Will I have the right to have my shares appraised if I dissent from the merger?

A.	Yes, you will have dissenters’ rights. If you wish to exercise your right to appraisal as a dissenting shareholder, you must not vote in favor of the adoption of the merger agreement, and you must strictly follow the other requirements of Ohio law. A summary describing the requirements you must meet in order to exercise your right to appraisal is in the section entitled “The Merger — Dissenters’ Rights” on page 33 of this proxy statement and in Appendix E.

Q.	How is management going to be compensated in the merger?

A.	For descriptions of certain compensation arrangements, please see the section entitled “The Merger — Interests of Certain Persons in the Merger” on pages 30 through 33 of this proxy statement.

Q.	When is the merger expected to be completed?

A.	We are working towards completing the merger as quickly as possible. We expect to complete the merger during the last quarter of 2006, but we cannot be certain when or if the conditions to the merger will be satisfied or, to the extent permitted, waived. The merger cannot be completed until a number of conditions are satisfied. The most important condition remaining is the approval and adoption of the merger agreement by Reynolds shareholders at the special meeting. On September 18, 2006, the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the HSR Act).

Q.	Should I send in my share certificates now?

A.	No. Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your share certificates to the paying agent in order to receive your cash

v

payment. You should use the letter of transmittal to exchange share certificates for the cash payment to which you are entitled as a result of the merger. PLEASE DO NOT SEND IN SHARE CERTIFICATES WITH YOUR PROXY.

Q.	Will I owe taxes as a result of the merger?

A.	Yes. The merger will be a taxable transaction for all U.S. holders of Reynolds common shares for United States federal income tax purposes. As a result, the cash you receive in the merger for your Reynolds common shares will be subject to United States federal income tax and also may be taxed under applicable state, local and foreign income and other tax laws. In general, you will recognize gain or loss equal to the difference between the amount of cash you receive in the merger and the aggregate adjusted tax basis of your Reynolds common shares. Gain or loss will be calculated separately for each block of shares converted to cash in the merger. Refer to the section entitled “The Merger — Certain Material U.S. Federal Income Tax Consequences” on pages 28 through 30 of this proxy statement for a more detailed explanation of the tax consequences of the merger. You are urged to consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for Reynolds common shares pursuant to the merger.

Q.	Who can help answer my other questions?

A.	If you have more questions about the merger, need assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or the enclosed proxy card, you should contact MacKenzie Partners, Inc. at (800) 322-2885. If your broker holds your shares, you should also call your broker for additional information.

Q.	Where can I find more information about Reynolds?

A.	We file reports, proxy statements and other information with the Securities and Exchange Commission. The filings are available to the public at the Commission’s website http://www.sec.gov. Our website, http://www.reyrey.com, has copies of these filings as well under the heading “Financial Information.” Our common shares are listed on the New York Stock Exchange under the symbol “REY” and you may inspect our Securities and Exchange Commission filings at the Commission’s public reference facilities and at the offices of the New York Stock Exchange. For a more detailed description of the information available, please see the section entitled “Where You Can Obtain Additional Information” on page 61 of this proxy statement.

FORWARD-LOOKING STATEMENTS
      This proxy statement may contain statements that are not historical facts and are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by their use of the terms: “expect(s),” “intend(s),” “may impact,” “plan(s),” “should,” “believe(s),” “anticipate(s),” “on track,” or similar terms. We or our representatives may also make similar forward-looking statements from time to time orally or in writing. The reader is cautioned that these forward-looking statements are subject to a number of risks, uncertainties, or other factors that may cause (and in some cases have caused) actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

•	the risk that the merger may not be consummated in a timely manner, if at all;

•	Reynolds may be unable to obtain the Reynolds shareholder approval required for the merger;

•	the outcome of any legal proceeding instituted against Reynolds and others in connection with the proposed merger;

•	conditions to the closing of the merger may not be satisfied or the merger agreement may be terminated prior to closing;

•	UCS may be unable to obtain the financing required to pay the merger consideration;

•	the credit ratings of UCS or its subsidiaries may be different from what the parties expect;

•	the businesses of Reynolds may suffer as a result of uncertainty surrounding the merger;

•	the diverting of Reynolds management’s attention from ongoing business operations;

•	the industry may be subject to future regulatory or legislative actions that could adversely affect Reynolds;

•	Reynolds may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks detailed in our current filings with the SEC, including our most recent filings on Form 10-K or Form 10-Q, which discuss these and other important risk factors concerning our operations.
      These factors may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. Our company operates in a continually changing business environment and new factors emerge from time to time. We cannot predict such factors nor can we assess the impact, if any, of such factors on our financial position or our results of operations. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.
      Additional factors that may affect the future results of Reynolds are set forth in its filings with the Securities and Exchange Commission, which are available at www.reyrey.com. Reynolds undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
      All information contained in this proxy statement specifically relating to the identity and nature of the business of UCS and Merger Sub has been supplied by UCS.

SUMMARY
      This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you as a Reynolds shareholder. Accordingly, we encourage you to carefully read this entire document and the documents to which we have referred you.
The Companies (page 12)

The Reynolds and Reynolds Company
One Reynolds Way
Dayton, Ohio 45430
(937) 485-2000
      Reynolds was founded in 1866 and became an Ohio corporation in 1889. We provide integrated computer systems products and related services, documents and financial services to more than 15,000 automobile dealers worldwide.

Universal Computer Systems Holding, Inc.
6700 Hollister
Houston, Texas 77040
(800) 231-6347
      The predecessor to UCS was originally founded in Texas in 1970, and UCS is currently a privately held Delaware corporation which offers a comprehensive solution for the computing and business needs of automobile dealerships and was the first to introduce many of the dealership software applications available today.

Racecar Acquisition Co.
c/o Universal Computer Systems Holding, Inc.
6700 Hollister
Houston, Texas 77040
(800) 231-6347
      Merger Sub is an Ohio corporation and an indirect wholly owned subsidiary of UCS. Merger Sub was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, including arranging the related financing transactions. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.
The Special Meeting (page 8)

Date, Time and Place
      The special meeting will be held on October 23, 2006, at 11:00 AM, Eastern Daylight Time, at The Reynolds and Reynolds Company, One Reynolds Way, Dayton, Ohio 45430.

Matters to be Considered
      You will be asked to consider and vote upon (i) a proposal to approve and adopt the merger agreement, (ii) a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes to approve and adopt the merger agreement at the time of the special meeting and (iii) the transaction of such other business as may properly come before the special meeting. If any other matters are properly presented at the special meeting for action, the persons named in the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.

Record Date and Quorum
      If you own Reynolds common shares at the close of business on September 20, 2006, the record date for the special meeting, you will be entitled to vote at the special meeting. You have one vote for each Reynolds Class A common share or Class B common share owned on the record date. As of September 8, 2006, there were 65,378,095 Class A common shares outstanding and 13,500,000 Class B common shares outstanding.

Required Vote
      Adoption of the merger agreement requires the affirmative vote of two-thirds of the combined voting power of the Reynolds Class A common shares and Class B common shares (voting as a single class) outstanding as of the close of business on the record date.
      Because the affirmative vote of two-thirds of the combined voting power of the shares of Reynolds Class A common stock and Class B common stock (voting as a single class) outstanding as of the close of business on the record date is needed to adopt the merger agreement, the failure to submit your proxy or vote in person will have the same effect as a vote against the adoption of the merger agreement. Abstentions and broker non-votes also will have the same effect as a vote against the adoption of the merger agreement. Broker non-votes will not apply to the proposal to adjourn or postpone the special meeting. Abstentions will count as votes cast against the proposal to adjourn or postpone the special meeting, since this vote is based on the number of shares represented at the special meeting. Accordingly, the Reynolds board of directors urges you to complete, date, sign and return the accompanying proxy card, or to submit a proxy by telephone or through the Internet by following the instructions included with your proxy card, or, in the event you hold your shares through a broker or other nominee, by following the separate voting instructions received from your broker or nominee.
      In order for the special meeting to be adjourned or postponed, a majority of the combined voting power of the Reynolds Class A common shares and Class B common shares represented at the meeting (voting as a single class) is required.
      In connection with the transactions contemplated by the merger agreement, Mr. Richard H. Grant III and Mr. Finbarr J. O’Neill have entered into voting agreements with UCS and Merger Sub, pursuant to which they have undertaken to vote certain shares upon which they have voting power, and which, as of September 8, 2006, represented 18.6% of the outstanding voting power of the Company in favor of the merger, unless the merger agreement has been terminated.

Voting by Proxy
      If you are a registered shareholder (that is, if you hold your Reynolds common shares in certificate form) or if you own Reynolds common shares through your participation in Reynolds’ Employee Stock Purchase Plan or Dividend Reinvestment Plan, you may submit your proxy by returning the enclosed proxy, or by telephone or through the Internet by following the instructions included with the enclosed proxy.
      If you hold your shares through a broker or other nominee, you should follow the separate voting instructions, if any, provided by the broker or other nominee with the proxy statement. Your broker or nominee may provide proxy submission through the Internet or by telephone. Please contact your broker or nominee to determine how to vote.
      If you hold shares of restricted stock under the 2004 Executive Stock Incentive Plan or the REYShare Plus Plan, your shares will be voted by the previously appointed proxy. Restricted stock units have no voting rights.

Revocability of Proxy
      You may revoke your proxy at any time before it is voted, except as otherwise described below. If you do not hold your shares through a broker or other nominee, you may revoke your proxy before it is voted by:

•	Giving notice of revocation to our Secretary in writing or in a verifiable communication which is dated a later date than your proxy;

•	submitting a duly executed proxy bearing a later date;

•	submitting a new proxy by telephone or through the Internet at a later time, but not later than 12:00 p.m. (Noon) (CT) on October 20, 2006 or the business day before the meeting date, if the special meeting is adjourned or postponed; or

•	giving notice of revocation by voting in person at the special meeting.

      Simply attending the special meeting without voting will not constitute revocation of a proxy. If your shares are held in street name, you should follow the instructions of your broker or nominee regarding revocation of proxies. If your broker or nominee allows you to submit a proxy by telephone or the Internet, you may be able to change your vote by submitting a proxy again by the telephone or the Internet.

Shares Owned by Reynolds Directors and Executive Officers (page 11)
      As of September 8, 2006, our directors and executive officers owned approximately 18.5% of the outstanding Reynolds common shares (including options exercisable within 60 days).
The Merger (page 12)

Background of the Merger (page 12)
      A description of the process we undertook which led to the proposed merger, including our discussions with UCS, is included in the proxy statement under “The Merger — Background of the Merger.”

Reasons for the Merger; Recommendation of the Board of Directors (page 18)
      Our board of directors has approved the merger agreement and determined that the merger agreement is advisable, fair to and in the best interests of Reynolds and its shareholders. Our board recommends that shareholders vote “FOR” approval and adoption of the merger agreement at the special meeting. Our board also recommends that you vote “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of the approval and adoption of the merger agreement at the time of the special meeting.

Structure of the Merger (page 37)
      Upon the terms and subject to the conditions of the merger agreement, Merger Sub, a subsidiary of UCS, will be merged with and into Reynolds. As a result of the merger, we will become a wholly owned subsidiary of UCS.

Merger Consideration (page 37)
      In the merger, you will receive $40 in cash for each Reynolds Class A common share you hold immediately prior to the merger, without interest. You will also receive $40 in cash for every 20 Reynolds Class B common shares that you hold immediately prior to the merger, without interest. Reynolds stock options will become vested and will be exercisable solely for the right to receive a cash payment equal to the excess, if any, of $40 per share over the exercise price of the option, multiplied by the number of shares subject to the option (less any applicable tax withholding). Restricted stock outstanding immediately prior to the merger will automatically become fully vested and free of any forfeiture or holding restrictions (based on a deemed achievement of performance awards at target levels) and each such restricted share will be considered an outstanding Class A common share of Reynolds, including the right to receive a cash payment equal to $40 per share (less applicable tax withholding).

Financing (page 49)
      UCS and the investor group expect the funds necessary to consummate the merger and related transactions (including payment of the aggregate merger consideration and the repayment or refinancing of certain existing indebtedness of both UCS and Reynolds) to be funded by (a) approximately $2.96 billion of debt and equity financing consisting of the following: (i) borrowings by UCS or its wholly owned subsidiary under a new senior secured first lien credit facility, (ii) borrowings by UCS or its wholly owned subsidiary under a new senior secured second lien credit facility, (iii) borrowings by UCS or its wholly owned subsidiary under a new senior secured third lien credit facility and (iv) equity financing as described in the section entitled “The Merger — Financing — The Equity Financing,” and (b) cash on the balance sheet of Reynolds and UCS. For a more detailed description of the financing, please see the section entitled “The Merger — Financing” on pages 27 through 28 of this proxy statement.

Conditions to the Merger (page 51)
      Before the merger can be completed, a number of conditions must be satisfied. These include:

•	adoption of the merger agreement by two-thirds of the combined voting power of the outstanding Reynolds Class A common shares and Class B common shares (voting as a single class);

•	any applicable waiting period (or any extension) under the HSR Act has been terminated or has expired;

•	the absence of any legal prohibitions against the merger;

•	material compliance with our representations and warranties and agreements under the merger agreement; and

•	other customary conditions specified in the merger agreement.
      On September 18, 2006 the Federal Trade Commission granted early termination of the waiting period under the HSR Act with respect to the merger. We expect to complete the merger shortly after all of the other conditions to the merger have been satisfied or waived. We expect to complete the merger during the fourth quarter of 2006, but we cannot be certain when or if the conditions will be satisfied or, to the extent permitted, waived.

Opinion of JPMorgan (page 20 and Appendix D)
      J.P. Morgan Securities Inc., or JPMorgan, has delivered its opinion, dated August 7, 2006, to the Reynolds board of directors that, as of such date, the consideration to be received by the holders of Reynolds Class A common shares (including, for that purpose, any of the Company’s Class B common shares, assuming conversion of the Company’s Class B common shares into Class A common shares, in accordance with their terms) in the merger was fair, from a financial point of view, to such holders.
      The full text of the JPMorgan opinion is attached to this proxy statement as Appendix D. Shareholders are urged to read the JPMorgan opinion in its entirety. JPMorgan provided its opinion for the information and assistance of Reynolds’ board of directors in connection with its consideration of the proposed merger. The JPMorgan opinion addresses only the fairness, from a financial point of view, as of the date of such opinion, of the consideration to be received by the holders of the Class A common shares in the proposed merger, and does not address any other aspect of the merger nor any other matter. The JPMorgan opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the merger or any other matter and should not be relied upon by any shareholder as such.

Termination of the Merger Agreement (page 52)
      We and UCS may agree in writing to terminate the merger agreement at any time without completing the merger, even after our shareholders have adopted it. The merger agreement may also be terminated at any time prior to the effective time of the merger under specified circumstances, including:

•	if the merger is not consummated by February 15, 2007, which we refer to as the outside date, unless the failure is the result of a breach of the merger agreement by the party seeking to terminate the merger agreement (provided that if, on February 15, 2007, all conditions to the merger have been satisfied or waived other than the expiration or termination of the waiting period under the HSR Act or any other similar law, then either party may extend the outside date to the earlier of (i) ten business days after such condition is satisfied or (ii) August 15, 2007) and provided that the outside date may be extended under certain other circumstances;

•	if any governmental entity issues a final order preventing the merger;

•	if our shareholders fail to adopt the merger agreement at the special meeting or an adjournment or postponement of the special meeting;

•	if the other party to the merger agreement has breached or failed to perform in any material respects any of its representations, warranties or covenants, which breach would give rise to a failure of a condition to the terminating party’s obligation to close and cannot be cured by February 15, 2007 (provided that the party seeking termination is not then in material breach of any representation, warranty or covenant);

•	by us, if UCS has failed to obtain the financing by the later of November 16, 2006 and ten business days after all the conditions to the obligations of UCS have been satisfied;

•	by UCS, if our board of directors has (a) withdrawn or modified its approval or recommendation of the merger agreement, (b) failed to recommend to our shareholders that they adopt the merger agreement, or (c) entered into a letter of intent with a third party with regard to any “company acquisition proposal,” as defined in the section entitled “The Merger Agreement — Termination of the Merger Agreement,” or failed to reject a tender offer by a third party; and

•	if, prior to receipt of the Reynolds shareholder approval, our board of directors has received a “company superior proposal”, as defined in the section entitled “The Merger Agreement — Termination of the Merger Agreement”, and the board of directors and Reynolds have satisfied each of the prerequisite steps for terminating the agreement.

Termination Fees if the Merger Is Not Completed (page 54)
      We must pay UCS a termination fee of $81 million if the merger agreement is terminated under circumstances where UCS had a right to terminate for any of the reasons described in the sixth bullet of the section entitled “— Termination of the Merger Agreement” above.
      If the merger agreement is terminated for any of the reasons described in the first or third bullets of the section entitled “— Termination of the Merger Agreement” above, or if the merger agreement is terminated by UCS because of the Company’s breach or failure to perform its obligations as described in the fourth bullet of the section entitled “— Termination of the Merger Agreement” above, in each case provided we have received a “company acquisition proposal” for 50% of the Company from a third party, we must pay UCS $20,250,000 on the termination of this agreement and, if within 12 months we have entered into a definitive agreement to consummate such “company acquisition proposal” for 50% of the Company, we must pay UCS an additional $60,750,000.
      There are three scenarios under which UCS must pay us fees or damages:

•	if we terminate the merger agreement due to UCS’s failure to obtain the financing under circumstances where UCS is not in breach of certain provisions of the merger agreement or of the financing documents, UCS must pay us a seller expense fee of $81 million;

•	if we terminate the merger agreement due to UCS’s failure to obtain financing under circumstances where they are in breach of certain provisions of the merger agreement or of the financing documents, UCS must pay us a fee of $81 million and we, in addition, may seek damages in an amount of up to an additional $189 million; and

•	under any other circumstances where the first two scenarios are not applicable, we may seek up to $270 million in damages for any breach of the merger agreement by UCS, subject to our right to seek specific performance under certain circumstances.
      In addition, under the second and third scenarios, we may seek specific performance unless UCS cannot obtain financing except on terms materially different in an adverse manner than certain of those available under the financing commitments it received on the date of the merger agreement.

Interests of Certain Persons in the Merger (page 30)
      Our directors and executive officers have interests in the merger that are different from, or in addition to, their interests as Reynolds shareholders. These interests include:

•	Vesting and cash-out of all unvested Reynolds awards, including those held by our directors and executive officers, which based on holdings as of September 8, 2006 would result in an aggregate cash payment to our directors and executive officers of $22,159,016.57.

•	Agreements with our executive officers that provide for change in control severance benefits in the event of certain qualifying terminations of employment in connection with or following the merger. Assuming the merger is completed on September 30, 2006, and qualifying terminations of employment of all executive officers occur on that date, the aggregate cash severance benefit under these agreements would be $17,445,921. Each executive officer would also receive certain ancillary severance benefits and would be eligible for tax gross-up payments in reimbursement for change in control excise taxes imposed on the severance payments and benefits, unless the value of the payments and benefits does not exceed 110% of the maximum amount payable without triggering the excise taxes, in which case the payments and benefits will be reduced to the maximum amount.

•	Reimbursement of relocation expenses for certain officers who were recruited to Dayton, Ohio in 2005, if such officers incur a qualifying termination following the merger.

•	Accelerated distribution and pro-rated vesting of benefits under the Supplemental Retirement Plan.

•	Reynolds directors and officers are entitled to continued indemnification and insurance coverage under the merger agreement.

Governmental and Regulatory Approvals (page 30)
      Under the provisions of the HSR Act, the merger may not be completed until we and UCS have made certain filings with the Federal Trade Commission and the United States Department of Justice and the applicable waiting period has expired or been terminated. On August 18, 2006, we and UCS filed notification reports under the HSR Act with the Federal Trade Commission and the Department of Justice. On September 18, 2006 the Federal Trade Commission granted early termination of the waiting period under the HSR Act with respect to the merger.

Certain Voting Agreements (page 57 and Appendices B and C)
      In connection with the merger, each of Mr. Richard H. Grant III and Mr. Finbarr J. O’Neill have entered into voting agreements with UCS and Merger Sub, pursuant to which each of Mr. Grant and Mr. O’Neill has agreed to vote certain shares upon which he has voting power, and representing, in the aggregate, as of September 8, 2006, 18.6% of the outstanding voting power of the Company, in favor of the merger and the adoption of the merger agreement, and any actions required in furtherance thereof and against any action which is prohibited by the merger agreement or which is intended, or could reasonably be expected, to prevent, impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to UCS or Merger Sub of the merger or approval of any alternate company acquisition proposal.
      The voting agreements will terminate upon the earlier of the termination of the merger agreement in accordance with its terms, the mutual consent of UCS and Mr. Grant or Mr. O’Neill, as the case may be, and the effective time of the merger.

Certain Material U.S. Federal Income Tax Consequences (page 28)
      The merger will be a taxable transaction to U.S. holders of Reynolds common shares for United States federal income tax purposes. For United States federal income tax purposes, you will generally recognize gain or loss from the merger in an amount determined by the difference between the cash you receive in the merger and the aggregate adjusted tax basis in your Reynolds common shares.

Dissenters’ Rights (page 33 and Appendix E)
      Under Ohio law, if you do not vote for adoption of the merger agreement and comply with the other statutory requirements of the Ohio Revised Code (“ORC”), you may elect to receive, in cash, the fair cash value of your shares of stock in lieu of the $40 merger consideration. Fair cash value: (i) will be determined as of the day prior to the special meeting, (ii) will be the amount a willing seller and willing buyer would accept or pay with neither being under compulsion to sell or buy, (iii) will not exceed the amount specified in the shareholder’s written demand, and (iv) will exclude any appreciation or depreciation in market value resulting from the merger.
      To perfect your right to appraisal, you must:

•	not vote your shares of Reynolds common shares in favor of the proposal to approve and adopt the merger agreement at the special meeting;

•	deliver a written demand for payment of the fair cash value of your shares of Reynolds common shares on or before the tenth day following the special meeting; and

•	otherwise comply with the statutory requirements of the ORC.
      Reynolds will not notify shareholders of the expiration of this ten day period. The Reynolds common shares held by any shareholder who desires to demand their dissenters’ rights but fails to perfect or who effectively withdraws or loses the right to appraisal prior to the effective time of the merger will be converted into the right to receive the merger consideration to be received by shareholders under the merger agreement. A copy of Section 1701.85 of the ORC is attached as Appendix E to this proxy statement.

Market Price of Reynolds Class A Common Shares (page 58)
      Our Class A common shares are listed on the New York Stock Exchange under the trading symbol “REY.” On August 3, 2006, the date UCS submitted its $40 per share offer price, Reynolds Class A common shares closed at $35.20 per share. On August 7, 2006, which was the last trading day before Reynolds announced the signing of the merger agreement, the Reynolds Class A common shares closed at $35.08 per share. On September 20, 2006, which was the last trading day before the printing of this proxy statement, Reynolds Class A common shares closed at $39.49 per share.

THE SPECIAL MEETING
General; Date, Time and Place
      This proxy statement is being furnished to Reynolds shareholders as part of the solicitation of proxies by the Reynolds board of directors for use at the special meeting to be held at 11:00 AM, Eastern Daylight Time, on October 23, 2006, at The Reynolds and Reynolds Company, One Reynolds Way, Dayton, Ohio 45430.
Matters to Be Considered
      The purpose of the special meeting will be to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 7, 2006, by and among UCS, Merger Sub and Reynolds, as it may be amended from time to time. In addition, we are also asking for you to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement at the time of the special meeting. If any other matters are properly presented at the special meeting for action, the persons named in the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.
Record Date and Quorum
      The holders of record of Reynolds Class A common shares and Class B common shares as of the close of business on September 20, 2006 will be entitled to receive notice of, and to vote at, the special meeting or any adjournment or postponement thereof. As of September 8, 2006, there were 65,378,095 Reynolds Class A common shares and 13,500,000 Class B common shares outstanding.
      The holders of a majority of the outstanding Reynolds common shares on September 20, 2006, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any Reynolds common shares held in treasury by Reynolds or by any of its subsidiaries are not considered to be outstanding for purposes of determining a quorum. Abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the special meeting, unless the holder is present solely to object at the beginning of the special meeting to the transaction of any business because the meeting is not lawfully called or convened. However, if a new record date is set for the adjourned or postponed special meeting, then a new quorum will have to be established.
Required Vote
      Each outstanding Reynolds Class A common share or Class B common share on September 20, 2006 entitles the holder to one vote at the special meeting. Completion of the merger requires, among other conditions, the adoption of the merger agreement by the affirmative vote of two-thirds of the combined voting power of the Reynolds Class A common shares and Class B common shares (voting as a single class) outstanding as of the close of business on the record date. In the event the special meeting will need to be adjourned or postponed, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement at the time of the special meeting, a majority of the combined voting power of the Reynolds Class A common shares and Class B common shares represented at the meeting (voting as a single class) will be required.
      In order for your Reynolds common shares to be included in the vote, you must submit your proxy for your shares by returning the enclosed proxy, or by telephone or through the Internet by following the instructions included with your proxy card, or you must vote in person at the special meeting. If you hold your shares through a broker or other nominee, you may receive separate voting instructions with the proxy statement. Your broker or nominee may provide proxy submission through the Internet or by telephone. Please contact your broker or nominee to determine how to vote.
      Because the affirmative vote of two-thirds of the combined voting power of the shares of Reynolds Class A common shares and Class B common shares (voting as a single class) outstanding as of the close of business on the record date is needed to approve and adopt the merger agreement, the failure to submit your proxy or vote in person will have the same effect as a vote against the adoption of the merger agreement. Abstentions and broker non-votes also will have the same effect as a vote against the adoption of the merger agreement. Broker non-votes will not apply to the proposal to adjourn or postpone the special meeting. Abstentions will count as votes cast against the proposal to adjourn or postpone the special meeting, since this vote is based on the number of shares represented at the special meeting. Accordingly, the Reynolds board of directors urges shareholders to complete, date, sign and return the accompanying proxy card, or to submit a proxy by telephone or through the Internet by following the instructions included with your proxy card, or, in the event you hold your shares through a broker or other nominee, by following the separate voting instructions received from your broker or nominee.
      In connection with the transactions contemplated by the merger agreement, Mr. Richard H. Grant III and Mr. Finbarr J. O’Neill have entered into voting agreements with UCS and Merger Sub, pursuant to which they have undertaken to vote certain shares upon which they have voting power in favor of the merger and the adoption of the merger agreement, unless the merger agreement has been terminated. As of September 8, 2006, Mr. Grant owned 13,500,000 Reynolds Class B common shares, or approximately 17.1% of the combined voting power of the outstanding Reynolds Class A common shares and Class B common shares (voting as a single class) and Mr. O’Neill was holding a proxy over 1,145,661 Reynolds Class A common shares (including 140,000 Reynolds Class A common shares owned by Mr. O’Neill in the form of restricted shares), or approximately 1.5% of the combined voting power of the outstanding Reynolds Class A common shares and Class B common shares (voting as a single class), which they both have undertaken to vote in favor of the merger and the adoption of the merger agreement. For a description of those voting agreements, please see the section entitled “Voting Agreements” on page 57 of this proxy statement.
Voting by Proxy; Revocability of Proxy
      Each copy of this document mailed to Reynolds shareholders is accompanied by a form of proxy and a self-addressed envelope.
      If you are a registered shareholder (that is, if you hold your Reynolds common shares in certificate form) or if you own Reynolds common shares through your participation in Reynolds’ Employee Stock Purchase Plan or Dividend Reinvestment Plan, you should either complete and return the proxy card accompanying this document, or submit a proxy by telephone or through the Internet by following the instructions included with your proxy card, in each case, to ensure that your vote is counted at the special meeting, or at any adjournment or postponement thereof, regardless of whether you plan to attend the special meeting.
      If you hold your shares through a broker or other nominee, you should follow the separate voting instructions, if any, provided by the broker or other nominee with the proxy statement. Your broker or nominee may provide proxy submission through the Internet or by telephone. Please contact your broker or nominee to determine how to vote.
      You can revoke your proxy at any time before the vote is taken at the special meeting, except as otherwise described below. If you do not hold your shares through a broker or other nominee, you may revoke your proxy before the proxy is voted by:

•	giving notice of revocation to our Secretary in writing or in a verifiable communication which is dated a later date than the proxy;

•	submitting a duly executed proxy bearing a later date;

•	submitting a new proxy by telephone or through the Internet at a later time, but not later than 12:00 PM (noon) (CT) on October 20, 2006 or the business day before the meeting date, if the special meeting is adjourned or postponed; or

•	giving notice of revocation in person at the special meeting; simply attending the special meeting will not revoke an earlier proxy.
      To submit a written notice of revocation or other communications about revoking your proxy, or to request a new proxy card, you should write to:
The Reynolds and Reynolds Company
One Reynolds Way
Dayton, Ohio 45430
Attention: Robert S. Guttman, Secretary
      If your Reynolds common shares are held in street name, you should follow the instructions of your broker or nominee regarding the revocation of proxies. If your broker or nominee allows you to submit a proxy by telephone or the Internet, you may be able to change your vote by submitting a proxy again by the telephone or the Internet.
      All shares represented by valid, unrevoked proxies we receive through this solicitation will be voted in accordance with your instructions on the proxy card. If you vote your Reynolds common shares through the telephone or the Internet, your shares will be voted at the special meeting as instructed.
      If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” the approval and adoption of the merger agreement and “FOR” the approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement. If other matters do properly come before the special meeting, or at any adjournment or postponement thereof, we intend that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card. In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the special meeting, such as a motion to adjourn or postpone in the absence of a quorum or a motion to adjourn or postpone for other reasons, including to solicit additional votes in favor of approval and adoption of the merger agreement. However, proxies that indicate a vote against adoption of the merger agreement will not be voted in favor of any adjournment or postponement of the special meeting for the purpose of soliciting additional votes in favor of the approval and adoption of the merger agreement.
      Shareholders should NOT send share certificates with their proxy cards. If the merger is completed, shareholders of record will receive a letter of transmittal with instructions informing shareholders how to send in any share certificates to the paying agent in order to receive the shareholder’s cash payment. Shareholders should use the letter of transmittal to exchange share certificates for the cash payment to which they are entitled as a result of the merger. PLEASE DO NOT SEND IN SHARE CERTIFICATES WITH THE PROXY.
Effect of Abstentions and Broker Non-Votes
      Absent specific instructions from the beneficial owner of shares, brokers may not vote the shares with respect to the approval and the adoption of the merger agreement. For purposes of determining approval and adoption of the merger agreement, abstentions and broker non-votes will have the same effect as a vote against the merger agreement. Broker non-votes will not apply to the proposal to adjourn or postpone the special meeting. Abstentions will count as votes cast against the proposal to adjourn or postpone the special meeting, since this vote is based on the number of shares represented at the special meeting.

Shares Owned by Reynolds Directors and Executive Officers
      As of September 8, 2006, the directors and executive officers of Reynolds owned, in the aggregate, 1,068,746 Reynolds Class A common shares and 13,500,000 Class B common shares (including options exercisable within 60 days), or approximately 18.5% of the combined voting power of the outstanding Reynolds Class A common shares and Class B common shares (voting as a single class).
      In connection with the transactions contemplated by the merger agreement, Mr. Richard H. Grant III and Mr. Finbarr J. O’Neill have entered into voting agreements with UCS and Merger Sub, pursuant to which they have undertaken to vote certain shares upon which they have voting power and which, as of September 8, 2006, represented 18.6% of the outstanding voting power of the Company common stock, in favor of the merger, unless the merger agreement has been terminated. For a description of those voting agreements, please see the section entitled “Voting Agreements” on page 57 of this proxy statement.
Solicitation of Proxies
      Reynolds will pay for the costs associated with this solicitation. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, Internet, e-mail or telefax, in person or otherwise. These people will not receive any additional compensation for assisting in the solicitation. Reynolds may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our shares. Reynolds will reimburse those organizations and our transfer agent for their reasonable out-of-pocket expenses in forwarding such material. We have also retained MacKenzie Partners, Inc. to aid in the solicitation of proxies for a fee of $12,500 plus out-of-pocket expenses.
Adjournments and Postponements
      Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice, other than by an announcement made at the special meeting. In order for the special meeting to be adjourned or postponed, if necessary or appropriate, to permit further solicitation of proxies on the proposal to approve and adopt the merger agreement, the affirmative votes of a majority of the outstanding shares of the Reynolds Class A common shares and Class B common shares represented at the special meeting, whether in person or by proxy, is required to approve the proposal to adjourn or postpone the special meeting. The officer of Reynolds presiding at the special meeting or a majority of the Reynolds common shares present in person or represented by proxy at the special meeting may adjourn or postpone the special meeting, whether or not a quorum is present. Any signed proxies received by Reynolds will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares to be voted before signing and returning it, your proxy will be voted “FOR” the approval of the adjournment or postponement of the special meeting.
      Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Reynolds shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed, provided that, such revocation is in compliance with the instructions (including as to timing) set forth in the section entitled “— Voting by Proxy; Revocability of Proxy” and the enclosed proxy.

THE MERGER
Introduction
      Reynolds is seeking approval and adoption by its shareholders of the merger agreement, by and among UCS, Merger Sub and Reynolds. In connection with the merger, Reynolds shareholders will receive $40 in cash, without interest, for each share of Reynolds Class A common stock and for every 20 shares of Reynolds Class B common stock outstanding immediately prior to the merger.
The Companies

Reynolds
      Reynolds was formed in 1866 and became an Ohio corporation in 1889. Reynolds provides integrated computer systems products and related services, documents and financial services to more than 15,000 automobile dealers worldwide. Reynolds’ principal executive offices are located at One Reynolds Way, Dayton, Ohio 45430, telephone (937) 485-2000.

UCS
      The predecessor to UCS was originally founded in Texas in 1970, and UCS is currently a privately held Delaware corporation which offers a comprehensive solution for the computing and business needs of automobile dealerships and was the first to introduce many of the dealership software applications available today. In addition to offering software for all dealership departments, UCS offers professional technicians to install and maintain hardware, support personnel and on-site consulting to help maximize software utilization. UCS’s principal executive offices are located at 6700 Hollister, Houston, Texas 77040, telephone (800) 231-6347.

Merger Sub
      Merger Sub is an Ohio corporation and an indirect wholly owned subsidiary of UCS. Merger Sub was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, including arranging the related financing transactions. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. The mailing address of Merger Sub’s principal executive offices is Racecar Acquisition Co., c/o Universal Computer Systems Holding, Inc., 6700 Hollister, Houston, Texas 77040, telephone (800) 231-6347.
Background of the Merger
      As part of its ongoing strategic planning process, the management and board of Reynolds review the Company’s competitive position in the industry, industry trends, and potential strategic initiatives, including mergers, acquisitions and dispositions. In that connection, it was the Company’s practice to carefully consider any viable alternatives or strategic options that might be presented.
      We first learned of UCS’s interest in a possible transaction on October 7, 2005, when a representative of Credit Suisse Securities (USA), LLC, or Credit Suisse, financial advisor to UCS, advised Mr. Philip A. Odeen, Chairman of the Reynolds board, that UCS was interested in a possible transaction and that a senior official of UCS would be in contact with Mr. Finbarr J. O’Neill, President and Chief Executive Officer of Reynolds. The Company had not received any expressions of interest in an acquisition of the Company in the prior three-year period.
      On October 11, 2005, Mr. Robert T. Brockman, Chairman and CEO of UCS called Mr. O’Neill to describe UCS’s interest in Reynolds. Mr. Brockman stated that UCS was interested in engaging in a business combination with Reynolds that would result in shareholders of Reynolds receiving $33 to $35 per share in cash, which represented a premium of 22.6% to 30.1% to Reynolds’ closing stock price on October 10, 2005, the prior trading day. Mr. Brockman stated that it would be UCS’s intent that, as part of any such transaction, Reynolds’ headquarters would remain in Dayton, Ohio. Mr. Brockman said that UCS had retained financial and legal advisors. Mr. Brockman also discussed UCS’s products and services. Mr. O’Neill said that he would consider UCS’s interest.
      On October 12, 2005, Mr. O’Neill informed members of the Reynolds board of UCS’s interest in a possible transaction and stated that management was selecting financial and legal advisors to advise Reynolds in connection with a possible transaction.
      On October 13, 2005, Reynolds formally engaged Wachtell, Lipton, Rosen & Katz to act as its legal advisor in connection with a possible transaction. Reynolds also engaged JPMorgan on the same date to act as its financial advisor in connection with a possible transaction. Later that day, Reynolds management met with its legal advisors to discuss the Company’s legal and strategic alternatives.
      On October 17, 2005, the Reynolds board held a telephonic board meeting to discuss UCS’s interest in a possible transaction with the Company. Reynolds’ legal advisors discussed the fiduciary duties of the board, and described certain Ohio statutory provisions and certain aspects of the Company’s governing documents. JPMorgan and the Company’s legal advisors then discussed with the board certain considerations related to UCS’s interest in a possible transaction with the Company. The Company’s management discussed with the board the Company’s financial performance and the status of the Company’s response to comments from the Staff of the Securities and Exchange Commission’s Division of Corporation Finance pertaining to the Company’s classification of auction rate securities, the two-class method of earnings per share and its revenue recognition policy.
      On October 25, 2005, at the request of Mr. Brockman, Mr. O’Neill met with Mr. Brockman. Mr. Brockman further expressed UCS’s interest in a possible transaction with the Company. Mr. Brockman reiterated that UCS was interested in engaging in a business combination with Reynolds that would result in shareholders of Reynolds receiving $33 to $35 per share in cash. Mr. O’Neill stated that the Reynolds board supported management’s overall strategic plans for the Company. Mr. O’Neill further stated that the Reynolds board was scheduled to meet on November 14, 2005.
      On October 27, 2005, Reynolds announced expected earnings for the fourth quarter of fiscal year 2005 and full year fiscal year 2005. The Company also announced that the Company was in the process of responding to comments received from the Staff of the Securities and Exchange Commission’s Division of Corporation Finance pursuant to a review of the Company’s annual report on Form 10-K for the period ended September 30, 2004, and quarterly reports on Forms 10-Q for the periods ended December 31, 2004, March 31, 2005, and June 30, 2005. The Company stated that the comments from the Staff of the Securities and Exchange Commission’s Division of Corporate Finance pertained to the Company’s classification of auction rate securities, the two-class method of earnings per share and its revenue recognition policy. The Company further stated that as a result of the pending restatement adjustments regarding the classification of auction rate securities, the Company’s previously issued consolidated financial statements should no longer be relied upon.
      On November 1, 2005, Mr. Brockman called Mr. O’Neill and informed Mr. O’Neill that he would likely send a letter outlining UCS’s proposal for a possible transaction with Reynolds.
      On November 3, 2005, UCS submitted a written preliminary non-binding proposal to enter into a transaction with Reynolds for $33 to $35 per share in cash. The preliminary proposal stated that it was based upon publicly available information and was subject to due diligence and the negotiation and execution of definitive transaction documentation. The preliminary proposal stated that UCS had been working with its financial advisors to evaluate the possible transaction and the associated financing, and that UCS was highly confident that the possible transaction could be financed. The preliminary proposal also stated that the combined company would be named The Reynolds and Reynolds Company. The preliminary proposal further stated that UCS had taken all precautions to keep UCS’s proposal confidential, expected Reynolds to do the same, and that UCS was only interested in moving forward on an exclusive basis. The preliminary proposal stated that it would expire on November 18, 2005.

      On November 14, 2005, the Reynolds board held a meeting to discuss UCS’s written preliminary non-binding proposal. Reynolds’ legal advisors again discussed the fiduciary duties of the board. Reynolds’ financial advisors discussed with the board the financial background of the Company, the industry in which the Company operates and certain financial analyses regarding the possible transaction. The Company’s financial and legal advisors then discussed with the board certain considerations related to UCS’s interest in a possible transaction with the Company.
      On November 16, 2005, Reynolds responded to UCS in writing and stated that the Reynolds board concluded, after careful consideration, including a thorough evaluation with financial and legal advisors, that it was not interested in pursuing, on an exclusive basis, the process of diligence and negotiation suggested by UCS, with its attendant risks and uncertainties. The written response further stated that Reynolds was confident that aggressively executing its plans was in the best interests of Reynolds and its shareholders. Mr. O’Neill informed Mr. Brockman that the Company’s financial advisors had advised the Company that, given the uncertainties concerning the Company’s financial reports, that they did not believe UCS’s equity sponsors or lenders were likely to commit funds at that time.
      On December 1, 2005, UCS submitted a second written preliminary non-binding proposal to engage in a business combination with Reynolds that would result in shareholders of Reynolds receiving $33 to $35 per share in cash. The preliminary proposal stated that UCS was prepared to proceed on a non-exclusive basis and that UCS remained highly confident, notwithstanding Reynolds’ comments from the Staff of the Securities and Exchange Commission’s Division of Corporate Finance, in its ability to finance a business combination transaction with the Company. The preliminary proposal was based upon publicly available information and was subject to due diligence and the negotiation and execution of deal documentation. The preliminary proposal stated that it would expire on December 5, 2005.
      On December 3, 2005, at the direction of Reynolds, representatives of JPMorgan contacted Credit Suisse and stated that Reynolds needed written assurance that financing a potential transaction was possible and to understand UCS’s plans with respect to the risk that public disclosure of UCS’s preliminary proposal could disrupt the Company’s business. A representative of Credit Suisse responded that the Company’s representatives could meet with representatives of Credit Suisse to discuss financing for the transaction. A representative of Credit Suisse inquired as to the offer price at which the Company would be willing to enter into a transaction, to which JPMorgan responded that the board had not determined whether to pursue any transaction.
      On December 3, 2005, the Reynolds board held a telephonic board meeting during which Mr. O’Neill summarized UCS’s preliminary proposal. JPMorgan discussed with the board its discussions with Credit Suisse. JPMorgan and the Company’s legal advisors then discussed with the board certain considerations related to UCS’s interest in a possible transaction with the Company. The board determined that it was in the best interests of the Company for JPMorgan to enter into discussions with Credit Suisse for the limited purpose of determining whether a transaction was possible from a financing perspective.
      On December 6, 2005, Credit Suisse and Reynolds entered into a confidentiality agreement. Thereafter, on December 7, 2005, representatives of Reynolds and its financial and legal advisors met with representatives of UCS’s financial and legal advisors to discuss matters related to comments received by Reynolds from the Staff of the Securities and Exchange Commission’s Division of Corporate Finance. UCS did not participate in the discussion.
      Later in the day on December 7, 2005, a representative of UCS, the financial advisors of UCS and JPMorgan met to discuss the financeablity of a possible transaction and an overview of UCS’s businesses. UCS and JPMorgan were unable to agree upon the terms of a confidentiality agreement. Reynolds did not participate in the discussion.
      On December 8, 2005, management of Reynolds updated members of the Reynolds board with respect to, among other things, discussions among UCS, Reynolds and their respective advisors.
      On December 12, 2005, the Reynolds board held a telephonic board meeting. During the meeting, management of the Company and JPMorgan discussed with the board the targeted due diligence that

Credit Suisse would conduct on the Company’s financial statements in the event UCS and the Company entered into a confidentiality agreement. Management of the Company and JPMorgan also discussed with the board potential alternative bidders for the Company. JPMorgan and the Company’s legal advisors then discussed with the board certain considerations related to UCS’s interest in a possible transaction with the Company, including the continuing concern with UCS’s ability to finance a potential transaction with the Company and the concern that a public proposal by UCS of its preliminary proposal to engage in a business combination with Reynolds would be disruptive to the Company’s business.
      On December 15, 2005, Reynolds announced that it had notified the Securities and Exchange Commission that it would delay filing its annual report on Form 10-K for the fiscal year ended September 30, 2005.
      On December 20, 2005, UCS wrote a letter dated December 21, 2005 to Reynolds stating that it was aware of Reynolds’ announcement regarding its deal with General Motors and its announcement regarding matters related to comments received from the Staff of the Securities and Exchange Commission’s Division of Corporate Finance. UCS stated that notwithstanding the announcements, UCS remained very interested in pursuing a transaction with Reynolds. UCS further stated that it would continue to monitor the situation and that it remained open to begin a dialogue between the UCS team and the Reynolds team.
      On December 20, 2005, management of Reynolds updated the members of the Reynolds board with respect to, among other things, timing considerations related to the Company’s delay in filing its Form 10-K for the period ended September 30, 2005 and communications received from UCS.
      On December 23, 2005, Reynolds responded to UCS in writing and stated that, among other things, despite meetings between their respective financial advisors, UCS’s advisors had given Reynolds no basis to change its position with respect to UCS’s letter dated December 1, 2005.
      On January 5, 2006, the Reynolds board held a meeting, and discussed among other things, certain timing and other consideration regarding UCS’s interest in Reynolds.
      From January 2006 through May 2006, there were occasional informal non-substantive conversations between Mr. Brockman and Mr. O’Neill, during which Mr. Brockman expressed UCS’s continued interest in Reynolds.
      On May 15, 2006, Reynolds announced the filing of its annual report on Form 10-K for the fiscal year ended September 30, 2005. The Company also announced the completion of both the review of Staff of the Securities and Exchange Commission’s Division of Corporate Finance of the Company’s financial reports and management’s review of its revenue recognition policy.
      In mid-May 2006, representatives of UCS contacted representatives of Reynolds and expressed UCS’s continued interest in pursuing a possible transaction with Reynolds.
      On May 17, 2006, at the request of Mr. Brockman, Mr. O’Neill and Mr. Richard H. Grant, III, a shareholder and member of the Reynolds board, agreed to meet with Mr. Brockman. On May 26, 2006, Reynolds agreed to enter into a confidentiality agreement with UCS, the terms of which governed disclosures which would be made by UCS to Reynolds.
      On May 31, 2006, at the request of Mr. Brockman, Mr. O’Neill and Mr. Grant met with Mr. Brockman. Mr. Brockman discussed the financial performance of the Company, the status of his contemplated financing, UCS and Reynolds products, Dayton, Ohio as the headquarters for Reynolds following any potential transaction, and the possibility for synergies from any potential transaction. Mr. Brockman stated that UCS was prepared to enter into a business combination with Reynolds for $35-$37 per share in cash.
      On June 1, 2006, UCS submitted a written preliminary non-binding proposal to engage in a business combination with Reynolds for that would result in shareholders of Reynolds receiving $37 per share in cash. The preliminary proposal stated that based upon UCS’s equity and debt financing sources, UCS was highly confident that a cash transaction could be accomplished. The preliminary proposal was based upon publicly available information, and was subject to due diligence and the negotiation and execution of deal documentation. The preliminary proposal further stated that UCS had taken all precautions to keep UCS’s proposal confidential, expected Reynolds to do the same, and that UCS was only interested in moving forward on an exclusive basis. The preliminary proposal stated that it would expire on June 7, 2006.
      On June 2, 2006, Mr. O’Neill had a conversation with Mr. Brockman during which Mr. O’Neill stated that Reynolds regarded UCS’s preliminary proposal as serious and that the Company board was scheduled to meet on June 12, 2006. Neither Mr. O’Neill nor Mr. Brockman discussed the June 7, 2006 deadline in UCS’s preliminary proposal.
      On June 12, 2006, the Reynolds board held a telephonic board meeting during which Mr. O’Neill summarized UCS’s June 1, 2006 preliminary proposal. Reynolds’ legal advisors again discussed the fiduciary duties of the board. JPMorgan discussed with the board certain financial analyses regarding the possible transaction. The board determined to enter into discussions with UCS, subject to entering into a confidentiality agreement with a standstill provision. The board also authorized the management of the Company and JPMorgan to contact potential alternative bidders on a confidential basis. Following the meeting, Mr. O’Neill wrote a letter to UCS stating that Reynolds would enter into discussions, subject to execution of a confidentiality agreement and that Reynolds would not commit to deal exclusively with UCS.
      On June 15, 2006, Reynolds and UCS entered into a confidentiality agreement that included, among other things, a three-month standstill provision that provided that UCS would not take certain actions with respect to the Company’s securities or assets unless invited by the Reynolds board (but still permitted UCS to submit to Reynolds at any time a confidential proposal with respect to all of the shares of Reynolds for all-cash consideration of at least $37 per share). Thereafter, UCS began to conduct due diligence on the Company and its operations.
      From June 15, 2006 through June 20, 2006, JPMorgan had discussions with nine potential financial bidders and two potential strategic bidders. In assessing the qualifications of potential bidders, the Company and JPMorgan considered a number of factors. For potential financial bidders, these considerations were principally the bidders’ experience in the software industry, previous transactions and financial capacity. For potential strategic bidders, these considerations were principally the expected interest of the potential bidders in entering into a transaction based on the judgment of the Company and JPMorgan, financial capacity of the potential bidders and the risk of transaction related discussions causing material harm to the Company’s business. Of the potential bidders, three ultimately entered into confidentiality agreements with the Company and performed due diligence on the Company.
      On June 22, 2006, Reynolds and potential alternative bidder A entered into a confidentiality agreement that included one-year standstill provision similar to the confidentiality agreement Reynolds entered into with UCS.
      On June 28, 2006, representatives of Reynolds and its financial and legal advisors conducted management presentations for representatives of UCS and its financial and legal advisors. During the management presentations, representatives of Reynolds discussed the Company’s strategic vision, operating units, international operations and financial performance. Thereafter, representatives of Reynolds and its financial advisors met with representatives of UCS and its financial advisors to provide additional information about the Company and to discuss certain aspects of a possible transaction.
      On June 29, 2006, Reynolds and potential alternative bidder B entered into a confidentiality agreement that included a one-year standstill provision similar to the confidentiality agreement Reynolds entered into with UCS.
      On July 5, 2006, Reynolds and potential alternative bidder C entered into a confidentiality agreement that included a one-year standstill provision similar to the confidentiality agreement Reynolds entered into with UCS.

      All three potential alternative bidders attended Company management presentations and conducted due diligence on the Company and its operations.
      On July 13, 2006, the Reynolds board held a telephonic board meeting during which management of the Company discussed with the board its enhanced shareholder value plan known as Project Titan, including the areas where costs would be reduced and the associated savings in each case. The board also discussed certain matters regarding the Company’s retirement programs. JPMorgan then discussed with the board the status of discussions with UCS and the potential alternative bidders.
      On July 16, 2006, the Company submitted to UCS and three other potential alternative bidders a letter outlining the process for submitting final proposals to enter into a business combination with the Company. The process letter also included a draft merger agreement prepared by the Company’s legal advisors. The process letter stated that final proposal to enter into a business combination with the Company were due, along with comments on the draft merger agreement, no later than August 3, 2006. Thereafter, UCS and the other potential alternative bidders continued to conduct due diligence on the Company and its operations.
      On July 18, 2006, potential alternative bidders A and B declined to continue in proposal process, but requested to be kept apprised of any developments.
      On July 21, 2006, Reynolds announced financial performance for the third quarter of fiscal year 2006. The Company also announced its enhanced shareholder value plan. In connection with UCS’s due diligence on the Company, the Company provided UCS with certain financial information consistent with the financial information announced by the Company in connection with the enhanced shareholder value plan. Such information was provided to each of the other potential alternative bidders.
      On July 21, 2006, management of Reynolds updated the Reynolds board with respect to, among other things, the status of the proposal process, due diligence process and communications with UCS.
      On July 31, 2006, at the request of Mr. Brockman, Mr. O’Neill met with Mr. Brockman. During the meeting, Mr. Brockman discussed with Mr. O’Neill UCS’s business model for the combined company, expected synergies from the potential transaction, expected revenue growth for the combined company, UCS and Reynolds products, and management retention.
      On July 31, 2006, potential alternative bidder C informed JPMorgan that it would not submit a proposal to enter into a business combination with the Company.
      On August 2, 2006, potential alternative bidders A and B informed JPMorgan that they would not submit proposals to enter into a business combination with the Company as they were unable to offer a premium to the market price of $35.37.
      On August 3, 2006, UCS submitted a written proposal to enter into a business combination with Reynolds for $40 per share in cash. The proposal included a revised draft of the merger agreement, draft copies of UCS’s debt and equity commitment letters and draft voting agreements to be entered into by Mr. O’Neill and Mr. Grant, III. (UCS required execution of the voting agreements as a condition to entering into the merger agreement.) The proposal noted that diligence could be completed quickly and that the UCS board had approved submission of the proposal.
      On August 4, 2006, the Reynolds board held a telephonic board meeting to discuss UCS’s written proposal. The Company’s legal advisors reviewed the material terms of the voting agreements, the merger agreement and UCS’s debt and equity commitment letters.
      From August 4, 2006 through August 7, 2006, Reynolds’ legal and financial advisors negotiated with UCS’s legal and financial advisors regarding the voting agreements, merger agreement, the terms of the financing commitment letters, and employment agreements.
      On August 7, 2006, the Reynolds board held a meeting to discuss, among other things, UCS’s August 3, 2006 written proposal. Management of Reynolds reviewed with the board an overview of the Company’s strategic plans and financial performance. The Reynolds compensation committee then discussed with the Company’s legal advisors certain compensation matters, including agreements with certain of our executive officers that provide for change of control severance benefits under certain circumstances, see “— Interests of Certain Persons in the Merger.” Thereafter, the compensation committee approved and recommended to the board for approval, and the board approved, the change in control employment agreements. The Company’s legal advisors reviewed the material terms of the voting agreements and the merger agreement, including with respect to the transaction structure, closing conditions, material adverse effect definition, termination rights and fees, representations and warranties, interim operating covenants, and other covenants, including non-solicitation provisions. JPMorgan reviewed its presentation with the Reynolds board and delivered orally its opinion, later confirmed in writing, as described under “— Opinion of JPMorgan,” that as of August 7, 2006, the consideration to be paid to the holders of Reynolds Class A common shares (including, for that purpose, any of the Company’s Class B common shares assuming conversion of the Company’s Class B common shares into Class A common shares, in accordance with their terms) in the proposed merger was fair, from a financial point of view, to such holders. The full text of JPMorgan’s opinion is attached as Appendix D. Following further deliberation, and based upon the discussions with their advisors over this period, and the factors set forth under “— Reasons for the Merger; Recommendation of the Board of Directors,” the Reynolds compensation committee of the board passed resolutions approving changes to certain of the Company’s benefit plans, as contemplated by the merger agreement, and the Reynolds board unanimously passed resolutions approving the voting agreements, the merger agreement, the merger and the other transactions contemplated by the merger agreement. Later that evening, Reynolds executed the merger agreement and the amendment to the Reynolds rights agreement. Early the next morning, Reynolds and UCS announced the transaction.
Reasons for the Merger; Recommendation of the Board of Directors
      At its meeting on August 7, 2006, the Reynolds board of directors unanimously determined that the merger agreement is advisable, fair to, and in the best interests of Reynolds and its shareholders and approved the merger agreement. Accordingly, the Reynolds board of directors recommends that shareholders vote “FOR” approval and adoption of the merger agreement at the special meeting. The Reynolds board of directors also recommends that you vote “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of the approval and adoption of the merger agreement at the time of the special meeting.
      In reaching its decision to approve the merger agreement and to recommend that Reynolds shareholders vote to approve and adopt the merger agreement, the Reynolds board considered a number of factors, including the following material factors:

•	Reynolds board’s familiarity with, and presentations by Reynolds’ management and financial advisors regarding, the business, operations, properties and assets, financial condition, business strategy, and prospects of Reynolds (as well as the risks involved in achieving those prospects), the nature of the industry in which Reynolds competes, industry trends, and economic and market conditions, both on a historical and on a prospective basis;

•	the potential shareholder value that could be expected to be generated from remaining independent and pursuing other restructuring alternatives, as well as the risks and uncertainties associated therewith;

•	the results of the market check conducted by the Reynolds board and the fact that no other party indicated a willingness to bid at the price level proposed by UCS;

•	the market prices of our Class A common shares, and the fact that the $40 per share to be paid for each Class A common share in the merger represents a premium of 13.1% to the closing price of our common shares on August 2, 2006 a premium of 34.1% to the average closing price for the three months ended August 2, 2006 and a premium of 40.3% to the average closing price for the twelve months ended August 2, 2006;

•	the financial presentations of JPMorgan and its opinion that, as of August 7, 2006, the consideration to be paid to the holders of Reynolds Class A common shares in the merger was fair, from a financial point of view, to such holders (see “— Opinion of JPMorgan”);

•	the current and historical market prices of Reynolds common shares relative to those of other industry participants and general market indices;

•	the fact that the merger consideration is all cash, which provides certainty of value to our holders of common shares;

•	the belief of the board, after consulting with management regarding the discussions and negotiations conducted with UCS, that management had obtained the highest price per share that UCS is willing to pay, noting the fact that the $40 per share price constitutes a significant increase from the price contemplated by UCS in its initial indication of interest in October of 2005 and its subsequent indication of interest in May of 2006;

•	the fact that significant shareholders are in favor of the transaction, as indicated by the voting agreements;

•	the fact that the approval of two-thirds of the combined voting power of the voting stock of Reynolds outstanding as of the close of business on the record date is required for approval of the transaction;

•	the fact that Reynolds shareholders who dissent from the merger will have dissenters’ rights (see “— Dissenters’ Rights,” page 33);

•	the fact that the merger is not conditioned on the ability of UCS to obtain financing, as well as the provision by UCS of certain executed equity and debt commitment letters in full force and effect, the obligation of UCS to use its reasonable best efforts to obtain the financing and the obligation of UCS to pay us an $81 million fee if it fails to effect the closing because of a failure to obtain the financing;

•	the $270 million cap on our liability for any breaches of the merger agreement, other than for fraud, and our ability to enforce specifically (except in certain circumstances) the terms and provisions of the merger agreement to prevent breaches of the merger agreement as well as to seek damages of up to $270 million from UCS in the event of a breach;

•	the terms of the merger agreement which provide that under certain circumstances, and subject to certain conditions, we can furnish information to and conduct negotiations with a third party, terminate the merger agreement, and enter into an agreement relating to a company superior proposal;

•	the belief that the $81 million termination fee that would be payable in connection with the termination of the merger agreement and entry into a company superior proposal (representing approximately 3% of the aggregate equity value of UCS’s proposal) was reasonable in the context of break-up fees that were payable in other transactions and would not preclude another party from making a competing proposal; and

•	the other terms of the merger agreement, as reviewed by the Reynolds board with its legal advisors (see “The Merger Agreement”).
      The Reynolds board also considered potential drawbacks or risks relating to the merger, including the following material risks and factors:

•	the fact that the all-cash price would not allow our shareholders to participate in any future growth of the combined entity;

•	the fact that gains from an all-cash transaction would generally be taxable to shareholders for United States federal income tax purposes (see “— Certain Material U.S. Federal Income Tax Consequences,” page 28);

•	the possibility that an antitrust authority may seek to impose conditions on or enjoin or otherwise prevent or delay the merger;

•	the risks and costs to Reynolds if the merger does not close, including the diversion of management and employee attention, employee attrition and the effect on business and customer relationships;

•	the interests of Reynolds’ officers and directors in the merger described under “— Interests of Certain Persons in the Merger”;

•	the restrictions on the conduct of Reynolds’ business prior to the consummation of the merger, requiring Reynolds to conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent Reynolds from undertaking business opportunities that may arise pending completion of the merger;

•	the fact that the damages we can seek from UCS in the event of a breach of the merger agreement, other than for fraud, are capped at $270 million and that our ability to seek specific performance of the merger agreement is limited when financing is not available to UCS; and

•	the possibility that the $81 million termination fee payable under specified circumstances may discourage a competing proposal to acquire Reynolds.
      The foregoing discussion addresses the material information and factors considered by the Reynolds board of directors in its consideration of the merger. In view of the variety of factors and the amount of information considered, the Reynolds board did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. The determination was made after consideration of all of the factors as a whole. In addition, individual members of the Reynolds board may have given different weights to different factors.
      After considering this information, the members of the Reynolds board of directors unanimously approved the merger agreement and recommended that the Reynolds shareholders vote “FOR” the approval and adoption of the merger agreement at the special meeting.
      In the event that there are not sufficient votes to constitute a quorum or approve the merger agreement at the time of the special meeting, the merger agreement cannot be approved unless the special meeting is adjourned or postponed to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Reynolds at the time of the special meeting to be voted for an adjournment or postponement, if deemed necessary or appropriate, we have submitted the question of adjournment or postponement to our shareholders as a separate matter for your consideration. The members of the Reynolds board of directors unanimously recommend that the Reynolds shareholders vote “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of the approval and adoption of the merger agreement at the time of the special meeting. If it is deemed necessary or appropriate to adjourn or postpone the special meeting, no notice of the adjourned or postponed meeting is required to be given to shareholders, other than an announcement at the special meeting of the place, date and time to which the special meeting is adjourned or postponed.
Opinion of JPMorgan
      At the meeting of the Company’s Board held on August 7, 2006, JPMorgan rendered its oral opinion (subsequently confirmed in a writing) to the Reynolds board of directors that, as of that date and based upon and subject to the assumptions, qualifications and limitations set forth therein, the consideration to be received by the holders of the Company’s Class A common shares (including, for that purpose, any of the Company’s Class B Common Shares assuming conversion of the Company’s Class B common shares into Class A common shares, in accordance with their terms) in the proposed merger is fair, from a financial point of view, to such holders. JPMorgan has consented to the inclusion of its opinion as Appendix D to this document.

      The full text of the JPMorgan opinion, dated August 7, 2006, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review undertaken by JPMorgan in rendering its opinion is attached as Appendix D to this document and is incorporated into this document by reference. The summary of the JPMorgan opinion set forth in this document is qualified in its entirety by reference to the full text of the JPMorgan opinion. We urge you to read the JPMorgan opinion carefully and in its entirety. JPMorgan provided its opinion for the information and assistance of the Company’s board of directors in connection with its consideration of the proposed merger. JPMorgan’s written opinion addresses only the fairness, from a financial point of view, as of the date of such opinion, of the consideration to be received by the holders of the Class A common shares in the proposed merger, which was determined in negotiations between the Company and UCS, and does not address any other aspect of the merger nor any other matter. The JPMorgan opinion is not a recommendation to any shareholder as to how such holder should vote with respect to the merger or any other matter and should not be relied upon by any shareholder as such.
      In connection with rendering its opinion, JPMorgan, among other things:

•	reviewed a draft of the merger agreement and voting agreements, dated August 7, 2006;

•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

•	compared the proposed financial terms of the merger with publicly available financial terms of certain transactions involving companies it deemed relevant and the consideration received for such companies;

•	compared the financial and operating performance of the Company with the publicly available information concerning certain other companies it deemed relevant and reviewed the current and historical market prices of the Reynolds Class A common shares and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and

•	performed such other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of its opinion.
      In addition, JPMorgan held discussions with certain members of the management of Reynolds and UCS with respect to certain aspects of the merger, the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters JPMorgan believed necessary or appropriate to its inquiry.
      In giving its opinion, JPMorgan relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with it by the Company or otherwise reviewed by or for JPMorgan. JPMorgan did not conduct nor was it provided with any valuation or appraisal of any assets or liabilities, nor did JPMorgan evaluate the solvency of the Company or UCS under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to it, JPMorgan assumed that such financial analyses and forecasts were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. JPMorgan has not expressed and does not express any view as to such analyses or forecasts or the assumptions on which they were based. JPMorgan also assumed that the merger and the other transactions contemplated by the merger agreement would be consummated as described in the merger agreement and that the definitive Agreement and the definitive voting agreement will not differ in any material respect from the drafts thereof furnished to it. JPMorgan relied as to all legal matters relevant to rendering its opinion upon the advice of counsel. JPMorgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company.
      The JPMorgan opinion is necessarily based on economic, market and other conditions as in effect, and on the information made available to JPMorgan as of, the date of its opinion. It should be understood that subsequent developments may affect the JPMorgan opinion and that JPMorgan does not have any obligation to update, revise, or reaffirm its opinion. The JPMorgan opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the holders of the Reynolds Class A common shares in the proposed merger and JPMorgan expresses no opinion as to (i) the fairness of the merger to, or any consideration of, the holders of other class of securities, stock options or warrants, creditors or other constituencies of the Company or (ii) the underlying decision by the Company to engage in the merger.

Summary of JPMorgan’s Analyses
      In connection with its opinion, JPMorgan performed the following financial analysis:

•	Comparable company trading multiples analysis,

•	Precedent transaction multiples analysis, and

•	Discounted cash flow analysis.
      JPMorgan determined the implied value of the Company’s common shares based on both the Company’s May 2006 Case financial plan (projections prepared by the Company’s management and presented to the Company’s board of directors in May 2006) and the Titan Case financial plan, which incorporates the Company’s shareholder value enhancement plan publicly announced on July 21, 2006. All market data used by JPMorgan in its analyses was as of August 2, 2006.
      The following paragraphs summarize certain material financial analysis performed by JPMorgan but do not purport to be a complete description of the analyses or data underlying its opinion, which was presented to the Company’s board of directors by JPMorgan. The preparation of a fairness opinion is a complex process which involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances. Therefore, the opinion is not susceptible to partial analysis or summary descriptions. The following summary and its analyses must be considered as a whole and selecting portions of the following summary and these analyses, without considering all of these analyses as a whole, could create an incomplete view of the process or assumptions underlying the analyses and JPMorgan’s opinion. In arriving at its opinion, JPMorgan considered all of the financial analyses it performed and did not attribute any particular weight to any individual analysis or factor it considered or reach any specific conclusion with respect to any such analysis. Rather, JPMorgan made its determination as to the fairness to the shareholders of the Company, from a financial point of view, on the basis of its experience and professional judgment after considering the results of all of the analyses summarized hereafter. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors, including JPMorgan. Accordingly forecasts and analyses made or used by JPMorgan are not necessarily indicative of actual values or actual future results, which may be significantly higher or lower than suggested by those analyses. Moreover, JPMorgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

Comparable Company Trading Multiples Analysis
      Using publicly available information, JPMorgan calculated the ratio of firm value to estimated earnings before interest, taxes, depreciation and amortization (“EBITDA”) for 2007 for publicly traded companies that JPMorgan deemed to be comparable in operations to the Software Solutions and Documents segments of the Company. JPMorgan calculated the firm value of each company by adding the sum of its long-term and short-term debt to the sum of the market value of its common equity, the book value of its preferred stock and the book value of its minority interest and subtracting cash and cash equivalents. JPMorgan also calculated the ratio of firm value to EBITDA for the Company. In each case, estimated EBITDA was based on consensus equity research estimates. JPMorgan also estimated a ratio of equity value to net book value for the Financial Services segment based on JPMorgan’s judgment.
      JPMorgan determined that the following companies were relevant to an evaluation of the Company based on JPMorgan’s view of the comparability of the operating and financial characteristics of these companies to Reynolds:
      Software Solutions comparable companies:

Large-cap ERP Providers
Microsoft Corporation
Oracle Corporation
SAP AG

Other ERP Providers
Lawson Software Inc.
Epicor Software Corp.
QAD Inc.

Verticals
Aspen Technology Inc.
Eclipsys Corporation
Advent Software Inc.
Manhattan Associates Inc.
Dendrite International Inc.
JDA Software Group Inc.
      Documents comparable companies:

Donnelley R.R. & Sons Corporation
Transcontinental Inc.
Quebecor World Inc.
Banta Corp.
Cenveo Inc.
Consolidated Graphics Inc.
Schawk Inc.
Bowne & Co Inc.
      JPMorgan calculated an implied per share valuation range for the Company by applying ranges of multiples derived from this analysis to the Company’s May 2006 Case projections of 2007 EBITDA and to the Titan Case projections of 2007 EBITDA for the Software Solutions and Documents segments separately and by applying ranges of multiples based on JPMorgan’s judgment to the net book value of the Financial Services segment. A range of 9.0x — 12.0x was applied to the 2007 EBITDA projections for the Software Solutions division and a range of 5.5x — 6.5x was applied to the 2007 EBITDA projections for the Documents division. In addition, a range of 1.2x — 1.4x book value was applied to the net book value of the Financial Services division. Based on the analysis, JPMorgan derived an implied per share range of values for the Company of approximately $27.55 to $34.85 using the May 2006 Case projections and $33.65 to $42.90 using the Titan Case projections.

Precedent Transaction Multiples Analysis
      Using publicly available information, JPMorgan examined the following selected software transactions.

Ann. Date	Acquirer	Target

05/15/06	Infor Global Solutions Topco II SCA	SSA Global Technologies, Inc.
03/02/06	Dassault Systemes Corp.	MatrixOne, Inc.
11/08/05	Golden Gate Capital Management LLC	Geac Computer Corp. Ltd.
09/22/05	Investcorp S.A.	CCC Information Srvcs Group Inc.
09/12/05	Oracle Corporation	Siebel Systems Inc.
08/03/05	SSA Global Technologies, Inc.	Epiphany Inc.
07/28/05	The Carlyle Group	SS&C Technologies Inc.
07/05/05	Concerto Software Inc.	Aspect Communications Corporation
06/02/05	Lawson Software Inc.	Intentia International AB
03/28/05	Silver Lake Partners, Bain Capital, The Blackstone Group, Goldman Sachs Capital Partners, Texas Pacific Group, KKR and Providence Equity Partners.	SunGard Data Systems Inc.
03/08/05	Oracle Corporation	Retek Inc.
01/26/05	Info Global Solutions Topco Ltd.	MAPICS Inc.
07/18/03	Business Objects S.A.	Crystal Decisions Inc.
06/06/03	Oracle Corporation	PeopleSoft Inc.
06/02/03	PeopleSoft Inc.	J.D. Edwards & Company Corporation
      JPMorgan calculated the transaction value in the selected transactions as multiples of both Latest Twelve Months (“LTM”) EBITDA and projected EBITDA based on consensus equity analyst projections for one fiscal year subsequent to the announcement of the transaction. JPMorgan calculated transaction value for purposes of this analysis by adding each company’s sum of its long-term and short-term debt to the sum of the value of its common equity based on the price per share at which the acquirer intended to purchase its common equity, the book value of its preferred stock and the book value of its minority interest and subtracting cash and cash equivalents. JPMorgan noted that the merger and acquisition transaction environment varies over time. JPMorgan noted that no transaction reviewed was directly comparable to the proposed transaction and that, accordingly, this analysis involved complex considerations and judgments concerning differences in financial and operating characteristics of Reynolds relative to the targets in the selected transactions and other factors that would affect the acquisition values in the precedent transactions.
      Based on this analysis, JPMorgan then calculated an implied per share valuation range for Reynolds’ Software Solutions and Documents business units by applying a range of 10.0x — 13.0x to the Company’s LTM EBITDA and a range of 9.0x — 12.0x to the Company’s May 2006 Case projections of 2007 EBITDA and to the Titan Case projections of 2007 EBITDA. In addition, a range of 1.2x — 1.4x book value was applied to the net book value of the Financial Services division. Based on the analysis, JPMorgan derived an implied per share range of values for the Company of approximately $34.25 — $46.05 based on the Company’s LTM EBITDA, $29.60 — $37.80 based on the Company’s May 2006 Case projected EBITDA and $36.10 — $46.45 based on Titan Case projected EBITDA.

Discounted Cash Flow Analysis
      JPMorgan conducted a discounted cash flow analysis of the Company to calculate a range of implied per share values of the Company. JPMorgan performed its analysis based on Company’s May 2006 Case projections, the Company’s Titan Case projections and certain other publicly available information, using August 4, 2006 as valuation date. The Company’s May 2006 Case projections consisted of more detailed financial projections for fiscal years 2006 — 2009 and extensions of those projections for fiscal years 2010 — 2015. Using discount rates ranging from 9.0% — 10.0% for the Software Solutions and Documents business units and discount rates ranging from 10.5% — 11.5% for the Financial Services business,

JPMorgan estimated a range of present values for the future free cash flows that the Company was expected to generate based upon both the Company’s May 2006 Case and Titan Case. The discount rates utilized for the Software Solutions and Documents business units were chosen based upon an analysis of the weighted average cost of capital of the Company, while discount rates utilized for the Financial Services business unit were based on the estimated cost of equity for that business unit. The terminal value of the Company was calculated using perpetuity growth rates ranging from 2.0% to 3.0%. The analysis yielded a range of per share implied values for the Company of approximately $30.85 — $38 based on the Company’s May 2006 Case projections and $37.35 — $45.70 based on Titan Case projections.
      The JPMorgan opinion was one of many factors taken into consideration by the Company’s board of directors in making its determination to recommend the proposed transaction to its shareholders. The analyses of JPMorgan should not be viewed as a determination of the opinion of the Company’s board of directors with respect to the value of the Company.
      The Company’s board of directors selected JPMorgan to render its opinion because of its reputation as an internationally recognized investment banking and advisory firm with substantial experience in transactions similar to this proposed transaction and because JPMorgan is familiar with the Company and its business.
      JPMorgan will receive a fee currently estimated to be $24,565,772 from the Company for its services as the financial advisor to the Company, $5,000,000 of which was payable upon delivery of the opinion and the remainder of which will be paid only if the merger is consummated. If, in lieu of the merger, the Company consummates an alternative transaction with the assistance of JPMorgan, JPMorgan and the Company have agreed to negotiate in good faith compensation for JPMorgan, which will take into account, among other things, the results obtained and the custom and practice among investment bankers in similar transactions. In addition, the Company has agreed to indemnify JPMorgan and its affiliates from and against certain liabilities arising from its engagement, including liabilities under securities laws. The Company has also agreed to reimburse JPMorgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel retained by JPMorgan. JPMorgan has previously acted as financial advisor to the Company in connection with its review of strategic options commencing in December 2005, and in 2004, JPMorgan acted as book runner and joint arranger for the Company’s existing $200 million revolving credit facility, under which facility a commercial banking affiliate of JPMorgan continues to act as bank agent and a lender. JPMorgan and such affiliate received customary fees for such services. JPMorgan and its affiliates have no current and have had no other financial advisory or other material investment or commercial banking relationship with UCS other than JPMorgan’s potential participation in the financing to be used by UCS to consummate the merger and related transactions.
      In the ordinary course of its businesses, JPMorgan and its affiliates may actively trade the debt and equity securities of the Company for its own account or for the accounts of its customers and, accordingly, it may at any time hold long or short positions in such securities.

Projections
      In connection with UCS’s and other potential bidders’ review of the Company and in the course of the negotiations between the Company and UCS described in “The Merger — Background of the Merger,” the Company provided UCS and other potential bidders with non-public financial projections for the fiscal years ending September 30, 2006, 2007, 2008 and 2009. The projections do not give effect to the merger.

	Consolidated
	(Fiscal Year Ending September 30)

	2005	2006	2007	2008	2009

	(Dollars in thousands)
Income statement*
Revenue	$980,460	$989,022	$1,076,052	$1,156,125	$1,211,658
Cost of Sales	426,342	436,541	480,301	526,999	548,232
Gross Profit	554,118	552,482	595,752	629,127	663,427
SG&A	376,245	391,174	398,948	374,112	348,530
Operating profit	177,873	161,308	196,804	255,015	314,897
Operating margin	18.1%	16.3%	18.3%	22.1%	26.0%

*	These projections include certain non-recurring expenses in 2006 ($11,410), 2007 ($19,468), 2008 ($5,375) and 2009 ($265)
     The Reynolds projections were not prepared with a view to public disclosure and are included in this proxy statement only because such projections were made available to UCS and other potential bidders as part of the Company’s auction process. The projections were not prepared with a view to compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections. Reynolds’ Registered Independent Public Accountants have not examined, compiled or performed any procedures with respect to the projections and accordingly do not provide any form of assurance with respect to the projections.
      THE PROJECTIONS ARE SUBJECTIVE IN MANY RESPECTS AND THUS SUSCEPTIBLE TO VARIOUS INTERPRETATIONS BASED ON ACTUAL EXPERIENCE AND BUSINESS DEVELOPMENTS. THE PROJECTIONS WERE BASED ON A NUMBER OF ASSUMPTIONS THAT MAY NOT BE REALIZED AND ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF REYNOLDS. SOME OF THESE FACTORS ARE CONSIDERED “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (SEE “FORWARD-LOOKING STATEMENTS”) AND OTHER RISK FACTORS ARE DISCLOSED IN REYNOLDS’ FILINGS WITH THE SEC. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE ASSUMPTIONS MADE IN PREPARING THE PROJECTIONS WILL PROVE ACCURATE, AND ACTUAL RESULTS MAY BE MATERIALLY DIFFERENT THAN THOSE CONTAINED IN THE PROJECTIONS. REYNOLDS DOES NOT INTEND TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISIONS TO THE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE OF THE PROJECTIONS. NEITHER REYNOLDS NOR ITS INDEPENDENT AUDITORS OR ANY OF ITS REPRESENTATIVES ASSUME ANY RESPONSIBILITY FOR THE VALIDITY, REASONABLENESS, ACCURACY OR COMPLETENESS OF THE PROJECTED FINANCIAL INFORMATION, AND REYNOLDS HAS MADE NO REPRESENTATIONS TO UCS REGARDING SUCH INFORMATION. THE INCLUSION OF THIS INFORMATION SHOULD NOT BE REGARDED AS AN INDICATION THAT UCS OR ANY OF THE OTHER POTENTIAL BIDDERS CONSIDERED THE PROJECTIONS AS A RELIABLE PREDICTION OF FUTURE EVENTS OR THAT THIS INFORMATION SHOULD BE RELIED ON FOR THAT PURPOSE. IN LIGHT OF THE UNCERTAINTIES INHERENT IN ANY PROJECTED DATA, REYNOLDS SHAREHOLDERS ARE CAUTIONED NOT TO RELY ON THE PROJECTIONS.

Financing
      UCS and the investor group expect the funds necessary to consummate the merger and related transactions (including payment of the aggregate merger consideration and the repayment or refinancing of certain existing indebtedness of both UCS and Reynolds) to be funded by (a) approximately $2.96 billion of debt and equity financing consisting of (i) borrowings by UCS or its wholly owned subsidiary under a new senior secured first lien credit facility, (ii) borrowings by UCS or its wholly owned subsidiary under a new senior secured second lien credit facility, (iii) borrowings by UCS or its wholly owned subsidiary under a new senior secured third lien credit facility, which we refer to collectively, together with the first and second lien credit facilities, as the facilities and (iv) the equity financing described below, and (b) certain cash on the balance sheet of Reynolds and UCS.

The Equity Financing
      In connection with the signing of the merger agreement, UCS entered into separate equity commitment letters for the issuance of (a) preferred equity securities of UCS with each of GS Capital Partners V Fund, L.P. and Vista Equity Fund II, L.P., and (b) common equity securities of UCS with Spanish Steps Holdings Ltd, each dated August 7, 2006. The purpose of the equity financing is to assist UCS in its payment of the merger consideration and related fees and expenses. Subject to, but not limiting any provisions of, the merger agreement, UCS reserves the right to reduce, in whole or in part, the amount of equity financing to be provided by any such equity financing source, and, in such event, to obtain replacement equity financing from either a preexisting or an additional equity financing source.
      Pursuant to the equity commitment letters, each of GS Capital Partners V Fund, L.P., Vista Equity Fund II, L.P. and Spanish Steps Holdings Ltd confirmed to UCS that, upon satisfaction of certain customary conditions, they will purchase equity securities of UCS. The conditions to the preferred equity commitments include the following: negotiation of final definitive documents, there being no material adverse effect on Reynolds (as defined in the merger agreement — see “The Merger Agreement — Conditions to the Merger”), receipt of governmental approvals, accuracy and completeness of representation and warranties, compliance with the terms and conditions set forth in the equity commitment letters, the consummation of the debt financing as contemplated by the debt commitment letter and the consummation of the acquisition of Reynolds pursuant to the merger agreement, without giving effect to any amendments, modifications, or waivers that are materially adverse to the preferred equity investors that have not been approved by the preferred equity investors.

The Debt Financing
      In connection with the signing of the merger agreement, UCS entered into a debt commitment letter with Deutsche Bank Securities Inc., Deutsche Bank AG New York Branch, Credit Suisse, Cayman Islands Branch and Credit Suisse Securities (USA) LLC, which governs the establishment of the facilities, the proceeds of which will be available to (a) finance the transactions contemplated by the merger agreement, (b) refinance certain existing indebtedness of both UCS and Reynolds, (c) pay certain fees and expenses on the closing of the merger and, (d) with respect to the revolving credit facility that is part of the first lien credit facility, thereafter, for the working capital needs and general corporate purposes of UCS and its subsidiaries.
      The commitment to provide the facilities on the closing date is subject to the satisfaction or waiver of certain conditions including, without limitation:

•	Except as disclosed in (x) the disclosure schedule delivered by Reynolds to UCS concurrently with the signing of the merger agreement or (y) Reynolds’s Annual Report on Form 10-K for the year ended September 30, 2005 (other than the risk factors, forward-looking statements, documents incorporated by reference therein and financial statements and the notes thereto), the absence of any change, event, fact, development, occurrence, effect or circumstance since March 31, 2006 that has resulted or would reasonably be expected to result in a material adverse effect (as defined in the merger agreement — see “The Merger Agreement — Conditions to the Merger”).

•	The absence of any competing offering, placement or arrangement for any debt security or bank or preferred equity financing by or on behalf of any of the credit parties other than the financing described in “— The Equity Financing” above.

•	Consummation of the transactions substantially in accordance with the merger agreement simultaneously with the initial funding of the facilities, without giving effect to any amendments, modifications or waivers by UCS thereto that are materially adverse to the interests of the lenders and not approved by the joint lead arrangers (which approval shall not be unreasonably withheld or delayed).

•	The receipt by UCS of cash proceeds of not less than $250 million from the issuance of its payment-in-kind preferred equity to certain equity investors.

•	Certain debt of Reynolds and UCS shall have been refinanced, all commitments relating thereto shall have been terminated, and liens or security interests related thereto shall have been terminated or released.

•	Fees and expenses payable to the joint lead arrangers and lenders on or prior to the closing date shall have been paid in full.

•	Certain financial statements, including a pro forma balance sheet and certain projections, shall have been delivered.
      The debt commitment letter also provides for other customary closing conditions, including (a) use of commercially reasonable efforts to obtain ratings for the facilities prior to the launch of syndication, (b) receipt of customary legal opinions and a solvency certificate, (c) absence of litigation, governmental, administrative or judicial action that could reasonably be expected to restrain, prevent, or impose burdensome conditions on the financings, (d) no violation of laws, (e) the making of certain representations by both Reynolds and UCS and (f) completion of customary documentation.
      Pursuant to the debt commitment letter, the facilities will be secured by priority perfected liens on all of UCS’s and its wholly owned domestic subsidiaries’ tangible and intangible existing and after-acquired assets, subject to some exceptions to be agreed upon. The facilities shall be subject to an inter-creditor agreement to be agreed upon.
      The facilities will also include other covenants and restrictions customary for senior secured credit facilities of this type.
      The debt commitment letter and each of the facilities are subject to termination on the earliest of (a) the termination of the merger agreement, (b) the closing of the merger without the use of the facilities, and (c) February 15, 2007 provided that such date may be extended to August 15, 2007 pursuant to the terms set forth in the merger agreement.
Certain Material U.S. Federal Income Tax Consequences
      The following is a general discussion of certain material United States federal income tax consequences to “U.S. holders” (as defined below) of Reynolds common shares of the receipt of cash in exchange for such shares pursuant to the merger. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, (the “Code”), applicable current and proposed United States Treasury Regulations, judicial authorities, and administrative rulings and practice, all as in effect as of the date of this proxy statement and all of which are subject to change, possibly on a retroactive basis.
      For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Reynolds common shares that is for United States federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any State thereof or the District of Columbia; (iii) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury

Regulations to be treated as a United States person; or (iv) an estate the income of which is subject to United States federal income tax regardless of its source.
      Holders of Reynolds common shares who are not U.S. holders may have different tax consequences than those described below and are urged to consult their own tax advisors regarding the tax treatment to them under United States and non-United States tax laws.
      The United States federal income tax consequence to a partner in an entity treated as a partnership, for United States federal income tax purposes, that holds Reynolds common shares generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding Reynolds common shares should consult their own tax advisors.
      This discussion assumes that a U.S. holder holds Reynolds common shares as a capital asset (generally, property held for investment). This discussion does not address all aspects of United States federal income taxation that may be relevant to a U.S. holder in light of its personal circumstances, or those U.S. holders subject to special treatment under the United States federal income tax laws (for example, insurance companies, dealers or brokers in securities or currencies, traders in securities who elect mark-to-market accounting, tax-exempt organizations, financial institutions, mutual funds, United States expatriates and shareholders subject to alternative minimum tax), U.S. holders who hold Reynolds common shares as part of a hedging, “straddle,” conversion or other integrated transaction, U.S. holders who acquired their Reynolds common shares through the exercise of employee stock options or other compensation arrangements or Reynolds’ Stock Option Plan — 1995, 1996 Shares Plan, 2001 Shares Plan, 2004 Executive Stock Incentive Plan and the 2004 REYShare Plus Plan or U.S. holders who exercise statutory dissenters’ rights. In addition, the discussion does not address any aspect of foreign, state, local, estate or gift taxation that may be applicable to a U.S. holder. U.S. holders are urged to consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for Reynolds common shares pursuant to the merger.
      The receipt of cash in the merger will be a taxable transaction for United States federal income tax purposes (and also may be a taxable transaction under applicable state, local and foreign income and other tax laws). In general, for United States federal income tax purposes, a U.S. holder will recognize gain or loss equal to the difference between his or her aggregate adjusted tax basis in Reynolds common shares converted to cash in the merger and the amount of cash received. Gain or loss will be calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) converted to cash in the merger. If, at the effective time of the merger, the shares were held for more than one year, the gain or loss would be long-term capital gain or loss, and any such long-term capital gain would be subject (in the case of shareholders who are individuals) to tax at a maximum United States federal income tax rate of 15% and will be short-term capital gain or loss if, at the effective time of the merger, the Reynolds common shares so converted to cash were held for one year or less. The deductibility of capital losses is subject to limitations under the Code.
      In general, dissenting holders who exercise their right to appraisal also will recognize gain or loss. Any holder considering exercising statutory dissenters’ rights should consult with his or her own tax advisor.
      Under the United States federal income tax backup withholding rules, unless an exemption applies, UCS generally is required to and will withhold 28% of all payments to which a Reynolds shareholder or other payee is entitled in the merger, unless the Reynolds shareholder or other payee (1) is a corporation or comes within other exempt categories and demonstrates this fact or (2) provides such shareholder’s correct tax identification number (social security number, in the case of an individual, or employer identification number in the case of other shareholders) and certifies under penalties of perjury that the number is correct (or properly certifies that it is awaiting a taxpayer identification number) and certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Each Reynolds shareholder and, if applicable, each other payee should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the exchange agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is proved in a manner satisfactory to the exchange agent. Shareholders who are not United States citizens or United States resident aliens should complete, sign and submit a Form W-8BEN, “Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.” Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above can be refunded or credited against a holder’s United States federal income tax liability, if any, provided that the required information is furnished to the United States Internal Revenue Service in a timely manner.
      The discussion above of certain material United States federal income tax consequences is included for general information purposes only. Reynolds shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for Reynolds common shares pursuant to the merger.
Governmental and Regulatory Approvals
      Transactions such as the merger are reviewed by the United States Department of Justice and the United States Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the provisions of the HSR Act, the merger may not be completed until the expiration of a 30-day waiting period following the filing of notification reports with the Department of Justice and the Federal Trade Commission by UCS and Reynolds, unless a request for additional information or documentary material is received from the Federal Trade Commission or the Department of Justice or unless early termination of the waiting period is granted. UCS and Reynolds filed notification reports with the Department of Justice and Federal Trade Commission under the HSR Act on August 18, 2006. On September 18, 2006 the Federal Trade Commission granted early termination of the waiting period under the HSR Act with respect to the merger.
      The Department of Justice and the Federal Trade Commission frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial assets of UCS or Reynolds or their subsidiaries. Private parties, foreign competition authorities, and state attorneys general may also bring an action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result.
Interests of Certain Persons in the Merger
      In considering the recommendation of the Reynolds board of directors with respect to the merger agreement, Reynolds shareholders should be aware that some of the Reynolds directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of Reynolds shareholders generally. These interests and arrangements may create potential conflicts of interest. The Reynolds board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decisions to approve the merger agreement and to recommend that Reynolds shareholders vote in favor of approving and adopting the merger agreement.

Stock Options, Restricted Stock and Other Equity-Based Awards
      As of the effective time of the merger:

•	each outstanding stock option held by a Reynolds employee or director will vest and become exercisable solely for the right to receive the excess, if any, of $40 in cash per share subject to the option, less the applicable per share exercise price and applicable withholding taxes;

•	all unvested shares of restricted stock will vest at target levels and will be cashed out at $40 per share (based on a deemed achievement of performance awards at “target” level); for the number of such shares held by each director and named executive, see “Security Ownership of Management and Certain Beneficial Owners,” pages 59-60; and

•	each other right of any kind to receive Reynolds common shares or benefits measured in whole or in part by the value of a number of Reynolds common shares will vest and become free of any forfeiture or holding restrictions or performance or other conditions (based on a deemed achievement of performance awards at “target” level) and will entitle the holder thereof to receive an amount in cash based on the $40 per share merger consideration.

      We estimate the amounts that will be payable to each Reynolds named executive officer in settlement of stock options, restricted stock and other equity-based awards as follows: Mr. O’Neill, $9,746,000, Mr. Geswein, $3,728,000, Mr. Ventura, $4,137,644, Mr. Eisenfelder $1,763,500, Mr. Shan, $2,676,000 and Ms. Mulcahey, $1,631,295. We estimate the aggregate amount that will be payable to all directors and executive officers in settlement of stock options, restricted stock and other equity-based awards to be $29,398,407.

Change in Control Agreements
      Reynolds has entered into an Amended and Restated Employment Agreement with its Chief Executive Officer and Amended and Restated Change in Control Agreements with eight other executive officers including each of the following individuals:

Gregory T. Geswein	Senior Vice President and Chief Financial Officer
Douglas M. Ventura	Executive Vice President of Reynolds International
Scot K. Eisenfelder	Senior Vice President, Marketing and Strategic Planning
Yen-Ping Shan	Chief Information Officer and Senior Vice President, Engineering and Development
Terri L. Mulcahey	Senior Vice President, Sales and Services
      For purposes of this section, we refer to Mr. O’Neill’s Amended and Restated Employment Agreement, along with the Amended and Restated Change in Control Agreements, as the change in control agreements.
      Consummation of the merger will constitute a change in control for purposes of the change in control agreements. The occurrence of a change in control results in certain terms of employment and severance protections taking effect, although no severance benefits are actually payable unless there is a subsequent qualifying termination of employment.
      Each change in control agreement requires Reynolds or its successor to provide to the applicable executive severance benefits, as described below, if, during the two year period following a change in control of Reynolds, Reynolds or its successor terminates the executive’s employment without cause or if the executive terminates his or her employment for good reason (as those terms are defined in the agreement). Each of Reynolds and UCS has acknowledged in writing that consummation of the merger will constitute good reason with respect to each of Mr. O’Neill (Chief Executive Officer) and Mr. Geswein (Chief Financial Officer) and that the occurrence of the six month anniversary of consummation of the merger will constitute good reason for Mr. Guttman (General Counsel), thus entitling each of Messrs. O’Neill, Geswein and Guttman to terminate employment and receive the change in control severance described below.
      The severance benefits for each executive would include the following:

•	executive’s pro rata target bonus for the year in which termination occurs;

•	2.99x executive’s annual salary (at the higher of the level upon the occurrence of the termination event or immediately prior to the occurrence of the change in control);

•	2.99x the higher of executive’s target bonus or executive’s three-year average annual bonus;

•	three years of continued medical benefits;

•	pension benefits calculated as though executive continued to work and earned pay increases for three additional years; and

•	outplacement services (up to $20,000).
      Each agreement also provides that the applicable executive is generally entitled to a “gross-up” payment to make the executive whole for any federal excise tax imposed on change in control or severance payments or benefits received by the executive, unless the value of the payments and benefits does not exceed 110% of the maximum amount payable without triggering the tax, in which case the payments and benefits will be reduced to such maximum amount.
      Assuming the merger is completed on September 30, 2006 and that thereafter each executive officer’s employment is terminated on that date by Reynolds without cause or voluntarily terminated on that date by the executive officer for good reason, the estimated cost of the cash severance benefits described in the first three bulleted items above with respect to the named executive officers would be as follows: Mr. O’Neill, $4,786,125, Mr. Geswein, $2,233,400, Mr. Ventura, $1,617,564, Mr. Eisenfelder, $1,752,361, Mr. Shan, $1,944,188 and Ms. Mulcahey, $1,533,709. The estimated aggregate cost of the cash severance benefits that would be payable to all executive officers based upon the foregoing scenario would be $17,445,921. The amounts in the two preceding sentences do not include any amount corresponding to the supplemental retirement plans described below, see “— Supplemental Retirement Plan.”
      Additionally, conditioned upon completion of the merger prior to December 31, 2006, each employee of Reynolds that is terminated other than for cause prior to such date will be entitled to receive a payment in respect of the employee’s stock options and restricted stock that are outstanding on the date of termination of the employee’s employment and that are cancelled in connection with the termination of the employee’s employment. The cash payment relating to cancelled options will equal the product of (x) the number of shares of stock underlying the option and (y) the excess, if any, of $40 over the per share exercise price of the option. The cash payment relating to the cancelled restricted stock will equal $40 for each share of restricted stock. The aggregate cost to the Company of the cash payments described in the preceding sentences will be approximately $2,568,840.
      At the request of UCS, Mr. O’Neill agreed, after the execution of the merger agreement, to remain Chief Executive Officer of the Company following the merger, in light of his considerable experience and proven relationships with the customers of the Company. Reynolds and UCS announced this arrangement on August 14, 2006. Employment terms for Mr. O’Neill have not yet been negotiated. Under the terms of his existing change in control agreement, Mr. O’Neill will be entitled to collect the severance benefits estimated above to total $4,786,125, notwithstanding his anticipated employment as Chief Executive Officer.

Relocation Policy
      Reynolds adopted an addendum to its Relocation Policy providing that certain executive officers (LeighAnne Baker, Scot Eisenfelder, Greg Geswein, Terri Mulcahey, and Yen-Ping Shan) are entitled to reimbursement of relocation expenses if their employment is terminated without cause or for good reason (as defined in the change in control agreements) in the two years following a change in control. Consummation of the merger will constitute a change in control for purposes of the addendum to the Relocation Policy.
      Relocation benefits for each executive would include the following (but only to the extent that these costs are not covered by any subsequent employer of any of the executives): real estate brokerage fees, reasonable attorney fees, title expenses, title insurance, state and local transfer taxes, the difference between the buying price of the home, plus reasonable market appreciation, and the selling price, and tax gross-ups for the above payments.
      Payments made under this addendum will not exceed $1 million in the aggregate.

      Mr. Guttman currently commutes from Chicago, Illinois to Dayton, Ohio and currently intends to continue to do so for up to six months following completion of the merger. If the merger is completed, UCS has agreed to provide Mr. Guttman with a monthly payment of $2,500 in respect of monthly travel expenses and rental allowance.

Supplemental Retirement Plan
      Upon a change in control and a subsequent termination of employment without cause or for good reason (defined generally as in the change in control agreements) in the two years following a change in control, the Reynolds and Reynolds Company Supplemental Retirement Plan (the “SERP”) provides for accelerated vesting and distribution of benefits. Consummation of the merger will constitute a change in control for purposes of the SERP.
      Under the SERP, each participant who has at least one year of service as an eligible officer, and whose employment is terminated as described in the paragraph above, is entitled to receive a lump sum payment equal to the present value of the benefits the executive would have received under the plan if he or she was fully vested, pro rated based on the number of years the participant has worked plus the number of years for which the participant will receive severance benefits pursuant to any agreement with Reynolds, divided by 15. The compensation committee of the board of directors of the Company has waived the one year service requirement with respect to LeighAnne Baker, Scott Eisenfelder, Greg Geswein, Robert Guttman, Terri Mulcahey and Yen-Ping Shan.
      Assuming the merger is completed on September 30, 2006 and that thereafter each executive officer’s employment is terminated on that date by Reynolds without cause or voluntarily terminated on that date by the executive officer for good reason, the estimated lump sum payments payable under the SERP with respect to the named executive officers would be as follows: Mr. O’Neill, $3,210,312, Mr. Geswein, $1,326,170, Mr. Ventura, $539,694, Mr. Eisenfelder, $194,576, Mr. Shan, $200,830 and Ms. Mulcahey, $308,404. The estimated aggregate cost of lump sum payments that would be payable to all executive officers based upon the foregoing scenario would be $6,351,514. The amounts in the preceding two sentences take into account the fact that each of the named individuals will receive pension benefits calculated as though the executive continued to work for three additional years. These amounts are not included in the amounts set forth in the third to last paragraph under “— Change in Control Agreements.”

Indemnification of Directors and Officers; Directors’ and Officers’ Insurance
      In addition, the Reynolds directors and officers are entitled under the merger agreement to continued indemnification and insurance coverage (see “The Merger Agreement — Reynolds Director and Officer Indemnification and Insurance,” page 48).

Amendment to Reynolds’ Rights Agreement
      In connection with the signing of the merger agreement, Reynolds also amended its rights agreement with Wells Fargo Bank, N.A. to provide that the preferred stock purchase rights will not become exercisable because of:

•	the execution and delivery or amendment of the merger agreement;

•	the consummation of the merger; or

•	the consummation of any of the other transactions contemplated in the merger agreement.
      Among other things, the amendment also provides that the rights will expire immediately prior to the effective time of the merger.
Dissenters’ Rights
      Under the provisions of Section 1701.85 of the ORC, any holder of Reynolds common shares who does not vote in favor of the merger agreement is entitled to receive the fair cash value of his, her or its shares, upon perfecting his, her or its right of appraisal.

      The following is a summary of the principal steps a shareholder must take to perfect his, her or its dissenters’ rights under the ORC. This summary is qualified by reference to Section 1701.85 and other provisions of the ORC. Any shareholder contemplating exercise of his, her or its dissenters’ rights is urged to carefully review the provisions of Section 1701.85 and to consult an attorney, since failure to follow fully and precisely the procedural requirements of the statute may result in termination or waiver of such rights. The complete text of Section 1701.85 of the ORC is attached to this Proxy Statement at Appendix E.
      To perfect the right of appraisal, a dissenting shareholder must satisfy each of the following conditions and must otherwise comply with Section 1701.85:

•	Must be a shareholder of record. A dissenting shareholder must be a record holder of the shares of Reynolds common shares on September 20, 2006, the record date established for determining those Reynolds shareholders entitled to vote on the proposal to approve of the merger and adopt the merger agreement;

Because only shareholders of record on the record date may exercise dissenters’ rights, any person who beneficially owns shares that are held of record by a broker, fiduciary, nominee or other holder and who desires to exercise dissenters’ rights must, in all cases, instruct the record holder of the shares to satisfy all of the requirements outlined under Section 1701.85 of the ORC;

•	Do not vote in favor of the merger. A dissenting shareholder must not vote his, her or its shares in favor of the proposal to approve of the merger and adopt the merger agreement at the special meeting of Reynolds shareholders. Failing to vote or abstaining from voting does not waive a dissenting shareholder’s rights. However, a proxy returned to Reynolds signed but not marked to specify voting instructions will be voted in favor of the proposal to approve of the merger and adopt the merger agreement and will be deemed a waiver of dissenters’ rights. A dissenting shareholder may revoke his or her proxy at any time before its exercise by delivering to Reynolds prior to the special meeting a written notice of revocation addressed to The Reynolds and Reynolds Company, One Reynolds Way, Dayton, Ohio 45430, Attention: Secretary; delivering to the Secretary of Reynolds prior to the special meeting a properly executed proxy with a later date; or attending the special meeting and giving notice of revocation in person;

•	File a written demand. Not later than ten days after the date upon which the shareholders vote upon the merger, any shareholder seeking to perfect the right to appraisal must make a written demand upon Reynolds for the fair cash value of those shares of Reynolds common shares so held by him, her or it. A negative vote alone is not sufficient to perfect rights as a dissenter. Any written demand must specify the shareholder’s name and address, the number and class of shares held by him, her or it on the record date, and the amount claimed as the “fair cash value” of the common shares. Reynolds will not notify shareholders of the expiration of this ten day period. If Reynolds and the dissenting shareholder have not come to an agreement within three months of the shareholder’s written demand, the shareholder or Reynolds may file a petition in court for a formal judicial appraisal. Failure to follow the procedures enumerated in Section 1701.85 of the ORC will waive the shareholder’s right of appraisal; and

•	Deliver certificates for placement of a legend. If Reynolds so requests, a dissenting shareholder must submit his, her or its share certificates to Reynolds within 15 days of such request for endorsement thereon by Reynolds that a demand for appraisal has been made. Such a request is not an admission by Reynolds that a dissenting shareholder is entitled to relief. Reynolds will promptly return the share certificates to the dissenting shareholder. At the option of Reynolds, a dissenting shareholder who fails to deliver his, her or its certificate upon request from Reynolds may have his, her or its right to appraisal terminated, unless a court for good cause shown otherwise directs.
      If Reynolds and any dissenting shareholder cannot agree upon the fair cash value of the common shares, then either Reynolds or the dissenting shareholder may, within three months after delivering his, her or its demand for fair cash value, file a petition in the Court of Common Pleas of Montgomery County, Ohio, for a determination that the shareholder is entitled to exercise dissenters’ rights and to determine the fair cash value of the common shares. Based on established judicial precedent, the fair cash value would likely be the market price for Reynolds common shares on the date of our special meeting, as adjusted to exclude the impact of the merger. The fair cash value may ultimately be less than the per share merger consideration. Interest on the fair cash value and costs of the proceedings, including reasonable compensation to any appraisers, are to be assessed or apportioned as the court considers equitable.
      Payment of the fair cash value must be made within 30 days after the later of the final determination of such value or the closing date of the merger. Such payment shall be made only upon simultaneous surrender to Reynolds of the share certificates for which such payment is made.
      A dissenting shareholder’s rights to receive the fair cash value of his or her Reynolds common shares will terminate if:

•	the dissenting shareholder has not complied with Section 1701.85 of the ORC;

•	the merger is abandoned or is finally enjoined or prevented from being carried out, or the Reynolds shareholders rescind their approval and adoption of the merger agreement;

•	the dissenting shareholder withdraws his or her demand with the consent of Reynolds by its board of directors; or

•	the dissenting shareholder and Reynolds’ board of directors have not agreed on the fair cash value per share and the dissenting shareholder has not filed a timely complaint within three months after delivering his, her or its demand for fair cash value in the Court of Common Pleas of Montgomery County, Ohio.
      All rights accruing from Reynolds common shares, including voting and dividend and distribution rights, are suspended from the time a dissenting shareholder makes a demand for appraisal with respect to such shares until the termination or satisfaction of the rights and obligations of the dissenting shareholder and Reynolds arising from such demand. During this period of suspension, any dividend or distribution paid on the common shares will be paid to the record owner as a credit upon the fair cash value thereof. If a shareholder’s dissenters’ rights are terminated other than by purchase by Reynolds of the dissenting shareholder’s common shares, then at the time of termination all rights will be restored and all distributions that would have been made, but for suspension, will be made.
Litigation
      Reynolds, its directors and UCS have been named as defendants in a lawsuit arising out of the proposed merger filed by Advantage Partners, allegedly a shareholder of Reynolds, in the Court of Common Pleas of the State of Ohio, Montgomery County. The complaint alleges, among other things, that the merger consideration to be paid to the shareholders of Reynolds in the merger is unfair and inadequate, as a result of alleged breaches of fiduciary duty by Reynolds and its directors. According to the complaint, Reynolds’ directors agreed to an allegedly unfair and inadequate price because of their interest in “quickly” signing the merger agreement in order to obtain allegedly “improper” personal benefits from the acceleration of various stock options and incentive plans (see “Security Ownership of Management and Certain Other Beneficial Owners,” page 59, and “The Merger — Interests of Certain Persons in the Merger,” page 30) and the indemnification provision of the merger agreement (see “The Merger Agreement — Reynolds Director and Officer Indemnification and Insurance,” page 48) and, in the case of Mr. O’Neill, severance and supplemental retirement plan payments (see “The Merger — Interests of Certain Persons in the Merger,” page 30) as well as the previously-disclosed plan for his continued service as Chief Executive Officer of Reynolds following the merger at the request of UCS. The complaint further alleges that the defendants breached an alleged duty of “full and fair disclosure” by failing to disclose certain allegedly material information regarding the negotiation of the merger agreement, including the amount each director and/or officer of Reynolds will receive as a result of the acceleration of unvested shares of restricted stock, the “substance” of various board and negotiation sessions, the terms and circumstances of Mr. O’Neill’s contemplated continued service as Chief Executive Officer of Reynolds following the merger, additional information regarding the efforts of JPMorgan to solicit potential alternative bidders for Reynolds and the criteria it utilized in certain aspects of its financial analysis, as well as the percentage of its fee that is contingent on consummation of the merger. The complaint alleges that UCS aided and abetted Reynolds and its directors in the breaches of their duties to Reynolds’ shareholders. The complaint seeks, among other relief, class certification of the lawsuit, compensatory and/or rescissory damages to the class, and an award of attorneys’ fees and expenses to the plaintiff. The Reynolds defendants believe the complaint is without merit.

THE MERGER AGREEMENT
      The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Appendix A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety.
      The merger agreement contains representations and warranties Reynolds and UCS made to each other. The statements embodied in those representations and warranties were made as of specific dates and are in some cases subject to important exceptions, qualifications, limitations and supplemental information agreed to by Reynolds, UCS and Merger Sub in connection with negotiating the terms of the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating risk between Reynolds and UCS rather than to establish matters as facts. The merger agreement is described herein, and included as Appendix A hereto, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Reynolds or its business. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in the documents incorporated by reference into this document for information regarding Reynolds and its business.
Structure of the Merger; Closing and Effective Time of the Merger
      In accordance with the merger agreement and the ORC at the effective time of the merger, Merger Sub will be merged with and into Reynolds. As a result of the merger, the separate corporate existence of Merger Sub will cease, and Reynolds will continue as the surviving corporation and as a wholly owned subsidiary of UCS. The closing of the merger will occur as promptly as practicable, but no later than the tenth business day after all of the conditions to the merger have been satisfied or waived, or at such other time and on a date as agreed among UCS, Merger Sub and Reynolds. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Ohio or such later time as Reynolds, UCS and Merger Sub may agree upon and designated in the certificate of merger.
Merger Consideration
      At the effective time of the merger, pursuant to the merger agreement and the ORC, each issued and outstanding Reynolds Class A common share (other than any shares held in treasury and not outstanding or owned by UCS or Merger Sub, all of which will be canceled without consideration, or by a dissenting shareholder properly exercising dissenters’ rights) and Reynolds Class B common share, on an as converted basis of 20 Reynolds Class B common shares for one Reynolds Class A common share, will be converted into the right to receive $40 in cash.
Payment Procedures
      Prior to the effective time of the merger, UCS will appoint as paying agent a bank or trust company reasonably satisfactory to Reynolds. Immediately following the completion of the merger, UCS will cause Reynolds to deposit, or cause to be deposited, with the paying agent, cash in an amount sufficient to pay the aggregate merger consideration required to be paid to the shareholders of Reynolds pursuant to the terms and conditions of the merger agreement. As promptly as practicable after the effective time of the merger, the paying agent will mail to you a letter of transmittal and instructions explaining how to surrender your share certificates to the paying agent in exchange for the cash payment to which you are entitled as a result of the merger. You should not send in your Reynolds common share certificates until you receive a transmittal form. You should send them only pursuant to instructions set forth in the letter of transmittal. In all cases, the merger consideration will be provided only in accordance with the procedures set forth in the merger agreement and such letters of transmittal.

      Reynolds strongly recommends that certificates for common shares and letters of transmittal be transmitted only by registered United States mail, return receipt requested, appropriately insured. Holders of common shares whose certificates are lost will be required to make an affidavit identifying such certificate or certificates as lost, stolen or destroyed and to post a bond reasonably acceptable to UCS to indemnify against any claim that may be made against it with respect to such certificate.
      The paying agent, UCS and Reynolds as the surviving corporation will not be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the merger consideration deposited with the paying agent that remains undistributed to the holders of certificates evidencing shares of our common stock for one year after the effective time of the merger will be delivered, upon demand, to Reynolds as the surviving corporation. Holders of certificates who have not surrendered their certificates prior to the delivery of such funds to Reynolds as the surviving corporation may only look to Reynolds as the surviving corporation for the payment of the merger consideration.
      In the event of a transfer of ownership of our common stock that is not registered in our stock transfer books, the merger consideration for shares of our common stock so transferred may be paid to a person other than the person in whose name the surrendered certificate is registered if the certificate is properly endorsed or is otherwise in proper form to transfer and the person requesting such payment pays any transfer or other taxes required by reason of the payment of the merger consideration. No interest will be paid or will accrue on any cash payable in connection with the merger.
Stock Options; Restricted Stock; Stock-Based Awards
      Immediately prior to the effective time of the merger, each outstanding qualified or nonqualified option to purchase common shares of Reynolds under any of our option or compensation plans will become fully vested and exercisable or payable. At the effective time of the merger, each option to purchase common shares of Reynolds that is not exercised will be cancelled. In exchange for such cancellation, each optionee will receive a cash payment equal to the excess, if any, of $40 per share minus the exercise price of the option, multiplied by the number of shares subject to the option (less any applicable tax withholding).
      Immediately prior to the effective time of the merger, all outstanding restricted share awards automatically will become fully vested and free of any forfeiture or holding restrictions (based on a deemed achievement of performance awards at target levels) and each such restricted share will be considered an outstanding common share of Reynolds, including the right to receive a cash payment equal to $40 per share (less any applicable tax withholding).
      At the effective time of the merger, all Reynolds stock-based awards or rights to receive Reynolds common stock granted under any Reynolds option or compensation plans (including performance shares, restricted stock, restricted stock units, phantom units, deferred stock units and dividend equivalents) other than stock options and restricted shares, whether vested or unvested, which are outstanding immediately prior to the effective time of the merger will become fully vested and free of any forfeiture or holding restrictions (based, in each case on deemed achievement of performance awards at target levels) and entitle the holder to receive, at the effective time of the merger, an amount in cash, calculated in accordance with such right or award, based on $40 per share (less any applicable tax withholding).
Employee Stock Purchase Plan and Dividend Reinvestment and Purchase Plan
      Reynolds’ Employee Stock Purchase Plan (“ESPP”) will remain in full force and effect until a termination date determined by Reynolds, which will be no later than one month prior to the effective time of the merger. As of such date, all amounts held under the ESPP will be used to purchase common shares of Reynolds as if the termination date were a purchase date under the ESPP and all offering and purchase periods pending under the ESPP will be terminated and no new offering and purchasing periods will be commenced.

      Reynolds will take all actions necessary to provide that as of no later than five business days prior to the closing date, no further common shares of Reynolds will be purchased under its Dividend Reinvestment and Share Purchase Plan (“DRIP”). Immediately prior to and effective as of the effective date of the merger and subject to the consummation of the merger, the Company will terminate the DRIP.
Representations and Warranties
      We have made various representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications. Our representations and warranties relate to, among other things:

•	our and our subsidiaries’ organization, good standing and qualification to do business;

•	the ownership of our subsidiaries;

•	our capitalization, including in particular the number of shares of our Class A and Class B common shares, preferred shares, stock options, stock-based awards, warrants and purchase contracts issued and outstanding;

•	our corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the absence of violations of or conflicts with our and our subsidiaries’ governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

•	our permits and compliance with applicable laws;

•	our SEC filings since July 1, 2004, including the financial statements contained therein;

•	our compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of the New York Stock Exchange;

•	the absence of a “material adverse effect” and certain other changes or events related to us since March 31, 2006;

•	the absence of certain litigation;

•	certain employment matters affecting us or our subsidiaries, including matters relating to our and our subsidiaries’ employee benefit plans;

•	the information supplied for use in this proxy statement;

•	our intellectual property;

•	our taxes;

•	our environmental matters;

•	our material contracts;

•	certain interested party transactions;

•	payment of fees to finders or brokers in connection with the merger agreement;

•	receipt by the Reynolds board of directors of a fairness opinion from J.P. Morgan Securities Inc.;

•	our and our subsidiaries’ insurance policies;

•	inapplicability of takeover statutes and of the rights agreement;

•	our labor matters; and

•	our real properties and leases.

      UCS and Merger Sub made a number of representations and warranties to us in the merger agreement relating to, among other things:

•	their due organization and good standing;

•	the ownership of Merger Sub;

•	their corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the absence of violations of or conflicts with UCS’s or Merger Sub’s governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger, and required approvals;

•	the information supplied for use in this proxy statement;

•	UCS’s financial statements as of December 31, 2005 and unaudited financial statements as of June 30, 2006;

•	the absence of certain litigation;

•	the sufficiency of funds;

•	the UCS financing commitment letters being in full force and effect and binding obligations of UCS;

•	UCS and Merger Sub ownership of Reynolds’ capital stock; and

•	the payment of fees to finders or brokers in connection with the merger agreement.
Material Adverse Effect
      Several of our representations and warranties contained in the merger agreement are qualified by reference to whether the failure of such representation or warranty to be true is reasonably likely to have a material adverse effect on us. For the purposes of the merger agreement, “material adverse effect” means any effect, event, fact, circumstance, condition, development, occurrence or change that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on either our ability to materially perform our obligations under the merger agreement or to consummate the transactions contemplated by the merger agreement, or the business, financial condition or results of operation of us and our subsidiaries, taken as a whole.
      A “material adverse effect” will not have occurred, however, if any effect, event, development or change is caused by:

•	a decrease in the market price of the common shares of Reynolds, but not any effect, event, development or change underlying such decrease to the extent that such effect, event, development or change is not otherwise excluded from this definition;

•	changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates;

•	changes in general legal, tax, regulatory, political or business conditions that, in each case, generally affect the geographic regions or industry or industries in which Reynolds and its subsidiaries conduct their business, except to the extent that such effect, event, development or change affects Reynolds or its subsidiaries in a materially disproportionate manner as compared to other persons or participants in the industries in which Reynolds and its subsidiaries conduct their business and that operate in the geographic regions affected by such effect, event, development or change);

•	changes in GAAP;

•	any effects, events or changes that Reynolds can demonstrate resulted directly or indirectly from the negotiation, execution, announcement or performance of the merger agreement or the transactions contemplated thereby or the consummation of the transactions contemplated by the merger agreement, including the impact thereof on relationships with customers, suppliers, vendors, lenders, investors, venture partners or employees;

•	acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of the merger agreement (in each case, that do not disproportionately affect Reynolds relative to other companies that participate in the industries in which Reynolds participates and that operate in the geographic regions affected by such war, armed hostility, sabotage or terrorism);

•	earthquakes, hurricanes, floods or other natural disasters; or

•	any action taken by Reynolds at the request of UCS or Merger Sub.

      For the purposes of the merger agreement, “parent material adverse effect” means any event, circumstance, change or effect that would reasonably be expected to prevent UCS or Merger Sub from consummating the merger or any of the transactions contemplated by the merger agreement.
      You should be aware that these representations and warranties were made as of specific dates. The statements embodied in those representations and warranties were made for purposes of the merger agreement between the parties and are subject to exceptions, qualifications and limitations agreed to by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to shareholders or under applicable securities laws, and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.
      The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger.
Conduct of Our Business Pending the Merger
      Under the merger agreement we have agreed that, prior to the effective time of the merger, subject to certain exceptions and unless UCS gives its prior written consent (which consent will not be unreasonably withheld or delayed):

•	we and our subsidiaries will carry on our businesses in the ordinary course of business and consistent with past practices; and

•	we will use our reasonable efforts to preserve substantially intact our present business organizations and our current relationships with customers, suppliers and others having significant business relations with us.

      We have also agreed that during the same time period, and again subject to certain exceptions, we and our subsidiaries will not:

•	amend our certificate of incorporation or bylaws, or the organizational documents of our subsidiaries;

•	take any action to exempt any person (other than UCS or Merger Sub) from any applicable antitakeover law;

•	authorize for issuance, issue, deliver, pledge, dispose of, encumber or sell (or agree or commit to do any of the foregoing) any shares of any class of capital stock, voting securities or other ownership interest of Reynolds or any of its subsidiaries or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, voting securities or any other ownership interest, of Reynolds or any of its subsidiaries, other than:

•	the issuance of the common shares of Reynolds issuable pursuant to Reynolds’ stock awards outstanding on the date of the merger agreement,

•	the issuance of the common shares of Reynolds in connection with the current provisions of the ESPP and DRIP, and

•	the award of up to 26,000 restricted shares of Reynolds to newly hired employees, in Reynolds’ discretion, provided that such restricted shares of Reynolds provide by their terms that they do not vest, but are terminated and forfeited in full with no payment being made therefor, upon the closing;

•	repurchase, redeem or otherwise acquire any securities or equity equivalents except in connection with the exercise of stock options of Reynolds, the vesting of the stock-based awards of Reynolds or the restricted shares of Reynolds, or the lapse of restrictions on the stock-based awards of Reynolds or the restricted shares of Reynolds;

•	declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions (whether in cash, shares, property or otherwise) in respect of, any shares of Reynolds’ capital stock or the shares of stock or other equity interests in any of Reynolds’ subsidiaries that is not directly or indirectly wholly owned by Reynolds, except for:

•	dividends by any direct or indirect wholly owned subsidiary of Reynolds to Reynolds or any of Reynolds’ other wholly owned subsidiaries,

•	the regular quarterly dividend not in excess of $0.11 per Class A common share of Reynolds (and 1/20 of such amount per Class B common share of Reynolds) on the common shares of Reynolds (including, without limitation, pursuant to the DRIP) to be declared in August 2006 and paid in cash at a time consistent with past practice, and

•	dividend equivalents paid with respect to Reynolds’ stock-based awards;

•	split, combine, adjust, recapitalize, subdivide, redeem, purchase or reclassify or otherwise acquire any shares, stock or other equity interests of Reynolds or its subsidiaries or issue or authorize the issuance of any securities in respect of, in lieu of or in substitution for shares of such shares, stock or other equity interests;

•	directly or indirectly, acquire (by merger, consolidation, acquisition of equity interests or assets, or any other business combination) any corporation, partnership, limited liability company, joint venture or other business organization (or division thereof) or any assets or property (other than software or any other assets or property acquired in the ordinary course of business), exceeding $3.5 million in any given case or $10 million in the aggregate, or that could reasonably be expected to materially delay consummation of the merger, including the obtaining of any approvals required pursuant to the merger agreement under the HSR Act and any other regulatory laws;

•	incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than Reynolds’ subsidiaries) for borrowed money, except for:

•	indebtedness for borrowed money incurred in the ordinary course of business not in excess of $10 million outstanding in the aggregate for Reynolds and its subsidiaries taken as a whole and which may be prepaid at any time without penalty; or

•	indebtedness for under the credit agreement with a maturity of not more than one year in a principal amount not in excess of $10 million in the aggregate for Reynolds and its subsidiaries taken as a whole and which may be prepaid at any time without penalty;

•	materially modify, amend or terminate or waive, release or assign any material rights or claims with respect to, any of Reynolds’ material contracts or enter into any new contract or agreement that, if entered into prior to the date of the merger agreement, would be reasonably likely to impair in any material respect the ability of Reynolds to perform its obligations under the merger agreement or prevent or materially delay the consummation of the transactions contemplated by the merger agreement;

•	except as required by the terms of Reynolds’ current employee benefit plans, by any collective bargaining agreement, work rules or other labor-related agreement with any labor union or works council, or by applicable law, or otherwise in the ordinary course of business, increase the compensation or benefits payable to its directors, officers, employees, consultants or independent contractors or grant to any director, officer or employee, consultant or independent contractor of Reynolds or its subsidiaries any new severance, change of control or termination pay, grant any increase in, or otherwise alter or amend, any right to receive any severance, change of control or termination pay or benefits or establish, adopt, enter into or amend to materially increase benefits under any collective bargaining, work rules, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, loan, retention, consulting, indemnification, termination, severance or other similar plan, agreement, trust, fund, policy or arrangement with any director, officer or employee, consultant or independent contractor;

•	pre-pay any long-term debt, except in the ordinary course of business (which will be deemed to include, without limitation, pre-payments or repayments of the receivables facility, lines of credit facilities or other similar lines of credit or payments made in respect of any termination or settlement of any interest rate swap or other similar hedging instrument relating thereto) in an amount not to exceed $10 million in the aggregate for Reynolds or its subsidiaries taken as a whole, or pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with their terms and the payment of $100 million aggregate principal amount (and accrued interest thereon) of Reynolds’ 7% notes due December 15, 2006 (which amount has been deposited with the trustee for such notes);

•	except as required by the SEC or changes in GAAP which become effective after the date of the merger agreement, or as recommended by Reynolds’ audit committee or independent auditors, in which case Reynolds will notify UCS, materially change any of its accounting policies (whether for financial accounting or tax purposes);

•	authorize, incur, or enter into any commitment for, any capital expenditure other than capital expenditures previously disclosed to UCS and any other individual capital expenditure not exceeding $2 million in the aggregate for all such capital expenditures;

•	waive, release, assign, settle or compromise any material litigation other than settlements of, or compromises for, any litigation where the amounts paid or to be paid are covered by insurance coverage maintained by Reynolds or otherwise less than $5 million;

•	sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any lien, other than permitted liens, or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, in each case which are material to Reynolds and its subsidiaries, taken as a whole, other than sales or dispositions of software, inventory and used equipment in the ordinary course of business consistent with past practice or pursuant to existing contracts of Reynolds or its subsidiaries, enter into, modify or amend any material lease of real property, except in the ordinary course of business consistent with past practice, or modify, amend, terminate or permit the lapse of any material lease of real property or other material contract relating to any real property;

•	amend or modify or terminate the rights agreement other than as contemplated by the merger agreement, or take any action which would allow any person other than UCS or Merger Sub or any of their respective affiliates to become the beneficial owner of 15% or more of Reynolds’ common shares or of voting power thereof without causing a distribution date or a stock acquisition date under Reynolds’ rights agreement to occur or otherwise take any action which would render the rights agreement inapplicable to any transaction contemplated by such person;

•	except in the ordinary course of business consistent with past practices, dispose of, grant exclusive licenses or assign, or permit to lapse any rights to, any material intellectual property, or dispose of or disclose to any person other than representatives of UCS and Merger Sub, any material trade secret;

•	take any action that would result in, or fail to take any action that would prevent, the expiration, lapse, termination or abandonment of any right, registration or application for registration of Reynolds’ material intellectual property other than in the ordinary course of business consistent with past practice;

•	announce an intention, enter into any agreement or otherwise make a commitment, to do any of the actions described above; or

•	make, amend or revoke any tax election, change an annual tax accounting period, adopt or change any tax accounting method, file any material amended tax return, settle or compromise a material tax liability, claim or assessment relating to Reynolds, enter into any closing agreement relating to any material tax or surrender any right to claim a material tax refund.

      Under the merger agreement, UCS and Merger Sub have agreed that, subject to certain exceptions and unless we give our prior written consent, until the completion of the merger, each of UCS and Merger Sub will not:

•	take or cause to be taken any action that could be expected to materially delay or impair the consummation of the transactions contemplated by the merger agreement, or propose, announce an intention, enter into any agreement or otherwise make a commitment to take any such action; or

•	take or cause to be taken any action that would cause any of the representations or warranties of UCS or Merger Sub contained in the merger agreement to become inaccurate in any material respect or any of the covenants of UCS or Merger Sub to be breached in any material respect or result in the failure to be satisfied of any of the conditions to the merger.
      Under the merger agreement, UCS has further agreed that, subject to certain exceptions and unless we give our prior written consent, until the completion of the merger:

•	it will not, and it will not cause its affiliates not to, directly or indirectly, acquire (by merger, consolidation, acquisition of equity interests or assets or any other business combination) any corporation, partnership, limited liability company, joint venture or other business organization or any assets or property (other than assets or property acquired in the ordinary course of business or of any software) that could be reasonably expected to materially delay the consummation of the merger, including the obtaining of any antitrust and other regulatory approvals required pursuant to the merger agreement; and

•	it will take all action that is necessary to cause Merger Sub to perform its obligations under the merger agreement and to consummate the merger on the terms and conditions of the merger agreement.
Shareholders Meeting
      The merger agreement requires us, as promptly as practicable, to duly call, give notice of, convene and hold a special meeting of our shareholders for the purpose of voting on the merger and use reasonable best efforts to solicit from our shareholders proxies in favor of the adoption of the merger agreement and to obtain shareholder approval, except that we will not be required to hold the special meeting if we have terminated the merger agreement in connection with a “company superior proposal” and have paid to UCS the termination fee. See “— Termination” and “— Termination Fees” below.
      Our board is required to recommend adoption of the merger agreement and the merger to Reynolds shareholders. Our board may determine not to make or to withdraw, modify or change its recommendation, and not to use such efforts to solicit proxies in favor of the adoption of the merger agreement if:

•	our board determines in good faith, after consultation with outside legal counsel and a financial advisor of national recognized reputation, that failure to take such action would likely be inconsistent with its fiduciary duties under applicable law;

•	our board complies in all material respects with the terms of the merger agreement;

•	we use reasonable best efforts to provide UCS with two business days’ prior written notice that our board intends to take such action; and

•	we provide immediate written notice to UCS that our board has taken such action.
      We may, if we receive an unsolicited “company acquisition proposal,” delay the holding of the shareholders meeting for a reasonable period as would allow our board to consider such proposal and to determine the effect, if any, on us, but in no event more than ten days. We must promptly provide UCS with written notice upon commencement of any such delay.
No Solicitation of Transactions
      Subject to the exception set out below, we have agreed that during the term of the merger agreement, we will not, and will not permit our subsidiaries, officers, trustees, directors, employees, investment bankers, financial advisors, attorneys, brokers, finders or other agents, representatives or affiliates of Reynolds or any of our subsidiaries to, directly or indirectly:

•	initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, any “company acquisition proposal”;

•	enter into discussions or negotiate with any person in furtherance of such inquiries or to obtain a “company acquisition proposal”;

•	enter into an agreement (other than a confidentiality agreement entered into in accordance with the provisions of the merger agreement) with respect to a “company acquisition proposal”;

•	withhold, withdraw or modify (or publicly propose or announce any intention or desire to withhold, withdraw or modify), in any manner adverse to UCS, Reynolds’ board recommendation; or

•	submit to Reynolds’ shareholders for their approval any “company acquisition proposal.”
      For the purposes of the merger agreement, a “company acquisition proposal” means any proposal or offer for, whether in one transaction or a series of related transactions or any public announcement providing for, contemplating or which constitutes any:

•	merger, consolidation, business combination, acquisition, spin off, recapitalization involving the distribution of assets, cash, debt securities or preferred stock of Reynolds having a market value equal to at least 20% of Reynolds’ equity market capitalization prior to the announcement thereof (whether by dividend, share repurchase or otherwise), liquidation, dissolution or other similar transaction involving Reynolds or any of its subsidiaries that would constitute a “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X, but substituting 20% for references to 10% therein),

•	sale or other disposition, directly or indirectly, including by merger, consolidation, share exchange, recapitalization or any similar transaction, of any assets of Reynolds or its subsidiaries representing 20% or more of the consolidated assets of Reynolds and its subsidiaries taken as a whole,

•	issue, sale or other disposition by Reynolds of (including by way of merger, consolidation, share exchange, recapitalization or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the votes associated with the outstanding voting equity securities of Reynolds,

•	tender offer or exchange offer in which any person or “group” (as such term is defined under the Exchange Act) offers to acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the economic benefits associated with ownership, or the right to acquire beneficial ownership or such economic benefit, or any person or group acquires or agrees to acquire beneficial ownership or the right thereto or the economic benefits associated with ownership of, in any case, of 20% or more of the outstanding common shares of Reynolds, or

•	transaction which is similar in form, substance or purpose to any of the foregoing transactions.
      The term “company acquisition proposal” will not include the merger or any of the other transactions contemplated by the merger agreement, or any merger, consolidation, business combination, recapitalization or similar transaction solely among Reynolds and one or more Reynolds’ subsidiaries or among Reynolds’ subsidiaries.
      Prior to obtaining the approval of our shareholders, following the receipt by Reynolds or any of its subsidiaries of a “company acquisition proposal” (that was not solicited, encouraged or facilitated), if (A) Reynolds’ board determines in good faith after consultation with its legal and financial advisors that such “company acquisition proposal” is, or is reasonably likely to lead to, a “company superior proposal” and (B) Reynolds’ board determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that failure to take such action would likely be inconsistent with its fiduciary duties under applicable law, our board may:

•	furnish non-public information with respect to Reynolds and its subsidiaries to the person who made such proposal (provided that Reynolds has previously or concurrently furnished such information to UCS) and prior to furnishing such information, Reynolds received from the person to whom such information is being furnished an executed confidentiality agreement on terms at least as restrictive as the terms of the confidentiality agreement,

•	participate in negotiations regarding such proposal, and

•	following receipt of a “company acquisition proposal” that constitutes a “company superior proposal,” terminate the merger agreement with UCS and Merger Sub and pay UCS a termination fee as described in the section entitled “— Termination Fees” below.

      For purposes of the merger agreement, “company superior proposal” means a bona fide “company acquisition proposal” (on its most recently amended and modified terms, if amended and modified) made by a third party that relates to securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing two-thirds or more of the votes associated with the outstanding voting equity securities of Reynolds on a fully diluted basis or all or substantially all of the assets of Reynolds and its subsidiaries, taken as a whole, which Reynolds’ board determines in its good faith judgment (after consultation with its outside financial and legal advisors and taking into account all legal, financial, regulatory and other aspects of the proposal and the likelihood of consummation) to be more favorable from a financial point of view to Reynolds’ shareholders than the merger, and which is accompanied by fully committed financing required to pay the cash portion of the total consideration required for (including payment of all fees and debt which is required to be paid (including to avoid default or breach thereunder) in connection with or in contemplation of such “company acquisition proposal”).
      We have agreed to promptly notify UCS no later than 48 hours following our initial receipt of a “company acquisition proposal” of the relevant details relating to a “company acquisition proposal” (including the identity of the parties and all material terms thereof) which Reynolds or any of its subsidiaries or any such officer, trustee, director, employee, investment banker, financial advisor, attorney, broker, finder or other agent, representative or affiliate may receive after the date of the merger agreement, and will keep UCS informed on a prompt basis as to the status of and any material developments regarding any such proposal, including any changes in material terms or conditions based thereto. Our board may, if we receive an unsolicited “company acquisition proposal,” delay the holding of our shareholders meeting for a reasonable period no longer than ten days to consider such “company acquisition proposal.” In the event our board changes its recommendation, we will provide UCS with the Reynolds’ shareholder list and, following the change in the our board’s recommendation, UCS may contact Reynolds’ shareholders and prospective investors without regard to the limitations set forth in the merger agreement. In the event that the merger agreement is terminated pursuant to its terms, UCS will promptly return to Reynolds such shareholder list.
      In addition to these restrictions on our actions under the merger agreement, the voting agreements entered into by certain of our shareholders in connection with the merger agreement which require those shareholders to comply with such restrictions on our actions in the merger agreement as if they were applicable to such shareholders. See the section entitled “Voting Agreements.”
Employee Benefits
      Our employees will remain “at will” employees, subject to dismissal at any time, except as otherwise required by law or by employment agreements. After the effective time of the merger, the applicable benefit plans will credit our employees’ service with us prior to the merger, other than under defined benefit pension plans and except as may lead to benefit duplication. UCS’s or the surviving corporation’s group medical plans will waive any exclusion for preexisting conditions and actively-at-work requirements for employees who were covered under our group health plans and grant credit (for purposes of annual deductibles, co-payments and out-of-pocket limits) for any covered claims incurred or payments made prior to the merger.
      For a period of one year following the effective time of the merger, UCS will provide, or cause to be provided, to each current and former employee of Reynolds and its subsidiaries, other than those employees covered by collective bargaining agreements, compensation (excluding equity-based compensation) and benefits that are no less favorable in the aggregate than the compensation (excluding equity-based compensation) and benefits provided by us prior to the merger. In addition, for a period of one year following the effective time of the merger, UCS will honor, fulfill and discharge Reynolds’ and its subsidiaries’ obligations under our severance plans without any adverse amendment or change to our employees.
      UCS will continue or cause Reynolds as the surviving corporation to continue retiree life insurance benefits and retiree health benefits (including medical prescription drugs) for former employees (as of the closing date of the merger) of Reynolds and its subsidiaries who participate in retiree life insurance and retiree health benefit plans of Reynolds or its subsidiaries as of immediately prior to the effective time of the merger to remain in effect from and after the closing date for a period of one year without adverse change to such former employees. For a period of one year following the effective time of the merger, UCS agrees to continue or cause Reynolds as the surviving corporation to continue our retiree welfare programs, including medical prescription drugs and retiree life insurance program, on terms and conditions substantially equivalent in duration, scope, value, participant cost, vesting and otherwise to those in effect as of the effective time of the merger with respect to all Reynolds’ employees who as of immediately prior to the effective time of the merger would be eligible to receive benefits under Reynolds’ retiree welfare programs.
      All annual bonus plans for Reynolds’ employees for fiscal 2006 will be continued in accordance with their terms, provided, that the bonus plans for fiscal 2006 will be calculated without taking into account any expenses or costs associated with or arising as a result of transactions contemplated by the merger agreement (including any expenses or costs related to restructurings undertaken in anticipation of the transactions contemplated by the merger agreement) or any non-recurring charges that would not reasonably be expected to have been incurred had the transactions contemplated by the merger agreement not occurred, and bonus amounts for the 2006 fiscal year will be determined based on Reynolds’ actual performance and in accordance with past practice, provided, that such bonus amounts in the aggregate will be at least $14 million, but no more than $16.5 million. The bonus amounts for the 2006 fiscal year will be determined by the compensation committee of Reynolds’ board prior to closing. Reynolds will pay the bonus amounts for the 2006 fiscal year following the determination contemplated by the immediately preceding sentence and prior to the closing.
      Following the closing, UCS will cause Reynolds to establish a special equity replacement bonus plan for fiscal 2007 which will be in lieu of equity compensation historically granted to Reynolds’ employees, and based upon targets and goals that are comparable in terms of achievability to those targets and goals pertaining to equity compensation granted to Reynolds’ employees in fiscal 2006 and scheduled to vest during that fiscal year. The amounts payable in respect of the special equity replacement plan, assuming performance at target levels, will not be less than $5.5 million in the aggregate.
      Prior to the effective date of the merger, Reynolds will amend each of its retirement plan and supplemental retirement plan to provide that no additional benefits in respect of any Reynolds employee will accrue under each plan after the date of the applicable amendment.
Reynolds Director and Officer Indemnification and Insurance
      From and after the effective time of the merger, UCS and Reynolds as the surviving corporation will indemnify and hold harmless each person who is at the date of the merger agreement or during the period from the date of the merger agreement through the closing date serving as a director, officer, trustee, employee, agent or fiduciary of Reynolds or its subsidiaries or as a fiduciary under or with respect to any employee benefit plan, which we refer to collectively as the indemnified parties, to the fullest extent authorized or permitted by applicable law, in connection with any claim and any judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or, with the consent of UCS which will not be unreasonably withheld, amounts paid in settlement). UCS and Reynolds as the surviving corporation will also promptly pay on behalf of or, within 30 days after any request for advancement, advance to each of the indemnified parties, to the fullest extent authorized or permitted by applicable law, any expenses incurred in defending, serving as a witness with respect to or otherwise participating in any claim in advance of the final disposition of such claim, including payment on behalf of or advancement to the indemnified party of any expenses incurred by such indemnified party in connection with enforcing any rights with respect to such indemnification or advancement, in each case without the requirement of any bond or other security, except that all advancement of expenses pursuant to the foregoing will be subject to an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification from the surviving corporation.
      UCS and Merger Sub agreed that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger now existing in favor of the current or former directors, officers, trustees, employees, agents, or fiduciaries of Reynolds or its subsidiaries as provided in Reynolds’ or its subsidiaries’ charters and bylaws and indemnification agreements will be assumed by Reynolds as the surviving corporation in the merger at the effective time of the merger and will survive the merger.
      For a period of six years from the effective time of the merger, the organizational documents of the surviving corporation will contain provisions no less favorable with respect to indemnification than are set forth in Reynolds’ current charter and bylaws, which provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the effective time of the merger, were directors, officers, trustees, employees, agents, or fiduciaries of Reynolds or its subsidiaries, unless the modification is required by law and then only to the minimum extent required by law.
      Reynolds as the surviving corporation will maintain for a period of at least six years the current policies of directors’ and officers’ liability insurance maintained by Reynolds and its subsidiaries with respect to claims arising from facts or events that occurred on or before the effective time of the merger, including, without limitation, in respect of the transactions contemplated by the merger agreement, except that the surviving corporation may substitute policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured, if such substitution will not result in gaps or lapses of coverage with respect to matters occurring before the effective time of the merger. In no event will the surviving corporation be required to expend more than an amount per year of coverage equal to 250% of the current annual premiums paid by Reynolds for such insurance. In the event that the surviving corporation would be required to expend more than 250% of the current annual premiums paid by Reynolds, the surviving corporation will obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to 250% of the current annual premiums paid by Reynolds. UCS will, and will cause the surviving corporation or its successors or assigns to, maintain such policies in full force and effect, and continue to honor all obligations thereunder.
Financing
      Each of UCS and Merger Sub will use, and will cause their affiliates to use, their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the proceeds of the financing, including using reasonable best efforts to negotiate and enter into the definitive agreements with respect thereto on the terms and conditions contained therein and to satisfy (or cause its affiliates to satisfy) on a timely basis all conditions, and otherwise comply with all terms, applicable to UCS and Merger Sub (or their affiliates) in such definitive agreements. In the event any portion of the financing becomes unavailable on the terms and conditions contemplated in the financing commitments, UCS and Merger Sub will promptly notify Reynolds and will use their reasonable best efforts to arrange to obtain any such portion from alternative sources as promptly as practicable following the occurrence of such event. UCS will deliver to Reynolds true and complete copies of all agreements pursuant to which any such alternative source will have committed to provide UCS and Merger Sub with any portion of the financing. UCS will give Reynolds prompt notice of any material breach by any party to the financing commitments or any termination of the financing commitments. Each of UCS and Merger Sub will refrain (and will use its reasonable best efforts to cause its affiliates to refrain) from taking, directly or indirectly, any action that would reasonably be expected to result in a failure of any of the conditions contained in the financing commitments or in any definitive agreement related to the financing. UCS will keep Reynolds informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the financing. UCS and Merger Sub may agree to or permit any amendment, supplement or other modification to be made to, or any waiver of any material provision or remedy under, the financing commitments or the definitive agreements relating to the financing and may obtain financing in substitution of all or a portion of the financing, so long as they consult with Reynolds and promptly provide Reynolds with such information it may reasonably request regarding any alternative financing arrangements or plans. If the financing (or any alternative) has not been obtained by February 15, 2007, UCS and Merger Sub will continue to be obligated to consummate the merger on the terms contemplated by the merger agreement and subject only to the satisfaction or waiver of the closing conditions set forth in the merger agreement and to UCS’s right to terminate, regardless of whether UCS and Merger Sub have complied with all of their obligations under the merger agreement.
      Reynolds will, and will cause its subsidiaries and will use its reasonable best efforts to cause its and their representatives to, reasonably cooperate in connection with the arrangement of the financing as may be reasonably requested by UCS. None of Reynolds or any of its subsidiaries will be required to pay any commitment or other fee or incur any other liability in connection with the financing prior to the effective time of the merger and such requested cooperation will not unreasonably interfere with the ongoing operations of Reynolds and its subsidiaries. Such cooperation by Reynolds will include, at the reasonable request of UCS and if necessary or appropriate to obtain the financing or obtain any portion thereof from alternative sources:

•	agreeing to use reasonable best efforts to enter into such agreements, and to use reasonable best efforts to deliver such officer’s certificates and opinions, as are customary in financings of such type and as are, in the good faith determination of the persons executing such officer’s certificates or opinions, accurate, and reasonably facilitating the pledging of collateral and the granting of corporate guarantees to the extent required and customary for financings of this type, except that no obligation of Reynolds under any such agreement, pledge or grant will be effective until the effective time of the merger;

•	using its reasonable best efforts to cause its officers to be reasonably available to participate in meetings, drafting sessions, due diligence sessions, management presentation sessions, “road shows” and sessions with rating agencies, and prepare or participate in the preparation of business projections and financial statements for inclusion in offering memoranda, private placement memoranda, prospectuses and similar documents customarily included in documents of this type;

•	using its reasonable best efforts to cause its independent accountants to provide reasonable assistance to UCS consistent with their customary practice (including to provide consent to UCS to prepare and use their audit reports relating to Reynolds and any necessary “comfort letters” in each case on customary terms and consistent with their customary practice in connection with the financing); and

•	providing to the contemplated sources of the debt and equity financing financial and other information in Reynolds’ possession with respect to the merger reasonably requested and customary in connection with financings of such type. UCS will, promptly upon request by Reynolds or any of its subsidiaries, reimburse Reynolds for any reasonable out-of-pocket costs incurred by Reynolds or any of its subsidiaries in connection with such cooperation. UCS and Merger Sub will indemnify and hold harmless Reynolds and its subsidiaries from and against all losses or damages suffered or incurred by them in connection with the arrangement of the debt financing and any information utilized in connection therewith, except that the foregoing will not apply to Reynolds’ or its subsidiaries’ or other representatives’ willful misconduct or gross negligence and will be void and of no further force and effect from and after the effective time of the merger.

Obtaining Consents and Approvals
      The parties to the merger agreement have agreed to use all reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with any other parties in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective the merger and the other transactions contemplated by the merger agreement, including:

•	obtaining all necessary actions or nonactions, waivers, consents and approvals from governmental authorities and making all necessary registrations and filings and the taking of all steps necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental authority,

•	obtaining all necessary consents, approvals or waivers from third parties,

•	defending any lawsuits or legal proceedings challenging the merger agreement or the consummation of the transactions contemplated by the merger agreement, and

•	the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by the merger agreement.
      UCS and Reynolds have agreed to promptly make their respective filings and any other subsequently required submissions with the Federal Trade Commission and Department of Justice under the HSR Act. Each party has also agreed to use reasonable best efforts to cooperate with each other in determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other governmental authorities in connection with consummation of the transactions contemplated by the merger agreement, and timely make all such filings and timely seek all such consents, permits, authorizations or approvals. UCS and Reynolds have also agreed to use reasonable best efforts to offer to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate the transactions contemplated by the merger agreement, except that neither UCS nor Reynolds will be required to take any action that would reasonably be expected to have a material adverse effect on the benefits that are expected to be derived from the merger and the other transactions contemplated by the merger agreement. The parties will attempt to permit each other to participate in any meetings with these governmental authorities.
      If any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted, or threatened to be instituted, challenging any transaction contemplated by the merger agreement, Reynolds and UCS have agreed to cooperate in all respects with each other and will use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the merger agreement.
Conditions to the Merger
      The obligations of the parties to complete the merger are subject to the satisfaction or waiver of the following mutual conditions:

•	Shareholders Approval. The adoption of the merger agreement by our shareholders.

•	Antitrust Approvals. Any waiting period, and any extension of such waiting period, applicable to the consummation of the merger under the HSR Act or any other regulatory law will have expired or been terminated, and any required approvals will have been obtained, unless the failure to observe such waiting periods, and any extension of such waiting period, or to obtain such approvals will not, individually or in the aggregate, cause a material adverse effect.

•	No Injunctions. No governmental authority will have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling, whether temporary, preliminary or permanent, which is then in effect and has the effect of making the consummation of the merger illegal or prohibiting the consummation of the merger.
      The obligations of UCS and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following additional conditions.

•	Representations and Warranties. Our representations and warranties not made as of a specific date must be true and correct both as of the date of the merger agreement and as of the closing of the merger and our representations and warranties made as of a specific date must be true and correct as of such date, in each case except where the failure of such representations and warranties to be true and correct (disregarding all materiality qualifications) does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect. Our representations and warranties relating to our organization and qualification, organizational documents, specified portions of our capitalization, authority relative the merger agreement and validity and effect of the merger agreement must be true and correct in all material respects as of the date of the merger agreement and as of the effective time of the merger, where, in the case of the specified portions of our capitalization representation, “in all material respects” means that all failure to be true and correct relate to less than 100,000 shares of Reynolds common stock in the aggregate.

•	Performance of Obligations. We must have performed, in all material respects, all obligations and complied with, in all material respects, our agreements and covenants to be performed or complied with by us pursuant to the merger agreement on or prior to the effective time of the merger.

•	Certificate. We will have delivered to UCS a certificate, signed by a senior officer of Reynolds and dated as of the closing date, to the effect that the conditions set forth in the merger agreement have been satisfied.

•	Absence of Actions or Claims. No action, suit, proceeding, claim or arbitration will be pending in which a governmental authority is a party and where an unfavorable injunction, judgment, order,

decree or ruling would prevent, restrain or otherwise materially interfere with the consummation of any of the transactions contemplated by the merger agreement or materially affect adversely the right or powers of UCS to own, operate or control Reynolds or any material portion of the business or material assets of Reynolds or UCS.

      Our obligation to complete the merger is subject to the following additional covenants.

•	Representations and Warranties. UCS’s and Merger Sub’s representations and warranties not made as of a specific date must be true and correct both as of the date of the merger agreement and as of the closing of the merger and our representations and warranties made as of a specific date must be true and correct as of such date, in each case except where the failure of such representations and warranties to be true and correct (disregarding all materiality qualifications) does not have, and would not reasonably be expected to have, individually or in the aggregate, a parent material adverse effect. UCS’s and Merger Sub’s representations and warranties relating to their organization and authority relative the merger agreement must be true and correct as of the date of the merger agreement and as of the effective time of the merger.

•	Performance of Obligations. UCS must have performed, in all material respects, all obligations and complied with, in all material respects, its agreements and covenants to be performed or complied with by it pursuant to the merger agreement on or prior to the effective time of the merger, other than those related to financing. Reynolds will receive a certificate signed by a senior officer of UCS certifying the satisfaction of the conditions specified in the preceding two bullets.

•	Certificate. UCS will have delivered to Reynolds a certificate, signed by a senior officer of UCS and dated as of the closing date, to the effect that the conditions set forth in the merger agreement have been satisfied.
Termination
      The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger by actions taken or authorized by our board, or members of the terminating party or parties, whether before or after receiving shareholder approval. The merger agreement may also be terminated in certain circumstances:

•	by mutual written consent of UCS and us;

•	by either UCS or us if the merger has not been completed by February 15, 2007, which we refer to, as it may be extended under certain circumstances, as the outside date, except that the right to terminate the merger agreement will not be available to a party whose failure to fulfill any obligation under the merger agreement materially contributed to the failure of the effective time of the merger to occur on or before such date;

•	by UCS or us if any governmental authority will have enacted, issued, promulgated, enforced or entered any injunction, order, decree of ruling or taken any other action, including the failure to have taken an action, which, in either such case, has become final and non-appealable and has the effect of making the consummation of the merger illegal or otherwise preventing or prohibiting the consummation of the merger;

•	by UCS if each of it and Merger Sub is not in material breach of its obligations under the merger agreement, and if:

•	any of the representations and warranties of Reynolds in the merger agreement are or become untrue or incorrect such that the closing conditions of Reynolds would be incapable of being satisfied by the outside date, or

•	there has been a breach on the part of Reynolds of its covenants or agreements in the merger agreement such that the closing conditions of Reynolds would be incapable of being satisfied by the outside date;

•	by us if we are not in material breach of our obligations under the merger agreement, and if:

•	any of the representations and warranties of UCS and Merger Sub herein are or become untrue or inaccurate such that the closing conditions of UCS and Merger Sub would be incapable of being satisfied by the outside date;

•	there has been a breach on the part of UCS and Merger Sub or any of their respective covenants or agreements in the merger agreement such that the closing conditions of UCS and Merger Sub would be incapable of being satisfied by the outside date; or

•	the closing conditions have been satisfied, other than requiring us to deliver to UCS an officer’s certificate, but UCS has failed to obtain financing by the later of November 16, 2006 and ten business days following the date that the closing conditions are satisfied, other than the condition requiring us to deliver to UCS an officer’s certificate;

•	by UCS or us if our shareholders do not approve the merger at the special meeting, except that the right to terminate the merger agreement is not be available to us where the failure to obtain our shareholder approval is caused by any action or failure to act of Reynolds that constitutes a material breach of the merger agreement;

•	by UCS if:

•	our board (or any committee thereof) makes a change in recommendation,

•	we fail to include our board’s recommendation in the proxy statement,

•	our board (or any committee thereof) publicly recommend or approve any “company acquisition proposal,”

•	we enter into any letter of intent with respect to or other contract for any “company acquisition proposal,”

•	we materially breach any of our obligations under the non-solicitation covenant in the merger agreement or fail to use reasonable best efforts to solicit proxies in favor of the adoption of the merger agreement and to obtain our shareholders’ approval, and such failure is a material breach of our covenants in the merger agreement,

•	a tender or exchange offer relating to our equity securities is commenced by a person unaffiliated with UCS, and our board fails to make a statement recommending rejection of such tender offer or exchange offer within ten business days after such tender or exchange offer is first published, sent or given, or

•	our board fails to reaffirm their board recommendation within ten business days after UCS requests in writing that such recommendation be reaffirmed; and

•	by us, if our board approves, or authorizes us to enter into a definitive agreement with respect to, a “company superior proposal,” but only so long as:

•	our shareholder approval has not yet been obtained,

•	we are in compliance in all material respects with the non-solicitation covenant in the merger agreement (including informing UCS of the material terms and conditions of such “company superior proposal” and the identity of the person making such “company superior proposal”),

•	we first give UCS at least four business days’ notice of our intent to terminate,

•	after taking into account any amendment to the merger agreement entered into, or to which UCS irrevocably covenants to enter into, within such three business day period and for which all internal approvals of UCS are obtained since receipt of such notice, such “company superior proposal” continues to constitute a “company superior proposal” (taking into account any amendment to the merger agreement or amendment to the merger agreement agreed to in writing by UCS),

•	we pay to UCS the termination fee of $81 million required pursuant to the merger agreement concurrently with or prior to such termination, and

•	we intend, simultaneously or substantially simultaneously with such termination, to enter into a definitive acquisition, merger, or other agreement to effect the “company superior proposal.”
Termination Fees
      The merger agreement provides that Reynolds will pay to UCS a termination fee of $81 million if the merger agreement is terminated in the following circumstances:

•	by UCS or us for any reason in circumstances where UCS had the right to terminate the merger agreement at or prior to such time because:

•	our board (or any committee thereof) makes a change in recommendation,

•	we fail to include our board’s recommendation in the proxy statement,

•	our board (or any committee thereof) publicly recommend or approve any “company acquisition proposal,”

•	we enter into any letter of intent with respect to or other contract for any “company acquisition proposal,”

•	we materially breach any of our obligations under the non-solicitation covenant in the merger agreement or fail to use reasonable best efforts to solicit proxies in favor of the adoption of the merger agreement and to obtain our shareholders’ approval, and such failure is a material breach of our covenants in the merger agreement,

•	a tender or exchange offer relating to our equity securities is commenced by a person unaffiliated with UCS, and our board fails to make a statement recommending rejection of such tender offer or exchange offer within ten business days after such tender or exchange offer is first published, sent or given, or

•	our board fails to reaffirm their board recommendation within ten business days after UCS requests in writing that such recommendation be reaffirmed; and

if such termination was not pursuant to any of the preceding sub-bullets, but the sole basis on which UCS is entitled to the termination fee is pursuant to the fifth sub-bullet above, then UCS will be entitled to the termination fee only if it has given us, within three business days, notice of its belief that it had such a termination right after becoming aware of the facts giving rise thereto; or

•	by us because our board has approved or authorized us to enter into a definitive agreement with respect to a “company superior proposal,” in compliance with our applicable termination right under the merger agreement (described in the eighth bullet of the preceding subsection “Termination”).
      We will pay to UCS 25% of the termination fee, or $20,250,000, if the merger agreement is terminated in the following circumstances (and at or prior to such termination or, in the case of termination for failure to obtain shareholder approval, at or prior to the taking of the vote at the shareholders meeting, Reynolds has received a “company acquisition proposal” and, in the case of termination for failure to obtain shareholder approval, the “company acquisition proposal” is publicly disclosed prior to the shareholder vote):

•	by UCS or us because the merger has not been completed by the outside date;

•	by UCS or us because our shareholders do not approve the merger at the special meeting; or

•	by UCS because each of it and Merger Sub is not in material breach of its obligations under the merger agreement, and:

•	any of the representations and warranties of Reynolds in the merger agreement are or become untrue or incorrect such that the closing conditions of Reynolds would be incapable of being satisfied by the outside date, or

•	there has been a breach on the part of Reynolds of its covenants or agreements in the merger agreement such that the closing conditions of Reynolds would be incapable of being satisfied by the outside date.
      If within 12 months following the termination date, Reynolds enters into a definitive agreement to consummate or consummates such “company acquisition proposal,” then Reynolds will pay to UCS the remaining 75% of the termination fee, or $60,750,000 upon the entering into of such definitive agreement or the consummation of the “company acquisition proposal,” whichever occurs first (and for these purposes, “50%” will be substituted for “20%” in each occurrence of “20%” in the definition of “company acquisition proposal”).
      UCS will pay to Reynolds a reverse termination fee of $81 million if the merger agreement is terminated in the following circumstances:

•	by us, if we are not in material breach of our obligations under the merger agreement and if the conditions to the obligations of UCS and Merger Sub have been satisfied (except for the condition requiring us to deliver an officers’ certificate to UCS) but UCS has failed to obtain financing by the later of November 16, 2006 and ten business days following the date that the conditions to the obligations of UCS and Merger Sub are satisfied (except for the condition requiring us to deliver an officer’s certificate to UCS); or

•	by us, if the merger is not completed by the outside date by reason of the financing not being available at such time and where the conditions to the obligations of UCS and Merger Sub are satisfied (except for the condition requiring us to deliver an officer’s certificate to UCS); and

•	UCS is not in breach of certain financing obligations described in the following paragraph.
      In the event that the merger agreement is terminated pursuant, to either of the first two bullets in the immediately preceding paragraph and UCS is in breach of its financing obligations as described below, UCS will pay the above reverse termination fee and, in addition, be liable to Reynolds for any damages incurred by Reynolds in connection with such termination in an amount not in excess of $270 million in the aggregate minus any reverse termination fee paid by UCS to Reynolds. UCS is considered to be in breach of its financing obligations in circumstances where:

•	UCS is in breach of its obligations under its financing commitments,

•	UCS is in breach of its obligations under its financing covenant in the merger agreement,

•	the financing is available but $367 million in closing cash is not available to make payments pursuant to UCS’s obligations under the merger agreement, or

•	certain representations and warranties of UCS in the merger agreement related to financing are untrue or incorrect as of the date of the merger agreement,

•	and, in the case of the first, second and fourth immediately preceding sub-bullets, such breach or failure was a material contributing factor in UCS’s failing to obtain the financing.
      Subject to the right of Reynolds to seek specific performance in certain circumstances, the payment of the reverse termination fee alone, or of the reverse termination fee plus damages, pursuant to the two preceding paragraphs is, in each case, the sole and exclusive remedy of Reynolds and any of its affiliates and shareholders pursuant to the merger agreement for breach of the merger agreement and neither UCS nor Merger Sub or any of their respective affiliates will have any other liability or obligation arising out of the termination of the merger agreement, any breach of the merger agreement by them, any financing breach or the failure of the transactions contemplated by the merger agreement to be consummated, whether arising in contract, tort or otherwise, other than for fraud.
      In any event not covered above and where the merger has not been consummated, each party to the merger agreement will be liable in damages for any breach by it of the merger agreement prior to termination, except that Reynolds and its subsidiaries, on the one hand, and UCS and its affiliates, on the other, will not be liable in connection with the merger agreement or the transactions contemplated by the merger agreement in an aggregate amount in excess of $270 million, other than for fraud, and the payment of such damages will be the sole and exclusive remedy of such party, any of its affiliates and its shareholders, pursuant to the merger agreement for breach and none of the parties or any of their respective affiliates will have any other liability or obligation of any kind or nature whatsoever arising out of the termination of the merger agreement, any breach of the merger agreement by any of the parties (other than a breach of any of UCS’s post-closing obligations under the merger agreement), any UCS financing breach or the failure of the transactions contemplated by the merger agreement to be consummated, whether arising in contract, tort or otherwise, subject to the right of the parties to seek specific performance in certain circumstances.
Other Covenants and Agreements
      The merger agreement includes certain other agreements between the parties including provisions relating to UCS’s access to certain information and officers of Reynolds.
Amendment and Waiver
      Subject to applicable law, the merger agreement may be amended by the parties by action taken by their respective boards (or similar governing body or entity) at any time prior to the effective time of the merger, except that, after approval of the merger by the shareholders of Reynolds, no amendment may be made without further shareholder approval which, by law or in accordance with the rules of the New York Stock Exchange, requires further approval by such shareholders. The merger agreement may not be amended except by an instrument in writing signed by the parties thereto.
      The merger agreement also provides that at any time prior to the effective time, any party to the merger agreement may in writing waive compliance by the other parties with any obligation, covenant, agreement or condition.

VOTING AGREEMENTS
      The summary of the material terms of the voting agreements below and elsewhere in this proxy statement is qualified in its entirety by reference to the voting agreements, copies of which are attached to this proxy statement as Appendices B and C and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the voting agreements that is important to you. We encourage you to read carefully the voting agreements in their entirety.
      In connection with the merger agreement, and concurrently with the execution of the merger agreement, each of Mr. Richard H. Grant III and Mr. Finbarr J. O’Neill entered into a voting agreement on August 7, 2006, pursuant to which each of Mr. Grant and Mr. O’Neill have agreed to vote certain shares of Company common stock in favor of the merger, representing, in the aggregate, as of August 16, 2006, approximately 18.6% of the outstanding voting power of the Company common shares. On August 28, 2006, Mr. O’Neill’s voting agreement was amended and restated in its entirety to clarify its applicability to shares held by proxy by Mr. O’Neill pursuant to certain employee benefits plans and to place a 19.9% cap on the aggregate number of shares that may be covered by both Mr. Grant and Mr. O’Neill’s voting agreements.
Voting
      Under each voting agreement, each of Mr. Grant and Mr. O’Neill agreed that, at any meeting of the holders of any class of Company securities, however such meeting is called and regardless of whether such meeting is a special or annual meeting of the shareholders of the Company, and at any postponement or adjournment thereof, and in connection with any written consent of the shareholders of the Company, vote, or cause to be voted, such shareholder’s shares in favor of the merger and the adoption of the merger agreement, the approval of the terms thereof and each of the other actions contemplated by the merger agreement and any actions required in furtherance thereof and against any action which is prohibited by the merger agreement or which is intended, or could reasonably be expected, to prevent, impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to UCS or Merger Sub of the merger or the transactions contemplated hereby or by the merger agreement, or approval of any company acquisition proposal.
Restrictions on Transfer
      Under each of the voting agreements, each of Mr. Grant and Mr. O’Neill agreed that, for the duration each voting agreement is in effect, he will not (with limited exceptions) sell, transfer, pledge or dispose of any shares of the Company common stock, including without limitation, by conversion or exchange of any shares of Class B common stock into shares of Class A common stock.
No Solicitation
      Except as permitted under the merger agreement, each of Mr. Grant and Mr. O’Neill agreed not to, and not authorize or knowingly permit its representatives to, directly or indirectly, initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal or other activities that may reasonably be expected to lead to any company acquisition proposal, participate in any discussions or negotiations in furtherance of such inquiries, engage in discussions with respect to any company acquisition proposal, approve or recommend any company acquisition proposal, or enter into any letter of intent or similar document or any agreement or commitment providing for any company acquisition proposal.
Termination
      Each voting agreement terminates the earlier of (i) the effective time of the merger, (ii) the mutual consent of UCS and Mr. Grant or Mr. O’Neill, as the case may be, and (iii) the date of termination of the merger agreement in accordance with its terms.

MARKET PRICE OF REYNOLDS CLASS A COMMON SHARES AND DIVIDEND DATA
      Reynolds Class A common shares are traded on the New York Stock Exchange under the symbol “REY.” The following table sets forth the high and low sales prices per share of Reynolds Class A common shares on the New York Stock Exchange for the periods indicated.
Market Information

	Class A Common Shares

	High	Low

Fiscal Year Ended September 30, 2004
1st Quarter	$29.48	$25.70
2nd Quarter	$29.85	$25.50
3rd Quarter	$30.76	$22.39
4th Quarter	$25.36	$21.11
Fiscal Year Ended September 30, 2005
1st Quarter	$26.82	$22.75
2nd Quarter	$28.49	$25.23
3rd Quarter	$27.83	$25.93
4th Quarter	$29.20	$26.59
Fiscal Year Ending September 30, 2006
1st Quarter	$28.22	$24.72
2nd Quarter	$29.24	$27.06
3rd Quarter	$30.80	$27.06
4th Quarter (through September 20, 2006)	$39.70	$29.09
      The closing sale price of the Reynolds Class A common shares on the New York Stock Exchange on August 7, 2006, which was the last trading day before Reynolds announced the merger, was $35.08. On September 20, 2006, the last trading day before the printing of this proxy statement, the closing price for the Reynolds Class A common shares on the New York Stock Exchange was $39.49. You are encouraged to obtain current market quotations for the Reynolds Class A common shares in connection with voting your shares.
      Under the merger agreement, Reynolds has agreed that, until the merger is completed or the merger agreement is otherwise terminated, it will not declare, set aside or pay any dividend or other distribution on Reynolds common shares, other than the regular quarterly cash dividend on the Reynolds Class A common shares not in excess of $0.11 per share (and 1/20 of such amount per Company Class B common share), which was declared in August, 2006 and paid consistent with past practice.
      There is no public market for Reynolds Class B common shares.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS
      The following table sets forth certain information regarding the beneficial ownership of our common shares as of September 8, 2006 by: (i) each person or entity known to us to be the beneficial owner of more than 5% of any class of our outstanding common shares, (ii) each of the Company’s directors and nominees, (iii) each of the named executive officers and (iv) all executive officers and directors as a group.

								% of
								Total
	Class A		% of	Class B	% of	Total Voting		Voting
	Shares(1)		Class A	Shares(1)	Class B	Shares		Shares

Richard H. Grant, III	138,367	(2)	0.2	13,500,000	100.0	13,638,367	(2)	17.3
Director of The Reynolds and Reynolds Company and Private Investor
One Reynolds Way Dayton, OH 45430
Franklin Templeton Investments	3,797,000		5.8	—	—	3,797,000		4.8
One Franklin Parkway San Mateo, CA 94403-190
Wellington Management Company, LLP	5,820,000		8.9	—	—	5,820,000		7.4
75 State Street Boston, MA 02109
ValueAct Capital Partners (VA Partners, LLC)	7,943,000		12.2	—	—	7,943,000		10.1
435 Pacific Avenue 4th Floor San Francisco, CA 94133
Directors and Named Executive Officers:
Stephanie W. Bergeron	9,741	(3)	*	—	—	9,741	(3)	*
Scot K. Eisenfelder	44,167	(4)	*	—	—	44,167	(4)	*
Dr. David E. Fry	25,023	(5)	*	—	—	25,023	(5)	*
Gregory T. Geswein	100,000	(6)	*	—	—	100,000	(6)	*
Ira D. Hall	9,844	(7)	*	—	—	9,844	(7)	*
Cleve L. Killingsworth, Jr.	22,959	(8)	*	—	—	22,959	(8)	*
Eustace W. Mita	17,352	(9)	*	—	—	17,352	(9)	*
Terri L. Mulcahey	61,364	(10)	*	—	—	61,364	(10)	*
Philip A. Odeen	63,650	(11)	*	—	—	63,650	(11)	*
Finbarr J. O’Neill	240,000	(12)	*	—	—	240,000	(12)	*
Yen-Ping Shan	35,000	(13)	*	—	—	35,000	(13)	*
Douglas M. Ventura	196,861	(14)	*	—	—	196,861	(14)	*
Renato Zambonini	5,679		*	—	—	5,679		*
Shares beneficially owned by all of our executive officers and directors as a group (17 persons) were:	1,068,746		1.6	13,500,000	100.0	14,526,647		18.5

*	Represents beneficial ownership of less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common shares subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of September 8, 2006 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Unless otherwise indicated, voting and investment power relating to the above shares is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

(2)	The total includes 15,103 Class A Shares as to which Mr. Grant holds options exercisable within 60 days. The total also includes 1,181 Class A Shares of restricted stock in which voting power of such shares were granted to a Company nominee pursuant to a proxy. Mr. Grant has sole voting and investment power with regard to 14,246 Class A Shares held in his own name. Mr. Grant may be deemed to beneficially own 109,018 Class A Shares owned by a family limited partnership, of which Mr. Grant is a director and 50% shareholder of the corporation which serves as the general partner to the family limited partnership. As a director and shareholder of the corporate general partner, Mr. Grant has shared voting and dispositive power over the shares owned by the family limited partnership. With respect to the 109,018 Class A Shares owned by the family limited partnership, Mr. Grant disclaims beneficial ownership because Mr. Grant does not have a pecuniary interest with respect to these shares. Additionally, the total amount excludes 12,776 Class A Shares held by Mrs. Grant and 88,630 shares held in two trusts as to which Mr. Grant disclaims beneficial ownership. The total amount also does not include 675,000 Class A Shares into which Mr. Grant’s 13,500,000 Class B Shares are convertible at a 20-to-1 ratio.

(3)	The 9,741 shares include 2,044 Class A Shares as to which Ms. Bergeron holds options exercisable within 60 days. The total also includes 1,181 Class A Shares of restricted stock in which voting power of such shares were granted to a Company nominee pursuant to a proxy.

(4)	The 44,167 shares include 16,667 Class A shares as to which Mr. Eisenfelder holds options exercisable within 60 days. The total also includes 27,500 Class A Shares of restricted stock in which voting power of such shares were granted to a Company nominee pursuant to a proxy.

(5)	The 25,023 shares include 13,550 Class A Shares as to which Dr. Fry holds options exercisable within 60 days. The total also includes 1,181 Class A Shares of restricted stock in which voting power of such shares were granted to a Company nominee pursuant to a proxy.

(6)	The 100,000 shares include 50,000 Class A shares as to which Mr. Geswein holds options exercisable within 60 days. The total also includes 50,000 Class A Shares of restricted stock in which voting power of such shares were granted to a Company nominee pursuant to a proxy.

(7)	The 9,844 shares include 2,044 Class A Shares as to which Mr. Hall holds options exercisable within 60 days. The total also includes 1,181 Class A Shares of restricted stock in which voting power of such shares were granted to a Company nominee pursuant to a proxy.

(8)	The 22,959 shares include 13,550 Class A Shares as to which Mr. Killingsworth, Jr. holds options exercisable within 60 days. The total also includes 1,181 Class A Shares of restricted stock in which voting power of such shares were granted to a Company nominee pursuant to a proxy.

(9)	The 17,352 shares include 4,105 Class A Shares as to which Mr. Mita holds options exercisable within 60 days. The total also includes 1,181 Class A Shares of restricted stock in which voting power of such shares were granted to a Company nominee pursuant to a proxy.

(10)	The 61,364 shares include 29,061 Class A Shares as to which Ms. Mulcahey holds options exercisable within 60 days. The total also includes 30,080 Class A Shares of restricted stock in which voting power of such shares were granted to a company nominee pursuant to a proxy.

(11)	The 63,650 shares include 44,791 Class A Shares as to which Mr. Odeen holds options exercisable within 60 days. The total also includes 4,913 Class A Shares of restricted stock in which voting power of such shares were granted to a Company nominee pursuant to a proxy.

(12)	The 240,000 shares include 100,000 Class A Shares as to which Mr. O’Neill holds options exercisable within 60 days. The total also includes 140,000 Class A Shares of restricted stock in which voting power of such shares were granted to a Company nominee pursuant to a proxy. The total amount does not include 1,005,661 Class A Shares of restricted stock outstanding as of September 8, 2006 in which voting power of such shares were granted to Mr. O’Neill by certain employees pursuant to a proxy.

(13)	The total represents 35,000 shares of restricted stock in which voting power of such shares were granted to a Company nominee pursuant to a proxy.

(14)	The 196,861 shares include 145,078 Class A Shares as to which Mr. Ventura holds options exercisable within 60 days. The total also includes 38,000 Class A Shares of restricted stock in which voting power of such shares were granted to a Company nominee pursuant to a proxy.

FUTURE SHAREHOLDER PROPOSALS
      If the merger is completed, we will have no public shareholders and no public participation in any of our future shareholder meetings. If the merger is not completed, you will continue to be entitled to attend and participate in our shareholder meetings and we will hold an annual meeting of shareholders in 2007, in which case shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2007 annual shareholders meeting in accordance with Rule 14a-8 under the Exchange Act. Any shareholder who wishes to have a shareholder proposal in our proxy statement for the 2007 Annual Meeting must have submitted the proposal to the Corporate Secretary, Legal Department, The Reynolds and Reynolds Company, One Reynolds Way, Dayton, Ohio 45430 for receipt by no later than November 22, 2006. If the Company changes the date of the 2007 Annual Meeting by more than 30 days from the date of the 2006 Annual Meeting, then the deadline to submit a proposal for the 2007 Annual Meeting is a reasonable time before the Company begins to print and mail its proxy materials.
OTHER MATTERS
      The Reynolds board of directors knows of no other matters that are likely to be brought before the meeting, but if other matters do properly come before the meeting which we did not have notice of prior to September 20, 2006, or that applicable laws otherwise permit proxies to vote on a discretionary basis, it is intended that the person authorized under solicited proxies will vote or act thereon in accordance with their own judgment.
WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION
      Reynolds is subject to the informational requirements of the Exchange Act. Reynolds files reports, proxy statements and other information with the Securities and Exchange Commission. The filings are available to the public at the Commission’s website http://www.sec.gov. Reynolds’ website, http://www.reyrey.com, has copies of these filings as well under the heading “Financial Information.” Our common shares are listed on the New York Stock Exchange under the symbol “REY” and you may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
      You may also read reports, proxy statements and other information relating to Reynolds at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.
      If you have questions about the special meeting or the merger after reading this proxy, or if you would like additional copies of this proxy statement or the proxy card, you should contact Reynolds and Reynolds’ proxy solicitors, MacKenzie Partners, Inc., at (800) 322-2885.
      We have authorized no one to give you any information or to make any representation about the proposed merger or our Company that differs from or adds to the information contained in this document or in the documents we have publicly filed with the Securities and Exchange Commission. Therefore, if anyone should give you any different or additional information, you should not rely on it.
      The information contained in this document speaks only as of the date indicated on the cover of this document unless the information specifically indicates that another date applies.

Appendix A
AGREEMENT AND PLAN OF MERGER
Among
THE REYNOLDS AND REYNOLDS COMPANY,
UNIVERSAL COMPUTER SYSTEMS HOLDING, INC.
and
RACECAR ACQUISITION CO.
Dated as of August 7, 2006

A-i

A-ii

A-iii

EXHIBITS
      Exhibit A Form of the Surviving Corporation Charter

A-iv

AGREEMENT AND PLAN OF MERGER
      THIS AGREEMENT AND PLAN OF MERGER, dated as of August 7, 2006 (this “Agreement”), is by and among The Reynolds and Reynolds Company, an Ohio corporation (the “Company”), Universal Computer Systems Holding, Inc., a Delaware corporation (“Parent”), and Racecar Acquisition Co., an Ohio corporation and an indirect wholly owned subsidiary of Parent (“MergerCo”, and together with Parent, the “Buyer Parties”).
      WHEREAS, the parties wish to effect a business combination through a merger of MergerCo with and into the Company (the “Merger”) on the terms and subject to the conditions set forth in this Agreement and in accordance with Chapter 1701 of the Ohio Revised Code (the “OGCL”);
      WHEREAS, the board of directors of the Company (the “Company Board”), and the boards of directors of each of Parent and MergerCo deem it advisable and in the best interests of their respective shareholders to consummate the Merger on the terms and subject to the conditions set forth in this Agreement, and each of the Company Board and the boards of directors of Parent and MergerCo have approved this Agreement and declared its advisability and, in the case of the Company Board, recommended that this Agreement be adopted by the Company’s shareholders;
      WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, Richard H. Grant and Finbarr J. O’Neill are entering into voting agreements with Parent and MergerCo (the “Voting Agreements”); and
      WHEREAS, the Company has amended is Amended and Restated Rights Agreement, dated as of April 18, 2001 (the “Rights Agreement”), in accordance with its terms to render the Rights Agreement inapplicable to this Agreement and the transactions contemplated by this Agreement (including the Merger and the execution, delivery and performance of the Voting Agreements);
      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
      Section 1.01.     Definitions
      (a) For purposes of this Agreement:
      “Action” means any claim, action, complaint, charge, suit, proceeding, arbitration, mediation or other investigation as to which notice has been provided to the applicable party.
      “Affiliate” or “affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.
      “Balance Sheet” means the audited balance sheet of the Company dated as of March 31, 2006 contained in the Company SEC Reports.
      “beneficial owner” or “beneficial ownership”, with respect to any Company Common Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.
      “Business Day” or “business day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings and on which banks are not required or authorized to close in New York, New York.
      “Class A Common Shares” means Class A Common Shares, no par value, of the Company.
      “Class B Common Shares” means Class B Common Shares, no par value, of the Company.
      “Code” means the Internal Revenue Code of 1986, as amended.

      “Company Acquisition Proposal” means any proposal or offer for, whether in one transaction or a series of related transactions or any public announcement providing for, contemplating or which constitutes any (a) merger, consolidation, business combination, acquisition, spin off, recapitalization involving the distribution of assets, cash, debt securities or preferred stock of the Company having a market value equal to at least 20% of the Company’s equity market capitalization prior to the announcement thereof (whether by dividend, share repurchase or otherwise), liquidation, dissolution or other similar transaction involving the Company or any Company Subsidiary that would constitute a “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X, but substituting 20% for references to 10% therein), (b) sale or other disposition, directly or indirectly, including by merger, consolidation, share exchange, recapitalization or any similar transaction, of any assets of the Company or the Company Subsidiaries representing 20% or more of the consolidated assets of the Company and the Company Subsidiaries taken as a whole, (c) issue, sale or other disposition by the Company of (including by way of merger, consolidation, share exchange, recapitalization or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the votes associated with the outstanding voting equity securities of the Company, (d) tender offer or exchange offer in which any Person or “group” (as such term is defined under the Exchange Act) offers to acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the economic benefits associated with ownership, or the right to acquire beneficial ownership or such economic benefit, or any person or group acquires or agrees to acquire beneficial ownership or the right thereto or the economic benefits associated with ownership of, in any case, of 20% or more of the outstanding Company Common Shares, or (e) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term “Company Acquisition Proposal” shall not include (i) the Merger or any of the other transactions contemplated by this Agreement, or (ii) any merger, consolidation, business combination, recapitalization or similar transaction solely among the Company and one or more Company Subsidiaries or among Company Subsidiaries.
      “Company Charter” means the Amended and Restated Articles of Incorporation of the Company dated as of February 9, 1995, as amended.
      “Company Common Shares” means all the Class A Common Shares and Class B Common Shares, provided, that all references to Company Common Shares shall be deemed to include Class B Common Shares on an as converted basis. For the avoidance of doubt, each Class B Common Share is convertible into Class A Common Shares at a rate of one (1) Class A Common Share for each twenty (20) Class B Common Shares.
      “Company Consideration” means the aggregate consideration to be paid pursuant to Section 3.01 of this Agreement.
      “Company Disclosure Schedule” means the disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement for which the disclosure of any fact or item in any Section of such disclosure schedule shall, should the existence of such fact or item be relevant to any other section, be deemed to be disclosed with respect to that other Section so long as the relevance of such disclosure to such other Section is reasonably apparent from the nature of such disclosure. Nothing in the Company Disclosure Schedule is intended to broaden the scope of any representation or warranty of the Company made herein.
      “Company Owned Intellectual Property” means any Intellectual Property which is owned by the Company or any Company Subsidiary.
      “Company Owned Software” means the Software owned by the Company or any Company Subsidiary that is included in the Software products currently marketed, licensed or used to provide services to Customers in the ordinary course of the business of the Company or any Company Subsidiary.
      “Company Superior Proposal” means a bona fide Company Acquisition Proposal (on its most recently amended and modified terms, if amended and modified) made by a Third Party (i) that relates to securities (or options, rights or warrants to purchase, or securities convertible into, such securities)

representing two-thirds or more of the votes associated with the outstanding voting equity securities of the Company on a fully diluted basis or all or substantially all of the assets of the Company and the Company Subsidiaries, taken as a whole, (ii) which the Company Board determines in its good faith judgment (after consultation with its outside financial and legal advisors and taking into account all legal, financial, regulatory and other aspects of the proposal and the likelihood of consummation) to be more favorable from a financial point of view to the shareholders of the Company than the Merger, and (iii) which is accompanied by fully committed financing required to pay the cash portion of the total consideration required for (including payment of all fees and debt which is required to be paid (including to avoid default or breach thereunder) in connection with or in contemplation of such Company Acquisition Proposal).
      “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.
      “Credit Agreement” means the Company’s Credit Agreement dated as of April 8, 2004, among the Company, Reyna Capital Corporation, the lenders party thereto, Crédit Lyonnais, New York Branch, as Syndication Agent, and JPMorgan Chase Bank, as Administration Agent.
      “Disclosure Schedules” means, collectively, the Company Disclosure Schedule and the Parent Disclosure Schedule.
      “Environmental Laws” means any applicable Law in existence on or before the date of this Agreement relating to (i) releases or threatened releases of Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances; or (iii) pollution or protection of the environment, health, safety or natural resources.
      “GAAP” means generally accepted accounting principles as applied in the United States.
      “Governmental Authority” means any national, state, provincial, municipal, local or foreign government, governmental, regulatory (including stock exchange) or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body.
      “Hazardous Substances” means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any Governmental Authority or any Environmental Law including any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls or toxic mold.
      “Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors for raw materials, inventory, Software, services and supplies incurred in the ordinary course of such Person’s business), (v) all obligations of such Person under a lease required to be capitalized for financial reporting purposes according to GAAP, (vi) all obligations of others secured by any Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all obligations of such Person under interest rate or currency swap transactions (other than refinancing of existing interest rate swaps as of the date hereof), (viii) all letters of credit issued for the account of such Person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business and letters of credit issued to renew existing letters of credit as of the date hereof), (ix) all obligations of such Person to purchase securities (or other property) that arise out of or in connection with the sale of the same or substantially similar securities or property, and (x) all guarantees and arrangements having the economic effect of a guarantee of such Person of any indebtedness of any other Person.
      “Intellectual Property” means all intellectual property rights of any kind or nature, including all U.S. or foreign (i) patents, patent applications, patent disclosures, invention registrations of any type, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof (“Patents”), (ii) trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, domain names and other source identifiers, and registrations and applications for registration thereof, together with the goodwill symbolized by any of the foregoing (“Trademarks”), (iii) copyrightable works, copyrights, and registrations and applications for registration thereof (“Copyrights”), (iv) confidential and proprietary information, including trade secrets, know how, technical information, processes, formulae, models, and methodologies (“Trade Secrets”), and (v) computer programs and software (whether in source code, object code, or other form), algorithms, databases, data collections, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing (“Software”).
      “knowledge of the Company” means the actual knowledge after reasonable investigation of any of those individuals listed on Section 1.01 of the Company Disclosure Schedule.
      “knowledge of Parent and MergerCo” means the actual knowledge after reasonable investigation of any of those individuals listed on Section 1.01 of the Parent Disclosure Schedule.
      “Law” means any United States or foreign, national, state, provincial, municipal or local statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree, order or legal requirement.
      “Liens” means with respect to any asset (including any security), any mortgage, claim, lien, pledge, charge, security interest or ownership or other similar encumbrance of any kind or the filing of a financing statement in respect of such asset (including any restriction on (i) the voting of any security or the transfer of any security or other asset, (ii) the receipt of any income derived from any asset, and (iii) the use of any asset) other than any encumbrance arising (A) under applicable Laws with respect to Taxes not yet due and payable and (B) in the case of securities, under applicable state or federal Securities Laws.
      “Material Adverse Effect” means any effect, event, fact, circumstance, condition, development, occurrence or change that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (1) the ability of the Company to materially perform its obligations under this Agreement or to consummate the Transactions, or (2) the business, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole, other than any effect, event, development or change arising out of or resulting from: (a) a decrease in the market price of Company Common Shares (but not any effect, event, development or change underlying such decrease to the extent that such effect, event, development or change is not otherwise excluded from the definition of Material Adverse Effect), (b) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates, (c) changes in general legal, tax, regulatory, political or business conditions that, in each case, generally affect the geographic regions or industry or industries in which the Company and the Company Subsidiaries conduct their business (except to the extent such effect, event, development or change affects the Company or the Company Subsidiaries in a materially disproportionate manner as compared to other persons or participants in the industries in which the Company or the Company Subsidiaries conduct their business and that operate in the geographic regions affected by such effect, event, development or change), (d) changes in GAAP, (e) any effects, events or changes that the Company can demonstrate resulted directly or indirectly from the negotiation, execution, announcement or performance of this Agreement or the transactions contemplated hereby or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, lenders, investors, venture partners or employees, (f) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement (in each case, that do not disproportionately affect the Company relative to other companies that participate in the industries in which the Company participates and that operate in the geographic regions affected by such war, armed hostility, sabotage, or terrorism), (g) earthquakes, hurricanes, floods, or other natural disasters, or (h) any action taken by the Company at the request of any of the Buyer Parties; provided, further, that clause (e) shall not apply with respect to the matters described in Section 4.05 hereof (including for purposes of Section 8.02(a) hereof insofar as Section 4.05 is concerned).
      “Parent Disclosure Schedule” means the disclosure schedule delivered by Parent and MergerCo to the Company concurrently with the execution of this Agreement for which the disclosure of any fact or item in any section of such disclosure schedule shall, should the existence of such fact or item be relevant to any other section, be deemed to be disclosed with respect to that other section so long as the relevance of such disclosure to such other section is readily apparent from the nature of such disclosure.
      “Parent Material Adverse Effect” means any event, circumstance, change or effect that would reasonably be expected to prevent Parent or MergerCo from consummating the Merger or any of the other transactions contemplated by this Agreement.
      “Permitted Liens” means (i) Liens for Taxes not yet delinquent and Liens for Taxes being contested in good faith and for which there are adequate reserves on the financial statements of the Company (if such reserves are required pursuant to GAAP), (ii) inchoate mechanics’ and materialmen’s Liens for construction in progress, (iii) inchoate workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the ordinary course of business of the Company or any Company Subsidiary, (iv) zoning restrictions, survey exceptions, utility easements, rights of way and similar Liens that are imposed by any Governmental Authority having jurisdiction thereon or otherwise are typical for the applicable property type and locality, (v) Liens and obligations arising pursuant to any Company Material Contract which do not materially impair the benefits to be received thereunder, (vi) matters that would be disclosed on current title reports or surveys that arise or have arisen in the ordinary course of business, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and/or (vii) other Liens being contested in good faith in the ordinary course of business and which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
      “person” or “Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or Governmental Authority, but shall exclude Company Subsidiaries and Significant Company Subsidiaries.
      “subsidiary” or “subsidiaries” of the Company, Parent or any other person means a corporation, limited liability company, partnership, joint venture or other organization of which: (a) such party or any other subsidiary of such party is a general partner; (b) voting power to elect at least 50% of the board of directors or others performing similar functions with respect to such organization is held by such party or by any one or more of such party’s subsidiaries; or (c) at least 50% of the equity interests is controlled by such party.
      “Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
      “Tax Return” means any return, declaration, report, claim for refund, or information re-turn or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
      “Third Party” means any party other than the Company or any Company Subsidiary.
      “Voting Debt” shall mean bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of equity interests in the Company or any Company Subsidiary may vote.

      (b) The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition

2006 Annual Bonuses	§ 7.04(d)
2006 Forecast	§ 6.01(c)
2007 Annual Bonus Plan	§ 7.04(e)
Agreement	Preamble
Antitakeover Laws	§ 4.20(a)
Benefits Continuation Period	§ 7.04(a)
Buyer Parties	Preamble
Capital Expenditures	§ 6.01(i)
CERCLA	§ 4.14(c)
Claim	§ 7.05(a)(A)
Closing	§ 2.04
Closing Cash	§ 5.08(a)
Closing Date	§ 2.04
Company	Preamble
Company Board	Recitals
Company Bylaws	§ 2.02(b)
Company Certificate of Merger	§ 2.03
Company Change in Recommendation	§ 7.01(b)(ii)(i)
Company Common Share Certificates	§ 3.03(b)(i)
Company Common Share Merger Consideration	§ 3.01(b)
Company Consideration	§ 3.01(a)
Company Dissenting Shares	§ 3.06(a)
Company Employees	§ 7.04(a)
Company Financial Advisors	§ 4.17
Company Intellectual Property	§ 4.12
Company Material Contract	§ 4.15
Company Option Consideration	§ 3.01(c)
Company Paying Agent	§ 3.03(a)
Company Preferred Shares	§ 4.03(a)
Company Recommendation	§ 7.01(b)(i)
Company Restricted Shares	§ 3.01(d)
Company Retiree Welfare Programs	§ 7.04(c)
Company SEC Reports	§ 4.07(a)
Company Shareholder Approval	§ 4.04(a)(i)
Company Shareholders’ Meeting	§ 7.01
Company Stock Awards	§ 4.03(c)
Company Stock-Based Awards	§ 3.01(e)
Company Stock Options	§ 3.01(c)
Company Subsidiaries	§ 4.01(b)
Confidentiality Agreement	§ 7.02(b)
Contract	§ 4.15(a)
Customers	§ 4.12(b)
Damages Cap	§ 9.03(e)(ii)

Defined Term	Location of Definition

Debt Commitment Letter	§ 5.08(b)(ii)
Debt Financing	§ 5.08(b)(ii)
DRIP	§ 3.05
Environmental Permits	§ 4.14(a)
Equity Financing	§ 5.05(a)
Equity Financing Sources	§ 5.05(b)
Equity Funding Letter	§ 5.08(b)(i)
Equity Replacement Plan	§ 7.04(e)
ERISA	§ 4.10(a)
ERISA Affiliate	§ 4.10(h)
ERISA Affiliate Plan	§ 4.10(g)
ESPP	§ 3.04
ESPP Date	§ 3.04
Exchange Act	§ 4.05(b)(i)(A)
Expenses	§ 7.05(a)(B)
Financing	§ 5.08(b)(ii)
Financing Breach	§ 9.03(e)(i)
Financing Commitments	§ 5.08(b)(ii)
Governmental Order	§ 9.01(c)
HSR Act	§ 4.05(b)(i)(B)
Incentive Plans	§ 3.01(c)
Indemnified Parties	§ 7.05(a)(i)
IRS	§ 4.10(a)(i)
Lease Real Property	§ 4.22(b)
Lenders	§ 5.08(b)(ii)
Merger	Recitals
Merger Effective Time	§ 2.03
Merger Shares	§ 3.01(b)
MergerCo	Preamble
New Plans	§ 7.04(b)
Non-U.S. Plans	§ 4.10(a)
NYSE	§ 4.05(b)(i)(D)
OGCL	Recitals
Ohio Courts	§ 10.09(b)
Old Plans	§ 7.04(b)
OSOS	§ 2.03
Other Filings	§ 4.11
Outside Date	§ 9.01(b)
Owned Real Property	§ 4.22(a)
Parent	Preamble
PBGC	§ 4.10(g)(iii)
Permits	§ 4.06(a)
Proceedings	§ 4.13(c)
Proxy Statement	§ 4.05(b)(i)(C)

Defined Term	Location of Definition

Regulatory Law	§ 7.07(d)
SEC	§ 4.05(b)(i)(C)
Section 16	§ 7.04(e)
Section 1701.85	§ 3.03(c)
Securities Act	§ 4.03(e)
Seller Expense Fee	§ 9.03(e)(i)
Significant Company Subsidiary	§ 4.01(b)
Surviving Corporation	§ 2.01
Surviving Corporation Bylaws	§ 2.02(b)
Surviving Corporation Charter	§ 2.02(a)
Surviving Corporation Fund	§ 3.03(a)
Termination Date	§ 9.01
Termination Fee	§ 9.03(d)
Title IV Plan	§ 4.10(g)
U.S. Plans	§ 4.10(a)
      Section 1.02.     Interpretation and Rules of Construction.
      In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation include any successor to said section;

(f) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(g) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(h) references to a person are also to its successors and permitted assigns;

(i) the use of “or” is not intended to be exclusive unless expressly indicated otherwise;

(j) references to monetary amounts are to the lawful currency of the United States;

(k) words importing the singular include the plural and vice versa and words importing gender include all genders; and

(l) time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

ARTICLE II
THE MERGER
      Section 2.01.     Merger. Subject to the terms and conditions of this Agreement, and in accordance with Sections 1701.78 and 1701.81 of the OGCL, at the Merger Effective Time, MergerCo and the Company shall consummate the Merger pursuant to which (a) MergerCo shall be merged with and into the Company and the separate existence of MergerCo shall thereupon cease and (b) the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”). The Merger shall have the effects specified in the OGCL, including Section 1701.82 thereof.
      Section 2.02.     Charter and Bylaws.
      (a) At the Merger Effective Time, the Company Charter shall be amended to read in its entirety in the form attached hereto as Exhibit A, and, subject to Section 7.05, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter further amended as provided therein or by Law (the “Surviving Corporation Charter”).
      (b) The Amended and Restated Consolidated Code of Regulations of the Company, as in effect immediately prior to the Merger Effective Time (the ”Company Bylaws”), shall be the regulations of the Surviving Corporation until thereafter amended as provided by law, by the Company Charter or by such regulations, subject to Section 7.05 (the “Surviving Corporation Bylaws”).
      Section 2.03.     Effective Time of the Merger. At the Closing, the Company shall duly execute and file a certificate of merger with respect to the Merger, in such form as is required by, and executed in accordance with, the relevant provisions of the OGCL (the “Company Certificate of Merger”), with the Secretary of State of the State of Ohio (the “OSOS”) in accordance with the OGCL. The Merger shall become effective upon such time as the Company Certificate of Merger has been filed with the OSOS, or such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with the OGCL as the effective time of the Merger (the “Merger Effective Time”).
      Section 2.04.     Closing. Unless this Agreement shall have been terminated in accordance with Section 9.01, the closing of the Merger (the “Closing”) shall occur as promptly as practicable (but in no event later than the third (3rd) Business Day) after all of the conditions set forth in Article VIII (other than conditions which by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions) shall have been satisfied or waived by the party entitled to the benefit of the same, or at such other time and on a date as agreed to by the parties (the “Closing Date”). The Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York, or at such other place as agreed to by the parties hereto.
      Section 2.05.     Directors and Officers of the Surviving Corporation. The directors of MergerCo immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and the officers of MergerCo immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.
ARTICLE III
EFFECTS OF THE MERGER
      Section 3.01.     Effects of the Merger on Company Securities. At the Merger Effective Time, by virtue of the Merger and without any action on the part of the Company or the holders of any capital stock of the Company (other than the requisite approval of the Merger by the shareholders of the Company in accordance with the OGCL):

(a) Each Company Common Share held in treasury and not outstanding and each Company Common Share that is owned by Parent or MergerCo immediately prior to the Merger Effective Time shall be cancelled and retired and shall cease to exist, without any conversion thereof and no payment or distribution shall be made with respect thereto.

(b) Each Company Common Share issued and outstanding immediately prior to the Merger Effective Time (other than Company Dissenting Shares and Company Common Shares to be cancelled in accordance with Section 3.01(a)), shall be converted and exchanged automatically into the right to receive an amount in cash equal to $40 per Company Common Share (the “Company Common Share Merger Consideration”), payable to the holder thereof in accordance with Section 3.03. The Company Common Shares that are to be so converted into the right to receive the Company Common Share Merger Consideration are referred to herein as the “Merger Shares”.

(c) Immediately prior to the Merger Effective Time, each outstanding qualified or nonqualified option to purchase Company Common Shares (“Company Stock Options”) under any employee or director share option or compensation plan or arrangement of the Company (collectively, “Incentive Plans”), shall become fully vested and exercisable or payable, as the case may be (whether or not then vested or subject to any performance condition that has not been satisfied, and regardless of the exercise price thereof). At the Merger Effective Time, each Company Stock Option not theretofore exercised shall be cancelled in exchange for the right to receive an amount in cash equal to the excess, if any, of (i) the Company Common Share Merger Consideration over (ii) the exercise price per share of such Company Stock Option, multipled by the total number of Company Common Shares subject to such Company Stock Option (the “Company Option Consideration”), without interest and less any applicable Taxes required to be withheld in accordance with Section 3.07 with respect to such payment. Payment of the Company Option Consideration shall be made as soon as practicable after the Merger Effective Date but in any event within five (5) Business Days following the Merger Effective Time.

(d) All restricted share awards, whether time-based or performance-based (“Company Restricted Shares”), granted pursuant to the Incentive Plans or otherwise that remain unvested, automatically shall become fully vested and free of any forfeiture or holding restrictions or performance or other conditions immediately prior to the Merger Effective Time, (based on a deemed achievement of performance awards at “target” level), and each Company Restricted Share shall be considered an outstanding Company Common Share for all purposes of this Agreement, including the right to receive the Company Common Share Merger Consideration.

(e) At the Merger Effective Time, each right of any kind, contingent or accrued, to receive Company Common Shares or benefits measured in whole or in part by the value of a number of Company Common Shares granted under the Incentive Plans or otherwise (including performance shares, restricted stock, restricted stock units, phantom units, deferred stock units and dividend equivalents) other than Company Stock Options and Company Restricted Shares (each, other than Company Restricted Shares and Company Stock Options, “Company Stock-Based Awards”), whether vested or unvested, which is outstanding immediately prior to the Merger Effective Time shall cease to represent a right or award with respect to Company Common Shares, shall become fully vested and free of any forfeiture or holding restrictions or performance or other conditions (based on a deemed achievement of performance awards at “target” level) and shall entitle the holder thereof to receive, at the Merger Effective Time, an amount in cash, calculated in accordance with such right or award, based on the Company Common Share Merger Consideration in respect of each Company Common Share underlying a particular Company Stock-Based Award less any applicable Taxes required to be withheld in accordance with Section 3.07 with respect to such payment.
      Section 3.02.     Effects of the Merger on MergerCo Securities. At the Merger Effective Time, by virtue of the Merger and without any action on the part of the MergerCo or Parent, as the holder of all outstanding capital stock of MergerCo (other than the requisite approval by Parent as a shareholder of MergerCo in accordance with the OGCL, which approval has been obtained), each outstanding common share, no par value, of MergerCo issued and outstanding immediately prior to the Merger Effective Time shall be converted into and become one fully paid and nonassessable common share, no par value, of the Surviving Corporation.
      Section 3.03.     Payment of Company Consideration; Stock Transfer Books.
      (a) Prior to the Merger Effective Time, Parent shall appoint as paying agent a bank or trust company reasonably satisfactory to the Company (the “Company Paying Agent”) (and the Company agrees that Wells Fargo Shareowner Services is satisfactory to it). Immediately following completion of the Merger and the cancellation of the Company Stock Options, Parent shall cause the Surviving Corporation to deposit, or cause to be deposited, with the Company Paying Agent, for the benefit of the holders of Merger Shares, Company Stock Options, Company Restricted Shares, and Company Stock-Based Awards, cash in an amount sufficient to pay the aggregate Company Consideration required to be paid (such cash being hereinafter referred to as the “Surviving Corporation Fund”), and to cause the Company Paying Agent to make, and the Company Paying Agent shall make, payments of the Company Consideration out of the Surviving Corporation Fund to the holders of Merger Shares, Company Stock Options, Company Restricted Shares, and Company Stock-Based Awards in accordance with this Agreement. The Surviving Corporation Fund shall be invested by the Paying Agent in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for payment of all principal and interest or (iii) commercial paper obligations receiving the highest rating from either Moody’s Investor Services, Inc. or Standard & Poor’s, a division of The McGraw Hill Companies, or a combination thereof, as directed by and for the benefit of the Surviving Corporation; provided, however, that no gain or loss thereon shall affect the amounts payable to the holders of Merger Shares, Company Stock Options, Company Restricted Shares, and Company Stock-Based Awards following completion of the Merger pursuant to this Article III. Any and all interest and other income earned on the Surviving Corporation Fund shall promptly be paid to the Surviving Corporation.
      (b) As promptly as practicable after the Merger Effective Time, Parent and the Surviving Corporation shall cause the Company Paying Agent to mail to each person who was, as of immediately prior to the Merger Effective Time, a holder of record of the Merger Shares: (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates representing the Merger Shares (the “Company Common Share Certificates”) shall pass, only upon proper delivery of the Company Common Share Certificates to the Company Paying Agent) and (ii) instructions for effecting the surrender of the Company Common Share Certificates in exchange for the Company Consideration. Upon surrender to the Company Paying Agent of Company Common Share Certificates for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Company Common Share Certificate shall be entitled to receive in exchange therefor, in cash, the Company Common Share Merger Consideration in respect thereof, and the Company Common Share Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Merger Shares that is not registered in the transfer records of the Company, payment of the Company Common Share Merger Consideration in respect of the applicable Merger Shares may be made to a person other than the person in whose name the Company Common Share Certificate so surrendered is registered if such Company Common Share Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Company Common Share Merger Consideration in respect thereof or establish to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.03, each Company Common Share Certificate shall be deemed at all times after the Merger Effective Time to represent only the right to receive upon such surrender the Company Common Share Merger Consideration. No interest shall be paid or will accrue on any cash payable to holders of Company Common Share Certificates pursuant to the provisions of this Article III.

      (c) Any portion of the Surviving Corporation Fund deposited with the Paying Agent pursuant to Section 3.03(a) to pay for Merger Shares that become Company Dissenting Shares shall be delivered to the Surviving Corporation upon demand; provided, however, that the Surviving Corporation shall remain liable for payment of the Company Common Share Merger Consideration in respect of Company Common Shares held by any shareholder who shall have failed to perfect or who otherwise shall have withdrawn or lost such shareholder’s rights to appraisal of such shares under Section 1701.85 of the OGCL (“Section 1701.85”).
      (d) Any portion of the Surviving Corporation Fund that remains undistributed to the holders of Merger Shares for one year after the Merger Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Merger Shares who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, payment of their claim for the Company Common Share Merger Consideration. Any portion of the Surviving Corporation Fund remaining unclaimed by holders of Merger Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto. None of Parent, the Company Paying Agent or the Surviving Corporation shall be liable to any holder of Merger Shares for any such shares (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.
      (e) If any Company Common Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Common Share Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Company Common Share Certificate, the Company Paying Agent shall pay in respect of Merger Shares to which such lost, stolen or destroyed Company Common Share Certificate relate the Company Common Share Merger Consideration to which the holder thereof is entitled.
      (f) At the Merger Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Merger Shares thereafter on the records of the Company. From and after the Merger Effective Time, the holders of Company Common Share Certificates representing Merger Shares shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement, the certificate of incorporation of the Surviving Corporation, or by Law.
      Section 3.04.     Employee Stock Purchase Plan of the Company. The Company’s Employee Stock Purchase Plan (the “ESPP”) shall remain in full force and effect until a date determined by the Company, which shall be no later than one month prior to the Merger Effective Time (the “ESPP Date”). As of the ESPP Date (i) all amounts held under the ESPP shall be used to purchase Company Common Shares as if the ESPP Date were a purchase date under the ESPP and (ii) all offering and purchase periods pending under the ESPP shall be terminated and no new offering or purchasing periods shall be commenced.
      Section 3.05.     Termination of the Company’s DRIP. The Company shall take all actions necessary to provide that as of no later than five business days prior to the Closing Date no further Company Common Shares will be purchased under its Dividend Reinvestment and Share Purchase Plan (the “DRIP”); provided, that such cessation of further purchases following the Closing Date shall be conditioned upon the consummation of the Merger. Immediately prior to and effective as of the Merger Effective Time and subject to the consummation of the Merger, the Company shall terminate the DRIP.
      Section 3.06.     Company Dissenting Shares.
      (a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the OGCL, Company Common Shares that are outstanding immediately prior to the Merger Effective Time and that are held by any shareholder who is entitled to demand and properly demands the appraisal for such shares (the “Company Dissenting Shares”) pursuant to, and who complies in all respects with, the provisions of Section 1701.85 shall not be converted into, or represent the right to receive, the Company Common Share Merger Consideration. Any such shareholder shall instead be entitled to receive payment of the fair cash value of such shareholder’s Company Dissenting Shares in accordance with the provisions of Section 1701.85; provided, however, that all Company Dissenting Shares held by any shareholder who shall have failed to perfect or who otherwise shall have withdrawn, in accordance with Section 1701.85, or lost such shareholder’s rights to appraisal of such shares under Section 1701.85 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Merger Effective Time, the right to receive the Company Common Share Merger Consideration, without any interest thereon, upon surrender of the Certificate or Certificates that formerly evidenced such shares in the manner provided in Section 3.03(a) or, if a portion of the Surviving Corporation Fund deposited with the Company Paying Agent to pay for shares that become Company Dissenting Shares has been delivered to the Surviving Corporation in accordance with Section 3.03(c), upon demand to the Surviving Corporation.
      (b) The Company shall give Parent (i) prompt notice of any demands received by the Company for appraisal of any Company Common Shares, withdrawals of such demands and any other instruments served pursuant to the OGCL and received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to demands for appraisal under the OGCL. The Company shall not, except with the prior written consent of Parent, make any payment or agree to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.
      Section 3.07.     Withholding Rights. The Company, the Surviving Corporation or the Company Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares, Company Stock Options, Company Stock-Based Awards, and Company Dissenting Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by the Company, the Surviving Corporation, or the Company Paying Agent, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Shares, Company Stock Options, Company Stock-Based Awards, or Company Dissenting Shares in respect of which such deduction and withholding was made by the Company, the Surviving Corporation or the Company Paying Agent, as applicable.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
      Except as set forth in (A) the Company Disclosure Schedule or (B) the Company’s Annual Report on Form 10-K for the year ended September 30, 2005 (other than the risk factors, forward-looking statements, documents incorporated by reference therein and financial statements and the notes thereto) (the “Company 10-K”) (provided that (B) shall not apply to Sections 4.03, 4.04, 4.05, 4.15(a)-(l), 4.17, 4.18 and 4.20 of this Agreement), the Company hereby represents and warrants to the Buyer Parties as follows:
      Section 4.01.     Organization and Qualification; Subsidiaries; Authority.
      (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing under the Laws of each jurisdiction in which the character of the properties owned, leased or operated by it therein or the conduct or nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

      (b) Each of the Company’s subsidiaries (the “Company Subsidiaries”, and each of the Company Subsidiaries that is a “significant subsidiary,” as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act, a “Significant Company Subsidiary”), together with the jurisdiction of organization of each such subsidiary, the percentage of the outstanding equity of each such subsidiary owned by the Company and each other subsidiary of the Company, is set forth on Section 4.01(b) of the Company Disclosure Schedule. Each Company Subsidiary is a corporation, partnership, limited liability company or trust duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, except where the failure to be so incorporated, organized, validly existing or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Significant Company Subsidiaries has the requisite corporate, limited partnership, limited liability company or similar power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Each of the Company Subsidiaries is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the conduct or nature of its business makes such qualification or licensing necessary, except for jurisdictions in which the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
      Section 4.02.     Organizational Documents. The Company has previously provided or made available complete and correct copies of the Company Charter and Company Bylaws, (and in each case, all amendments thereto) as well as the organizational and governing documents for each Significant Company Subsidiary. All such documents are in full force and effect, no dissolution, revocation or forfeiture proceedings regarding the Company have been commenced and the Company is not in violation of any provision of the Company Charter or Company Bylaws and no Significant Company Subsidiary is in violation of its organizational or governing documents, unless, in the case of a Significant Company Subsidiary, such violation has not had a Material Adverse Effect.
      Section 4.03.     Capitalization.
      (a) The authorized capital stock of the Company consists of 240,000,000 Class A Common Shares, 40,000,000 Class B Common Shares, and 60,000,000 shares of preferred stock, no par value, of the Company (“Company Preferred Shares”). As of June 30, 2006, (i) 64,285,553 Class A Common Shares and 13,500,000 Class B Common Shares were issued and outstanding, all of which are validly issued, fully paid and nonassessable and were not issued in violation of any shareholders’ preemptive rights and (ii) 27,768,792 Class A Common Shares and no Class B Common Shares were held in the treasury of the Company. As of the date of this Agreement, no Company Preferred Shares are issued and outstanding and no “Rights” (as defined in the Rights Agreement) are issued and outstanding.
      (b) Each outstanding share of capital stock of, or other equity interest in, a Company Subsidiary owned by the Company or by another Company Subsidiary is owned free and clear of all Liens except as set forth on Section 4.03(b) of the Company Disclosure Schedule. Each of the outstanding shares of capital stock of, or other equity interest in, each of the Company Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and was issued free of preemptive rights. Except as set forth on Section 4.03(b) of the Company Disclosure Schedule, there are no (i) outstanding options or other rights of any kind which obligate the Company or any Company Subsidiary to issue or deliver any shares of capital stock, voting securities or other equity interests of any Company Subsidiary or any securities or obligations convertible into or exchangeable into or exercisable for any shares of capital stock, voting securities or other equity interests of any Company Subsidiary, (ii) outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any securities or obligations convertible into or exchangeable into or exercisable for any shares of capital stock, voting securities or other equity interests of any Company Subsidiary; or (iii) other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other equity interests of any Company Subsidiary to which the Company or any Company Subsidiary is a party.
      (c) As of June 30, 2006, 4,733,092 Class A Common Shares were subject to outstanding Company Stock Options and 77,040 Class A Common Shares were subject to Company Stock-Based Awards. During the period from June 30, 2006 to the date of this Agreement, (x) other than issuances of Class A Common Shares pursuant to the exercise of Company Stock Options, Company Restricted Shares, Company Stock-Based Awards, and other purchase rights and stock awards granted pursuant to Incentive Plans (collectively, the “Company Stock Awards”) (other than Company Restricted Shares) outstanding on such date, there have been no issuances by the Company of Class A Common Shares or Class B Common Shares and (y) other than Company Stock-Based Awards for 8,625 Class A Common Shares, there have been no issuances of any Company Stock Awards. As of June 30, 2006, 2,345,611 Class A Common Shares were reserved for future issuance pursuant to Incentive Plans. Except as set forth above, and as set forth in Section 4.03(c) of the Company Disclosure Schedule and the Company Charter, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary.
      (d) Except as set forth in clauses (a) and (c) of this Section 4.03 and in Section 4.03(d) of the Company Disclosure Schedule and except for the issuance of capital stock of the Company pursuant to employee stock options outstanding on the date hereof, (i) there are no outstanding (A) shares of capital stock or other voting securities of the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (C) options or other rights to acquire from the Company, or any obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (collectively, “Company Securities”); and (ii) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. No Company Subsidiary owns any capital stock of the Company.
      (e) Except as set forth in Section 4.03(e) of the Company Disclosure Schedule, the Company is under no obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of its securities under the Securities Act of 1933, as amended (the “Securities Act”).
      (f) Except as set forth in the Company Charter and except for the Voting Agreements, there are no agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of any shares of capital stock of the Company or which restrict the transfer of any such shares, nor does the Company have knowledge of any third party agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares.
      (g) There is no Voting Debt of the Company or any Company Subsidiary outstanding.
      Section 4.04.     Authority Relative to this Agreement, Validity and Effect of Agreements.
      (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. Except for the approvals described in the following sentence, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on behalf of the Company. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than (i) the approval and adoption of this Agreement by the holders of securities representing two-thirds or more of the votes associated with the outstanding voting equity securities of the Company entitled to vote thereon, voting as one class, at a meeting of the shareholders of the Company duly called and held for such purpose (the “Company Shareholder Approval”) and (ii) the filing and recordation of the Company Certificate of Merger and other appropriate merger documents as required by the OGCL. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of Parent and MergerCo, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles.
      (b) The Company Board, by resolutions duly adopted at meetings duly called and held, has duly and unanimously (i) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its shareholders, (ii) approved this Agreement and declared its advisability in accordance with the OGCL, (iii) recommended that the shareholders of the Company adopt this Agreement, and (iv) directed that this Agreement be submitted for consideration by the shareholders of the Company at the Company Shareholders’ Meeting.
      Section 4.05.     No Conflict; Required Filings and Consents.
      (a) Except as set forth in Section 4.05(a) of the Company Disclosure Schedule, subject to the receipt of the consents, approvals and other authorizations described in Section 4.05(b), the execution and delivery by the Company of this Agreement do not, and the performance of its obligations hereunder and thereunder will not, (i) conflict with or violate the Company Charter or Company Bylaws or the analogous governance or organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) of this Section 4.05 have been obtained and all filings and obligations described in subsection (b) of this Section 4.05 have been made, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary, is bound, or (iii) require any consent or result in any violation or breach or termination of or constitute (with or without notice or lapse of time or both) a default (or give to others any right of termination, amendment, acceleration or cancellation) under, or result in the triggering of any payments or result in the creation of a Lien or other encumbrance on any property or asset of the Company or any Company Subsidiary, pursuant to, any of the terms, conditions or provisions of any Permit or Contract to which the Company or any Company Subsidiary is a party or by which it or any of its respective properties or assets may be bound, except, with respect to clauses (ii) and (iii), such triggering of payments, Liens, encumbrances, filings, notices, permits, authorizations, consents, approvals, violations, conflicts, breaches or defaults which would not, individually or in the aggregate, (A) prevent or materially delay consummation of the Merger and the other transactions contemplated by this Agreement or (B) reasonably be expected to have a Material Adverse Effect.
      (b) The execution and delivery by the Company of this Agreement does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, action by, or filing with or notification to, any Governmental Authority, except (i) for (A) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (B) if applicable, the pre-merger notification and waiting requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and any other applicable Regulatory Laws, (C) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement relating to the Merger to be sent to the Company’s shareholders (as amended or supplemented from time to time, the “Proxy Statement”) and other written communications that may be deemed “soliciting materials” under Rule 14a-12, (D) any filings required under the rules and regulations of the New York Stock Exchange (the “NYSE”), and (E) the filing of the appropriate merger documents as required by the OGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, (A) prevent or materially delay consummation of the Merger and the other transactions contemplated by this Agreement or (B) reasonably be expected to have a Material Adverse Effect.
      Section 4.06.     Permits; Compliance with Laws.
      (a) The Company and Company Subsidiaries are in possession of all registrations, franchises, grants, authorizations, licenses, permits, consents, certificates, approvals, other regulatory authorizations and orders of any Governmental Authority necessary for them to own, lease and operate their properties or to carry on their business as it is now being conducted (collectively, the “Permits”), and all such Permits are valid and in full force and effect, except where the failure to obtain and maintain the Permits, or the suspension or cancellation of, any of the Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
      (b) Except as set forth in Section 4.06 of the Company Disclosure Schedule, none of the Company or any Company Subsidiary is in violation of any Laws or Permits applicable to the Company or any Company Subsidiary, or by which any property or asset of the Company or any Company Subsidiary is bound, and, to the knowledge of the Company, no event has occurred which would constitute (i) a breach or default under, or would cause revocation, or termination of any Permits applicable to the Company or any Company Subsidiary or (ii) a violation of any Laws applicable to the Company or any Company Subsidiary, except, in each case, for any such violation, breach, default, revocation or termination which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No investigation or inquiry by any Governmental Authority with respect to the Company or any Company Subsidiary is pending or, to the knowledge of the Company, threatened, in each case with respect to any alleged or claimed violation of Law applicable to the Company or any Company Subsidiary, or by which any property or asset of the Company or any Company Subsidiary is bound or affected, except, in each case, for any such investigation or inquiry which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
      Section 4.07.     SEC Filings; Financial Statements.
      (a) Except as set forth on Section 4.07(a) of the Company Disclosure Schedule, the Company has timely filed all forms, reports and documents (including all exhibits) required to be filed by it with the SEC (the “Company SEC Reports”) since July 1, 2004. The Company SEC Reports, including any financial statements or schedules included in the Company SEC Reports, each as amended prior to the date of this Agreement, (i) complied in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, when filed as amended prior to the date of this Agreement, contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
      (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports, each as amended, was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly present, in all material respects, the consolidated financial position, results of operations and cash flows (and changes in shareholders equity, if any) of the Company and its consolidated Company Subsidiaries as of the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year end adjustments). None of the Company Subsidiaries is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC or the NYSE.
      (c) The Company has devised and maintains a system of internal accounting controls (within the meaning of Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company (1) has designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that information material to the Company and its subsidiaries taken as a whole relating to it and any of its subsidiaries is made known to the management of the Company by others within the Company or any of its subsidiaries as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the Company SEC Reports and (2) has disclosed based upon the most recent evaluation completed on June 8, 2006 to its auditors and the audit committee of its Board of Directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect its ability to record, process, summarize and report financial data and have disclosed to its auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls and the Company has provided to Parent copies of any such disclosure in (A) or (B), except to the extent provided by privilege.
      (d) Since June 8, 2006 through the date of this Agreement, to the knowledge of the Company, (x) neither the Company nor any of its subsidiaries nor any director, officer, employee, auditor, accountant or representative of the Company or any of its subsidiaries has received or otherwise had or obtained knowledge since then of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its subsidiaries has engaged in questionable accounting or auditing practices or has a “significant deficiency” or “material weakness” (as such terms are defined in the Public Accounting Oversight Board’s Auditing Standard No. 2, as in effect on the date of this Agreement) in the Company’s internal controls over financial reporting, and (y) no attorney representing the Company or any of its subsidiaries, whether or not employed by the Company or any of its subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to the General Counsel or Chief Executive Officer of the Company.
      (e) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the NYSE that are applicable to the Company. The Company’s auditors and chief executive officer and chief financial officer have given all certifications, attestations and reports required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.
      (f) Neither the Company nor any Company Subsidiary has any liabilities of any nature (whether known or unknown, accrued, absolute, contingent or otherwise and whether due or to become due), except liabilities that (i) are accrued or reserved against in the Balance Sheet or are reflected in the notes thereto, (ii) were incurred in the ordinary course of business consistent with past practice since the date of such financial statements, or (iii) would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.
      Section 4.08.     Absence of Certain Changes or Events. Except as set forth in Section 4.08 of the Company Disclosure Schedule, since March 31, 2006, (a) the Company has conducted its business in the ordinary course consistent with past practice and (b) there has not been any change, event, fact, development, occurrence, effect or circumstance that has resulted or would reasonably be expected to result in a Material Adverse Effect.
      Section 4.09.     Absence of Litigation. Except (i) as listed in Section 4.09 of the Company Disclosure Schedule or (ii) with respect to litigation that may be commenced after the date of this Agreement in connection with the Merger, there is no Action pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary or any of its or their respective properties or assets except as would not, individually or in the aggregate, (x) prevent or materially delay consummation of the Merger and the other transactions contemplated by this Agreement or (y) have or reasonably be expected to have a Material Adverse Effect. None of the Company or any of Company Subsidiaries or any of their respective properties is or are subject to any order, judgment, writ, injunction or decree, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.
      Section 4.10.     Employee Benefit Plans.
      (a) Section 4.10(a) of the Company Disclosure Schedule lists all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended

(“ERISA”)) and all material bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all material employment, termination, severance or other contracts or agreements to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer, director or consultant of the Company or any Company Subsidiary other than any such benefit plans, programs, arrangements, contracts or agreements maintained outside of the United States primarily for the benefit of current or former employees, officers, directors or consultants of the Company or any Company Subsidiary working outside of the United States or who worked outside of the United States (such plans hereinafter being referred to as “Non-U.S. Plans”) (collectively, the “U.S. Plans”). The Company has made available to Parent copies, which are correct and complete in all material respects, of the following: (i) the U.S. Plans and any amendments thereto, (ii) the annual report (Form 5500) filed with the Internal Revenue Service (“IRS”) for the last two plan years, (iii) the most recently received IRS determination letter, if any, relating to a U.S. Plan, (iv) the most recently prepared actuarial report or financial statement, if any, relating to a U.S. Plan, (v) the most recent summary plan description for such U.S. Plan (or other descriptions of such U.S. Plan provided to employees) and all material modifications thereto, and (vi) any related trust or other funding vehicle. With respect to the U.S. Plans and Non-U.S. Plans, no event has occurred, and, to the Company’s knowledge, there exists no condition or set of circumstances, which would reasonably be expected to have a Material Adverse Effect on the Company and Company Subsidiaries, taken as a whole, under ERISA, the Code or any other Applicable Laws. Except as would not, individually or in the aggregate, result in an increase in liabilities or obligations that would be material to the Company and the Company Subsidiaries taken as a whole, neither the Company, nor any Company Subsidiary, nor, to the knowledge of the Company, any other Person, has any express commitment, whether legally enforceable or not, to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code, or any other Applicable Law or administrative changes that do not increase the liabilities or obligations under any such plan.
      (b) Except as would not, individually or in the aggregate, result in any material liability to the Company and the Company Subsidiaries taken as a whole, each U.S. Plan has been operated in all respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. Except as would not, individually or in the aggregate, result in any material liability to the Company and the Company Subsidiaries taken as a whole, there are no unresolved claims or disputes under the terms of, or in connection with, any U.S. Plan, and no Action is pending or anticipated or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) with respect to any such claim or dispute.
      (c) Each U.S. Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS, or is entitled to rely on a favorable opinion issued by the IRS, and to the knowledge of the Company no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such U.S. Plan or the exempt status of any such trust that would, individually or in the aggregate, result in any material liability for the Company and the Company Subsidiaries taken as a whole.
      (d) Except as set forth in Section 4.10(d)(i) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary sponsors or has sponsored any U.S. Plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company or any Company Subsidiary, except as required by Section 4980B of the Code. Except as set forth in Section 4.10(d)(ii) of the Company Disclosure Schedule, to the best knowledge of the Company, no written communication has been made that would prevent the Company or any Company Subsidiary from amending or terminating any U.S. Plan providing health or medical benefits in respect of any retired, former or current employee of the Company or any Company Subsidiary.

      (e) Full payment has been made, or otherwise properly accrued on the books and records of the Company and any Company Subsidiary, of all amounts that the Company and any Company Subsidiary are required under the terms of the U.S. Plans to have paid as contributions to such Plans on or prior to the date of this Agreement (excluding any amounts not yet due).
      (f) Except as set forth in Section 4.10(f) of the Company Disclosure Schedule, no U.S. Plan, either individually or collectively, provides for any payment by the Company or any Company Subsidiary that would constitute a “parachute payment” within the meaning of Section 280G of the Code after giving effect to the transactions contemplated by this Agreement.
      (g) Section 4.10(g) of the Company Disclosure Schedule lists each U.S. Plan (or United-States based pension plan in the case of an ERISA Affiliate) sponsored by the Company or an ERISA Affiliate that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code (each, a “Title IV Plan”), and with respect to each Title IV Plan, except as would not individually or in the aggregate result in any material liability for the Company and the Company Subsidiaries taken as a whole, as of the date of this Agreement: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, (ii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (iii) all premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) have been timely paid in full, (iv) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by the Company or any of its subsidiaries, and the PBGC has not instituted proceedings to terminate any Title IV Plan, and (v) the PBGC has not instituted proceedings to terminate any Title IV Plan.
      (h) For purposes of this Section 4.10, an entity is an “ERISA Affiliate” of the Company if it would have ever been considered a single employer with the Company under 4001(b) of ERISA or part of the same controlled group as the Company for purposes of Section 302(d)(8)(C) of ERISA.
      (i) Schedule 4.10(i) of the Company Disclosure Schedule contains a list of each material Non-U.S. Plan. Except as set forth on Schedule 4.10(i) of the Company Disclosure Schedule, or as would not, individually or in the aggregate, result in a material liability to the Company and the Company Subsidiaries taken as a whole, each Non-U.S. Plan complies in all respects with applicable Laws. With respect to each Non-U.S. Plan, except as would not, individually or in the aggregate, result in any material liability to the Company and the Company Subsidiaries taken as a whole, (i) all employer and employee contributions to each Non-U.S. Plan required by applicable Laws or by the terms of such Non-U.S. Plan have been made, or, if applicable, accrued, in accordance with GAAP; (ii) the fair market value of the assets of each funded Non-U.S. Plan, the liability of each insurer for any Non-U.S. Plan funded through insurance or the book reserve established for any Non-U.S. Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Non-U.S. Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; (iii) each Non-U.S. Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities. As of the date of this Agreement, there is no pending or, to the knowledge of the Company, anticipated or threatened material litigation relating to any Non-U.S. Plan; and (iv) any and all amounts required to be accrued with respect to any Non-U.S. Plan or pursuant to any statutory requirements pertaining to employee benefits, mandatory contributions, retirement plans or similar benefits, have been accrued in accordance with GAAP, including accruals relating to any severance, termination pay or profit sharing benefits.
      (j) No Title IV Plan is a “multiemployer pension plan,” as defined in section 3(37) of ERISA, nor is any Title IV Plan a plan described in section 4063(a) of ERISA.
      (k) Except as set forth in Schedule 4.10(k) of the Company Disclosure Schedule and except as provided in this Agreement, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment or funding of any payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, or (iii) limit the ability to amend or terminate any Plan.
      (l) All Company Stock Options have been granted with an exercise price per share no lower than the “fair market value” (as defined in the applicable plan) of one Class A Common Share on the date of the corporate action effectuating the grant.
      Section 4.11.     Information Supplied. The information supplied by the Company relating to the Company and Company Subsidiaries to be contained in the Proxy Statement or any other document to be filed with the SEC in connection herewith (the “Other Filings”) will not, in the case of the Proxy Statement, at the date it is first mailed to the Company’s shareholders or at the time of the Company Shareholders’ Meeting or at the time of any amendment or supplement thereto, or, in the case of any Other Filing, at the date it is first mailed to the Company’s shareholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made (or omitted to be made) by the Company or any Company Subsidiary with respect to statements made or incorporated by reference therein based on information supplied by Parent or MergerCo in connection with the preparation of the Proxy Statement or the Other Filings for inclusion or incorporation by reference therein. All documents that the Company is responsible for filing with the SEC in connection with the Merger, or the other transactions contemplated by this Agreement, will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.
      Section 4.12.     Intellectual Property.
      (a) Schedule 4.12(a) sets forth a true, correct and complete list of all U.S. and foreign (i) issued Patents and Patent applications, (ii) Trademark registrations and applications, and (C) Copyright registrations and applications, in each case which is owned by the Company or any Company Subsidiary. The Company and the Company Subsidiaries are the sole and exclusive beneficial and, with respect to registrations and applications therefor, record owners of all the items set forth in Schedule 4.12(a), and, to the knowledge of the Company, all such registrations therefor are valid and applications and registrations therefor are subsisting.
      (b) Either the Company or a Company Subsidiary owns, or is licensed or otherwise entitled to use, (i) all material Intellectual Property contained and used in the Software marketed, licensed or used to provide services to customers of the Company or any Company Subsidiary (“Customers”), and (ii) all material Intellectual Property used or held for use in their respective businesses as currently conducted (collectively, the “Company Intellectual Property”).
      (c) There are no currently, nor have there been in the past two (2) years any, pending or, to the knowledge of the Company, threatened claims by any Person alleging infringement, misappropriation or other violation of any Intellectual Property rights of any Person by the Company or any Company Subsidiaries which, either individually or in the aggregate, are material. The conduct of the business (including the products and services) of the Company and the Company Subsidiaries does not materially infringe, misappropriate or otherwise violate any material Intellectual Property rights of any Person, nor, to the knowledge of the Company, does there exist a substantial basis for any claim therefor.
      (d) Neither the Company nor any Company Subsidiary has made any claim in the past two (2) years of a material infringement, misappropriation or other violation by any other Person of the Company’s or any Company Subsidiary’s rights to Company Intellectual Property, and, to the knowledge of the Company, no Person is materially infringing, misappropriating or otherwise violating any Company Owned Intellectual Property.

      (e) With respect to material Company Owned Software, to the knowledge of the Company, no such Software is subject to the terms of any “open source” or other similar public license that would require, or condition any use or distribution of such Software on, the disclosure, licensing or distribution of any source code to the public.
      (f) To the knowledge of the Company, there have been no material security breaches in the Company’s or any of the Company Subsidiaries’ internal information technology systems or external information technology systems hosted or operated by the Company or any of the Company Subsidiaries.
      (g) No claims have been asserted against the Company or any Company Subsidiary or, to the knowledge of the Company, threatened in writing against the Company or any Company Subsidiary in the past two (2) years alleging a violation of an applicable Law in connection with a violation of any Person’s privacy or personal information rights, nor, to the knowledge of the Company, does there exist a substantial basis for any material claim therefore. To the knowledge of the Company, the consummation of the transactions contemplated hereby will not materially breach or otherwise cause any material violation of any applicable Law in connection with privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company and the Company Subsidiaries in the conduct of their respective businesses. The Company and the Company Subsidiaries take commercially reasonable measures consistent with industry standard practices of the computer software and information technology industry to ensure that such personal information is protected against unauthorized access, use, modification, or other misuse.
      (h) Each consultant or contractor of the Company or any Company Subsidiary that has developed, modified, improved, or contributed to any material Intellectual Property owned by the Company or any Company Subsidiary has assigned all of its Intellectual Property rights in such development, modification, improvement, or contribution to such Company or Company Subsidiary.
      (i) No current or former director, officer or employee of the Company or any Company Subsidiary has, nor will have, after giving effect to the transactions contemplated hereby, any valid and enforceable claim, right or interest of ownership under applicable Law to or in any material Intellectual Property of the Company or a Company Subsidiary.
      (j) The Company and the Company Subsidiaries take commercially reasonable measures according to industry standards in the computer software and information technology industry to protect the confidentiality of Trade Secrets included in the material Company Intellectual Property, including requiring all Persons having access thereto to execute written non-disclosure agreements.
      (k) Neither the Company nor any Company Subsidiary is a member of, or contributor of Intellectual Property to, any industry standards body or similar organization such that the Company or any Company Subsidiary is obligated to offer or grant for (i) free or nominal value or (ii) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, less than fair market value, to any other Person any license or right to any Intellectual Property owned by the Company or any Company Subsidiary.
      (l) Except as set forth in Section 4.12(k) of the Company Disclosure Schedule, (A) neither the Company nor any Company Subsidiary has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available any source code included in Company Owned Software to any escrow agent or any other Person, and (B) no event has occurred, and no circumstance or condition exists, that has resulted in, or to the knowledge of the Company will, or could reasonably be expected to, result in the delivery, license or disclosure of any source code included in the Company Owned Software to any other Person, except, with respect to each of the foregoing (A) and (B), to employees and consultants who have a reasonable need to access such source code in the ordinary course of the business of the Company or any Company Subsidiary and who are subject to, and to the knowledge of the Company, are in compliance with, appropriate written non-disclosure agreements.
      (m) Neither the execution, delivery or performance of this Agreement (or any other agreements contemplated by this Agreement) nor the consummation of the transactions contemplated by this

Agreement will (A) result in the material loss or impairment of or payment of any additional material amounts with respect to the Company’s right to own, use, or hold for use any of the material Intellectual Property as owned, used or held for use in the conduct of the Business as currently conducted, or (B) give any Person the right or option to cause or declare the release, disclosure or delivery of any Intellectual Property owned by the Company or any Company Subsidiary by or to any escrow agent or other Person.
      Section 4.13.     Taxes. Except as set forth in Section 4.13 of the Company Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) all Tax Returns required to be filed by or with respect to the Company or any of its subsidiaries have been duly and timely filed (except those under valid extension) and such Tax Returns are true, complete, and correct.

(b) All Taxes due and payable by the Company or any of its subsidiaries have been duly and timely paid, withheld, or are being contested in good faith and are adequately provided for in accordance with GAAP on the Company’s most recent consolidated financial statements.

(c) Neither the Company nor any of its subsidiaries has received written notice of any proposed or threatened proceeding, examination, investigation, audit or administrative or judicial proceeding (“proceedings”) against, or with respect to any Taxes of, the Company or any of its subsidiaries, and no such proceedings are currently pending.

(d) No deficiencies for any Taxes have been proposed, asserted or assessed in writing against the Company or any of its subsidiaries that have not been finally resolved and paid in full.

(e) Neither the Company nor any of its subsidiaries has granted any extension or waiver of the limitation period applicable to any Tax that remain in effect.

(f) There are no liens for Taxes (other than statutory liens for Taxes not yet due and payable) upon any of the assets of the Company or any of its subsidiaries.

(g) Neither the Company nor any of its subsidiaries is a party to or is bound by any Tax sharing, allocation, or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its subsidiaries).

(h) Neither the Company nor any of its subsidiaries (A) has been a member of a group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than the Company or any of its subsidiaries) under Treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign law).

(i) The Company and each of its subsidiaries has withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with payments to employees, independent contractors, creditors, stockholders or other third parties.

(j) No claim has been made in writing by any Governmental Authority in a jurisdiction in which the Company or any of its subsidiaries does not file a Tax Return that the Company or any of its subsidiaries is or may be subject to taxation by such jurisdiction.

(k) Neither the Company nor any of its subsidiaries has entered into, or otherwise participated (directly or indirectly) in, any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).

(l) Neither the Company nor any of its subsidiaries has, within the past two years, or otherwise as part of a plan (or series of related transactions) (within the meaning of Section 355(e) of the Code) of which the Merger is a part, distributed stock of another entity or had its stock distributed by another entity in a transaction that was purported or intended to be governed in whole or in part by Code Sections 355 or 361.

      Section 4.14.     Environmental Matters. Except as set forth in Section 4.14 of the Company Disclosure Schedule and to the knowledge of the Company, the Company has provided to Parent all material environmental reports of the Company or any of its subsidiaries received during the last three years or which relate to material environmental liabilities or obligations of the Company or its subsidiaries taken as a whole. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) to the knowledge of the Company, the Company and the Company Subsidiaries (i) are in compliance with all Environmental Laws, (ii) hold all permits, approvals, identification numbers, licenses and other authorizations required under any Environmental Law to own or operate their assets as currently owned and operated (“Environmental Permits”) and (iii) are in compliance with their respective Environmental Permits;

(b) neither the Company nor any Company Subsidiary has released, and to the knowledge of the Company, no other person has released, Hazardous Substances on any real property currently or formerly owned, leased or operated at any time since July 1, 2001 by the Company or the Company Subsidiaries in the United States;

(c) neither the Company nor any Company Subsidiary has received any written claim or notice alleging that the Company or any Company Subsidiary may be in violation of, or liable under, or a potentially responsible party pursuant to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”) or any other Environmental Law;

(d) neither the Company nor any Company Subsidiary (i) has entered into or agreed to any consent decree or order or is a party to any judgment, decree or judicial or administrative order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto or (ii) is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Substances; and

(e) notwithstanding any other provision of this Agreement, this Section 4.14 sets forth the Company’s sole and exclusive representations and warranties with respect to Hazardous Substances, Environmental Laws or other environmental matters.
      Section 4.15.     Material Contracts. Other than any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) filed as an exhibit to the Company SEC Reports filed prior to the date of this Agreement, Section 4.15 of the Company Disclosure Schedule lists each of the following written contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company or any Company Subsidiary is a party affecting the obligations of any party thereunder) to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound (each such agreement and contract, including any contract filed as an exhibit to the Company SEC Reports filed prior to the date of this Agreement being a “Company Material Contract”), any:

(a) Loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, contract (written or oral), agreement, lease, license, permit, franchise, right, arrangement or other binding commitment, instrument or obligation (each, a “Contract”) (other than among consolidated Company Subsidiaries) relating to (i) Indebtedness of a type described in clauses (i), (v), (vi), (viii) and (x) of the definition thereof or any other type of indebtedness in an amount in excess of $2.5 million in any single instance or (ii) conditional sale arrangements, obligations secured by a Lien, or interest rate or currency hedging activities, in each case in connection with which the aggregate actual or contingent obligations of the Company and the Company Subsidiaries under such Contract are greater than $2.5 million;

(b) Contract that purports to limit the right of the Company or the Company Subsidiaries (i) to engage or compete in any line of business or (ii) to compete with any person or operate in any location, in the case of each of (i) and (ii), in any respect material to the business of the Company and the Company Subsidiaries, taken as a whole;

(c) Contract for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of another person for aggregate consideration under such Contract in excess of $10 million;

(d) Contract with any current or former director or officer of the Company or any Company Subsidiary that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act, except as is included in the list of exhibits to the Company 10-K;

(e) Contract between (x) the Company or any of the Company Subsidiaries, on the one hand, and (y) any Affiliate of the Company (other than the Company Subsidiaries), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Exchange Act, except as is included in the list of exhibits to the Company 10-K;

(f) Contract that creates a partnership or joint venture or similar agreement with respect to any material business of the Company;

(g) Contract with the top five (by dollar volume during the fiscal year ended September 30, 2005) suppliers or service providers of the Company and the Company Subsidiaries taken as a whole;

(h) collective bargaining agreement material to the Company and the Company Subsidiaries taken as a whole;

(i) written Contract that contains a put, call, right of first refusal or similar right pursuant to which the Company or any Company Subsidiary would be required to purchase or sell any securities of the Company or any of its subsidiaries;

(j) settlement or conciliation agreement or similar agreement with any Governmental Authority or order or consent of a Governmental Authority to which the Company or any Company Subsidiary is subject involving future performance by the Company or any of the Company Subsidiaries which is material to the Company and the Company Subsidiaries taken as a whole;

(k) other than sublicenses contained in any customer or reseller agreements or other agreement with respect to the network services business in the ordinary course of business, any Contract to which the Company or a Company Subsidiary is a party or otherwise bound (i) granting or obtaining any right to use any material Intellectual Property (other than Contracts granting rights to use readily available commercial software), or (ii) restricting the Company’s or any Company Subsidiary’s rights, or permitting other Persons, to use or register any material Intellectual Property;

(l) acquisition agreement (other than with respect to inventory in the ordinary course) pursuant to which the Company or any Company Subsidiary has continuing indemnification, “earn-out” or other contingent obligations, in each case, that would be reasonably expected to result in payments in excess of $5 million.
      Notwithstanding anything in this Section 4.15, “Company Material Contract” shall not include any Contract that (i) is terminable upon 90 days’ or less notice without a penalty premium, (ii) will be fully performed or satisfied as of or prior to Closing, or (iii) is solely between the Company and one or more Company Subsidiaries or is solely between Company Subsidiaries.
      Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any Company Subsidiary is and, to the knowledge of the Company, no other party is in breach or violation of, or default under, any Company Material Contract, (ii) none of the Company or any Company Subsidiary has received any notice or claim of default under any such agreement or any notice of an intention to, and to the knowledge of the Company, no other party to any Company Material Contract intends to terminate, not renew or challenge the validity or enforceability of any Company Material Contract (including as a result of the execution and performance of this Agreement), and (iii) no event has occurred which would result in a breach or violation of, or a default under, any Company Material Contract (in each case, with or without notice or lapse of time or both). Each Company Material Contract is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to the Company or Company Subsidiaries, as applicable, and, to the knowledge of the Company, with respect to the other parties hereto.
      Section 4.16.     Interested Party Transactions. There are no Company Material Contracts, agreements, loans or other material transactions between the Company or any Company Subsidiary, on the one hand, and (a) any officer or director of the Company, (b) any record or beneficial owner of five percent (5%) or more of the voting securities of the Company, or (c) any Affiliate of any such officer, director or record or beneficial owner, on the other hand.
      Section 4.17.     Brokers. No broker, finder or investment banker or other Person (other than J.P. Morgan Securities Inc. (the “Company Financial Advisors”)) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Company Subsidiary.
      Section 4.18.     Opinion of Financial Advisor. The Company has received an opinion of the Company Financial Advisor to the effect that, as of the date of this Agreement, the Company Common Share Merger Consideration is fair to the holders of Company Common Shares from a financial point of view to such holders, and will promptly deliver to Parent a true, correct and complete copy of such opinion following the Company’s receipt thereof in written form.
      Section 4.19.     Insurance. Section 4.19 of the Company Disclosure Schedule contains a complete and accurate list of all material insurance policies maintained by the Company as of the date of this Agreement, and the Company has heretofore made available to Parent a complete and accurate copy of all such material policies, including all occurrence-based policies applicable to the Company (or its assets or business) for all periods since January 1, 2004. Neither the Company nor any Company Subsidiary has taken any action or failed to take any action which, with or without notice or the lapse of time or both, would constitute a material breach or default, or permit termination or modification of, any such material insurance policies. Except as set forth in Section 4.19 of the Company Disclosure Schedule or for exceptions that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, all material insurance policies maintained by the Company are in full force and effect, all premiums due and payable thereon have been paid, and no written notice of cancellation or termination has been received with respect thereto.
      Section 4.20.     Takeover Statutes; Rights Agreement.
      (a) The Company has taken all necessary actions so that the restrictions on business combinations contained in each “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar anti-takeover statute or regulation enacted under U.S. state or federal laws applicable to the transactions contemplated by this Agreement (“Antitakeover Laws”), including without limitation Chapters 1701 and 1704 of the Ohio Revised Code, will not apply with respect to or as a result of this Agreement, Voting Agreement, and the transactions contemplated hereby and thereby, including the Merger, without any further action on the part of the shareholders or the Company Board. True, correct and complete copies of all resolutions of the Company Board reflecting such actions have been previously provided to Parent.
      (b) Prior to the date of this Agreement, the Company has amended the Rights Agreement in accordance with its terms to render the Rights Agreement inapplicable to this Agreement and the transactions contemplated by this Agreement (including the Merger and the execution, delivery and performance of the Voting Agreement).

      Section 4.21.     Labor Matters. Except as set forth in Section 4.21 of the Company Disclosure Schedule, and except, in the case of Section 4.21(b) of this Agreement, as would not reasonably be expected to have a Material Adverse Effect:

(a) except as would not, individually or in the aggregate, result in any material liability to the Company and the Company Subsidiaries taken as a whole, the Company and the Company Subsidiaries are neither party to nor bound by any labor agreement, collective bargaining agreement or material work rules or practices with any labor union or works council, and to the knowledge of the Company, no labor union or works council is currently engaged in any activities to organize employees of the Company or the Company Subsidiaries;

(b) since January 1, 2004, there has been no actual or, to the knowledge of the Company, threatened strike, slowdown, work stoppage, lockout or material labor dispute affecting the Company or the Company Subsidiaries;

(c) except as would not, individually or in the aggregate, result in any material liability to the Company and the Company Subsidiaries taken as a whole, to the knowledge of the Company, no officer or key employee of the Company or any Company Subsidiary is in any material respect in violation of any material term of any nondisclosure agreement, common law nondisclosure obligation, noncompetition agreement or restrictive covenant to a former employer of any such person relating (i) to the right of any person to be employed or engaged by the Company or Company Subsidiary or (ii) to the knowledge or use of trade secrets or proprietary information; and

(d) except as would not, individually or in the aggregate, result in any material liability to the Company and the Company Subsidiaries taken as a whole, the Company and the Company Subsidiaries have at all times properly classified each of their respective employees as employees and each of their respective independent contractors as independent contractors.
      Section 4.22.     Real Property.

(a) Section 4.22(a) of the Company Disclosure Schedule sets forth the address of each parcel of real property owned by the Company or its subsidiaries (collectively, the “Owned Real Property”). The Company or one of its subsidiaries has good and marketable title to the Owned Real Property and to all of the buildings, structures and other improvements thereon, except for Permitted Liens. Except as set forth in Section 4.22(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has leased, licensed or otherwise granted any Person the right to use or occupy the Owned Real Property.

(b) Section 4.22(b) of the Company Disclosure Schedule sets forth the address of each parcel of all material leasehold or material sub-leasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixture or other interest in real property held by or for the Company or its subsidiaries (the “Leased Real Property”). The Company or one of its subsidiaries has a good and valid leasehold interest in the Leased Real Property, free and clear of all liens except Permitted Liens, and, except as set forth in Section 4.22(b) of the Company Disclosure Schedule neither the Company nor any of its subsidiaries has subleased, licensed or granted any occupancy rights in any portion of the Leased Real Property.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES
      Parent and MergerCo hereby jointly and severally represent and warrant to the Company as follows:
      Section 5.01.     Organization. Each of the Buyer Parties has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not have a Parent Material Adverse Effect.
      Section 5.02.     Ownership of MergerCo; No Prior Activities. MergerCo was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement. All the issued and outstanding shares of capital stock of MergerCo are, and as of the Closing Date will be, owned of record and beneficially by Dealer Computer Services, Inc., a Delaware corporation and a wholly owned subsidiary of Parent.
      Section 5.03.     Power and Authority. Each of the Buyer Parties has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of the Buyer Parties and the consummation by the Buyer Parties of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Buyer Parties are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement; provided, that the foregoing does not apply to the definitive agreements for financing of the Merger to the extent such definitive agreements are inconsistent with the terms of the Financing Commitments, and such definitive agreements, in such event, shall be authorized by the Board of Directors of Parent on a timely basis. This Agreement has been duly and validly executed and delivered by the Buyer Parties and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of the Buyer Parties enforceable against each of the Buyer Parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws or by general equity principles.
      Section 5.04.     No Conflict; Required Filings and Consents.
      (a) The execution and delivery of this Agreement by each of the Buyer Parties do not, and the performance of each of the Buyer Parties’ obligations hereunder will not, (i) conflict with or violate the articles of incorporation or bylaws of Parent or the articles of incorporation or bylaws of MergerCo, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) of this Section 5.04 have been obtained and all filings and obligations described in subsection (b) of this Section 5.04 have been made, conflict with or violate any Law applicable to any of the Buyer Parties, or by which any of its properties or assets is bound, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or (except in connection with the financing of the Merger) result in the creation of a Lien or other encumbrance on any of its properties or assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which it or any of its properties or assets is bound, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay consummation of the Merger or otherwise prevent it from performing its obligations under this Agreement.
      (b) The execution and delivery of this Agreement by each of the Buyer Parties does not, and the performance of each of the Buyer Parties’ obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) for (A) applicable requirements, if any, of the Exchange Act and state take-over Laws, (B) if applicable, filings under the rules and regulations of the NYSE, (C) if applicable, the pre-merger notification and waiting requirements of the HSR Act and any other applicable Regulatory Laws, (D) the filing with the SEC of the Proxy Statement, (E) the filing and recordation of appropriate merger documents as required by the OGCL and (F) filings and recordings in connection with the financing of the Merger and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent Parent from performing its obligations under this Agreement.

      Section 5.05.     Information Supplied. None of the information supplied by the Buyer Parties or any affiliate of Parent for inclusion or incorporation by reference in the Proxy Statement or the Other Filings will, in the case of the Proxy Statement, at the date it is first mailed to the Company’s shareholders or at the time of the Company Shareholders’ Meeting or at the time of any amendment or supplement thereto, in the case of any Other Filing, at the date it is first mailed to the Company’s shareholders or, at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by the Buyer Parties with respect to statements made or incorporated by reference therein based on information supplied by the Company in connection with the preparation of the Proxy Statement or the Other Filings for inclusion or incorporation by reference therein. All Other Filings that are filed by the Buyer Parties will comply as to form in all material respects with the requirements of applicable Law.
      Section 5.06.     Financial Statements. Parent has previously delivered to the Company the consolidated balance sheet of Parent and its subsidiaries as of December 31, 2005 and the related consolidated statements of operations and retained earnings and cash flows for the year ended December 31, 2005, together with the audit report thereon of Ernst & Young, and the unaudited consolidated balance sheet of Parent and its subsidiaries as of June 30, 2006 and the related unaudited consolidated statements of income, retained earnings and cash flows for the six month period ended June 30, 2006. The consolidated financial statements of Parent and its subsidiaries have been prepared in accordance with GAAP applied on a consistent basis throughout the period indicated (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, as of the dates and for the periods then ended, except as otherwise noted therein, of Parent and its subsidiaries, except that the interim financial statements are subject to normal year-end adjustments and accruals and do not include notes to the financial statements.
      Section 5.07.     Absence of Litigation. Except with respect to any litigation that may be commenced after the date of this Agreement in connection with the Merger, there is no Action pending or, to the knowledge of Parent, threatened in writing against Parent or any of its subsidiaries or any of its or their respective properties or assets, except (i) as would not, individually or in the aggregate, (a) prevent or materially delay consummation of the Merger and the other transactions contemplated by this Agreement or (b) have or reasonably be expected to have a Parent Material Adverse Effect or (ii) for any Action arising after the date of this Agreement in connection with this Agreement or the transactions contemplated hereby. None of Parent or its subsidiaries is subject to any order, judgment, writ, injunction or decree, except as would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect.
      Section 5.08.     Available Funds.
      (a) Parent anticipates that it will have sufficient funds, consisting of (x) $367,000,000 of cash of the Company or Parent at Closing generated from sources other than the Financing Commitments (the “Closing Cash”), (y) proceeds from equity issuances (the “Equity Financing”) and (z) proceeds from debt issuances (the “Debt Financing” and, together with the Equity Financing, the “Financing”; for the avoidance of doubt, the “Financing” shall not include the Closing Cash) at the Closing to satisfy all of its obligations under this Agreement, including to (i) pay the aggregate Company Consideration payable hereunder, (ii) refinance all Company Indebtedness and (iii) pay any and all fees and expenses in connection with the Merger and the financing thereof.
      (b) Parent has provided to the Company true, complete and correct copies of (i) executed commitment letters from GS Capital Partners V Fund, L.P., Spanish Steps Holdings LTD and Vista Equity Fund II, L.P. (the “Equity Financing Sources”) pursuant to which, and subject to the terms and conditions thereof, the Equity Financing Sources have agreed to provide Parent with equity financing in an aggregate amount of up to $420,000,000 (the “Equity Funding Letters”), and (ii) an executed commitment letter (the “Debt Commitment Letter”, and together with the Equity Funding Letters, as may be modified pursuant to Section 7.06, the “Financing Commitments”) from Deutsche Bank AG New York Branch and affiliates thereof and Credit Suisse and affiliates thereof (the “Lenders”) pursuant to which, and subject to the terms and conditions thereof, the Lenders have committed to provide Parent with debt financing (excluding any revolver) in an aggregate amount of $2,535,000,000. As of the date of this Agreement, the Financing Commitments, in the form so delivered, are in full force and effect and are legal, valid and binding obligations of Parent and MergerCo and each of the other parties thereto. None of the Financing Commitments has been amended, supplemented or otherwise modified prior to the date of this Agreement, and the respective commitments contained in the Financing Commitments have not, prior to the date of this Agreement, been withdrawn or rescinded in any respect. As of the date of this Agreement, the Financing Commitments are in full force and effect and, except for the payment of customary fees, there are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as set forth in or contemplated by the Financing Commitments. Parent and MergerCo have fully paid any and all commitment fees or other fees required by the Financing Commitments to be paid by them on or prior to the date of this Agreement and shall in the future pay any such fees as they become due. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or MergerCo, and to the knowledge of Parent, any other parties thereto, under the Financing Commitments. As of the date of this Agreement, neither Parent nor MergerCo has any reason to believe that any of the conditions to the Financing contemplated by the Financing Commitments will not be satisfied or that any portion of the Financing to be made thereunder will not otherwise be made available to Parent or MergerCo on the Closing Date. Parent will provide to the Company any amendments to the Equity Funding Letter and the Debt Commitment Letter, or any written notices given in connection therewith, as promptly as possible (but in any event within forty eight (48) hours).
      Section 5.09.     No Ownership of Company Capital Stock. Except as set forth in Section 5.08 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries (including MergerCo) owns any Company Common Shares or other securities of the Company or any of the Company Subsidiaries.
      Section 5.10.     Other Agreements or Understandings. Parent has disclosed to the Company all contracts, arrangements or understandings (and, with respect to those that are written, Parent has furnished to the Company correct and complete copies thereof) between or among Parent, MergerCo, or any affiliate of Parent, on the one hand, and any member of the management of the Company or any person that owns 5% or more of the shares or of the outstanding capital stock of the Company, on the other hand.
      Section 5.11.     Brokers. Except for fees payable in connection with the Financing, no broker, finder or investment banker (other than Credit Suisse Securities (USA)) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, MergerCo or any of their subsidiaries.
      Section 5.12.     No Additional Representations.
      (a) Parent acknowledges that it and its representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company which it and its representatives have desired or requested to review, and that it and its representatives have had full opportunity to meet with the management of the Company and to discuss the business and assets of the Company.
      (b) Parent acknowledges that neither the Company nor any person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent and its representatives except as expressly set forth in Article IV (which includes the Company Disclosure Schedule and the Company SEC Documents to the extent specified in Article IV of this Agreement), and, except as set forth in this Agreement (in the case of the Company) and in the Voting Agreements (in the case of the shareholders party thereto), neither the Company nor the shareholders party to the Voting Agreements shall be subject to any liability to Parent or any other person resulting from the Company’s making available to Parent or Parent’s use of such information, or any information, documents or material made available to Parent in the due diligence materials provided to Parent, including in the “data room,” management presentations (formal or informal) or in any other form in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the Company makes no representation or warranty to Parent with respect to any financial projection or forecast relating to the Company or any of its Subsidiaries.
ARTICLE VI
CONDUCT OF BUSINESS PENDING THE MERGER
      Section 6.01.     Conduct of Business by the Company Pending the Merger. The Company agrees that, between the date of this Agreement and the Merger Effective Time, except as expressly required or permitted by this Agreement or as set forth in Section 6.01 of the Company Disclosure Schedule and except with the prior written consent of Parent, such consent not to be unreasonably withheld or delayed, the businesses of the Company and the Company Subsidiaries shall be conducted in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice; and the Company shall use its reasonable efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and any Persons with which the Company or any Company Subsidiary has significant business relations. Without limiting the generality of the foregoing, except as expressly required or permitted by this Agreement, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Merger Effective Time, do any of the following without the prior written consent of Parent, such consent not to be unreasonably withheld or delayed:

(a) (i) amend or otherwise change any provision of the Company Charter or Company Bylaws, or similar organizational or governance documents of the Significant Company Subsidiaries or (ii) take any action to exempt any Person (other than Parent or MergerCo) from any applicable antitakeover law;

(b) (i) authorize for issuance, issue, deliver, pledge, dispose of, encumber or sell (or agree or commit to do any of the foregoing) any shares of any class of capital stock, voting securities or other ownership interest of the Company or any Company Subsidiary or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, voting securities or any other ownership interest, of the Company or any Company Subsidiary, other than (A) the issuance of Company Common Shares issuable pursuant to Company Stock Awards outstanding on the date of this Agreement, (B) except as provided otherwise in Article III hereof, the issuance of Company Common Shares in connection with the current provisions of the ESPP and DRIP and (C) the award of up to 26,000 Company Restricted Shares to newly hired employees, in the Company’s discretion, provided that such Company Restricted Shares provide by their terms that they do not vest, but are terminated and forfeited in full with no payment being made therefor, upon the Closing; (ii) repurchase, redeem or otherwise acquire any securities or equity equivalents except in connection with the exercise of Company Stock Options, the vesting of Company Stock-Based Awards or Company Restricted Shares, or the lapse of restrictions on Company Stock-Based Awards or Company Restricted Shares; (iii) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions (whether in cash, shares, property or otherwise) in respect of, any shares of the Company’s capital stock or the shares of stock or other equity interests in any Company Subsidiary that is not directly or indirectly wholly owned by the Company, except for (A) dividends by any direct or indirect wholly owned Company Subsidiary to the Company or any other wholly owned Company Subsidiary, (B) the regular quarterly dividend not in excess of $0.11 per Company Class A Common Share (and 1/20 of such amount per Company Class B Common Share) on Company Common Shares (including, without limitation, pursuant to the DRIP) to be declared in August 2006 and paid in cash at a time consistent with past practice, and (C) dividend equivalents paid with respect to Company Stock-Based Awards; or (iv) split, combine, adjust, recapitalize, subdivide, redeem, purchase or reclassify or otherwise acquire any shares, stock or other equity interests of the Company or any Company Subsidiary or issue or authorize the issuance of any securities in respect of, in lieu of or in substitution for shares of such shares, stock or other equity interests.

(c) directly or indirectly, acquire (by merger, consolidation, acquisition of equity interests or assets, or any other business combination) any corporation, partnership, limited liability company, joint venture or other business organization (or division thereof) or any assets or property, (other than Software or any other assets or property acquired in the ordinary course of business) exceeding (i) $3.5 million in any given case or $10 million in the aggregate or (ii) that could reasonably be expected to materially delay consummation of the Merger, including the obtaining of any approvals required pursuant to this Agreement under the HSR Act and any other Regulatory Laws;

(d) except as set forth in Section 6.01(d) of the Company Disclosure Schedule, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than a Company Subsidiary) for borrowed money, except for: (i) Indebtedness for borrowed money incurred in the ordinary course of business not in excess of $10,000,000 outstanding in the aggregate for the Company and the Company Subsidiaries taken as a whole and which may be prepaid at any time without penalty; or (ii) Indebtedness for under the Credit Agreement with a maturity of not more than one year in a principal amount not in excess of $10,000,000 in the aggregate for the Company and the Company Subsidiaries taken as a whole and which may be prepaid at any time without penalty;

(e) materially modify, amend or terminate or waive, release or assign any material rights or claims with respect to, any Company Material Contract or enter into any new contract or agreement that, if entered into prior to the date of this Agreement, would have been required to be listed in Section 4.15 of the Company Disclosure Schedule as a Company Material Contract or would be reasonably likely to: (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement;

(f) except as set forth in Section 6.01(f) of the Company Disclosure Schedule or except as required by the terms of U.S. Plans or Non-U.S. Plans, by any collective bargaining agreement, work rules or other labor-related agreement with any labor union or works council, or by applicable Law, or is otherwise in the ordinary course of business, (i) increase the compensation or benefits payable to its directors, officers, employees, consultants or independent contractors or (ii) grant to any director, officer or employee, consultant or independent contractor of the Company or of any Company Subsidiary any new severance, change of control or termination pay, grant any increase in, or otherwise alter or amend, any right to receive any severance, change of control or termination pay or benefits or establish, adopt, enter into or amend to materially increase benefits under any collective bargaining, work rules, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, loan, retention, consulting, indemnification, termination, severance or other similar plan, agreement, trust, fund, policy or arrangement with any director, officer or employee, consultant or independent contractor;

(g) pre-pay any long-term debt, except in the ordinary course of business (which shall be deemed to include, without limitation, pre-payments or repayments of the receivables facility, lines of credit facilities or other similar lines of credit or payments made in respect of any termination or settlement of any interest rate swap or other similar hedging instrument relating thereto) in an amount not to exceed $10,000,000 in the aggregate for the Company and the Subsidiaries taken as a whole, or pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except (i) in the ordinary course of business consistent with past practice and in accordance with their terms and (ii) the payment of $100 million aggregate principal amount (and accrued interest thereon) of the Company’s 7% notes due December 15, 2006 (which amount has been deposited with the Trustee for such notes);

(h) except as required by the SEC or changes in GAAP which become effective after the date of this Agreement, or as recommended by the Company’s audit committee or independent auditors, in which case the Company shall notify the Parent, materially change any of its accounting policies (whether for financial accounting or Tax purposes);

(i) authorize, incur, or enter into any commitment for, any capital expenditure (such authorized or committed capital expenditures being referred to hereinafter as the “Capital Expenditures”) other than (i) Capital Expenditures set forth in Section 6.01(i) of the Company Disclosure Schedule and (ii) any other individual Capital Expenditure not exceeding $2,000,000 in the aggregate for all such Capital Expenditures;

(j) waive, release, assign, settle or compromise any material litigation other than settlements of, or compromises for, any litigation where the amounts paid or to be paid are (i) covered by insurance coverage maintained by the Company or (ii) otherwise less than $5,000,000;

(k) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien, other than Permitted Liens, or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, in each case which are material to the Company and its Subsidiaries, taken as a whole, other than sales or dispositions of software, inventory and used equipment in the ordinary course of business consistent with past practice or pursuant to existing Contracts of the Company or a Company Subsidiary, (ii) enter into, modify or amend any material lease of real property, except in the ordinary course of business consistent with past practice, or (iii) modify, amend, terminate or permit the lapse of any material lease of real property or other material Contract relating to any real property;

(l) (i) amend or modify or terminate the Rights Agreement other than as contemplated by this Agreement, or (ii) take any action which would allow any Person (as defined in the Rights Agreement) other than Parent or MergerCo or any of their respective Affiliates to become the Beneficial Owner (as defined in the Rights Agreement) of 15% or more of the Company Common Shares or of voting power thereof without causing a Distribution Date or a Stock Acquisition Date (as each such term is defined in the Rights Agreement) to occur or otherwise take any action which would render the Rights Agreement inapplicable to any transaction contemplated by such Person.

(m) except in the ordinary course of business consistent with past practices, dispose of, grant exclusive licenses or assign, or permit to lapse any rights to, any material Intellectual Property, or dispose of or disclose to any Person other than representatives of the Buyer Parties, any material Trade Secret;

(n) take any action that would result in, or fail to take any action that would prevent, the expiration, lapse, termination or abandonment of any right, registration or application for registration of material Company Intellectual Property other than in the ordinary course of business consistent with past practice; or

(o) announce an intention, enter into any agreement or otherwise make a commitment, to do any of the actions described in Section 6.01(a) through (l) hereof.
      Section 6.02.     Conduct of Business by Buyer Parties Pending the Merger.
      (a) The Buyer Parties agree that, between the date of this Agreement and the Merger Effective Time, except as contemplated by this Agreement, they shall not, directly or indirectly, without the prior written consent of the Company, take or cause to be taken any action that (a) could be expected to materially delay or impair the consummation of the transactions contemplated by this Agreement, or propose, announce an intention, enter into any agreement or otherwise make a commitment to take any such action, or (b) would cause any of the representations or warranties of the Buyer Parties contained herein to become inaccurate in any material respect or any of the covenants of the Buyer Parties to be breached in any material respect or result in the failure to be satisfied of any of the conditions set forth in Section 8.03.
      (b) Without limitation to the generality of the foregoing, Parent shall not, and shall cause its Affiliates not to, directly or indirectly, acquire (by merger, consolidation, acquisition of equity interests or assets, or any other business combination), any corporation, partnership, limited liability company, joint venture or other business organization (or division thereof) or any assets or property, (other than assets or property acquired in the ordinary course of business or of any Software) that could be reasonably expected to materially delay the consummation of the Merger, including the obtaining of any approvals required pursuant to this Agreement under the HSR Act and other Regulatory Laws.
      Section 6.03.     Tax Matters. With respect to Taxes, without the prior consent of Parent or MergerCo (which consent shall not be unreasonably withheld or delayed), the Company shall not make, amend or revoke any Tax election, change an annual Tax accounting period, adopt or change any Tax accounting method, file any material amended Tax Return, settle or compromise a material Tax liability, claim or assessment relating to the Company, enter into any closing agreement relating to any material Tax or surrender any right to claim a material Tax refund.
      Section 6.04.     MergerCo. Parent will take all action necessary to cause MergerCo to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.
ARTICLE VII
ADDITIONAL AGREEMENTS
      Section 7.01.     Company Proxy Statement; Other Filings; Shareholders’ Meeting.
      (a) As promptly as practicable following the date of this Agreement, the Company shall prepare and, after consultation with Parent, file with the SEC the preliminary Proxy Statement and each of the Company and Parent shall, or shall cause their respective affiliates to, prepare and, after consultation with each other, file with the SEC all Other Filings that are required to be filed by such party in connection with the transactions contemplated hereby. Each of the Company and Parent shall furnish all information concerning itself and its affiliates that is required to be included in the Proxy Statement or, to the extent applicable, the Other Filings, or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement. Each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement or the Other Filings, and the Company shall use its reasonable best efforts to cause the definitive Proxy Statement to be cleared by the SEC and mailed to the Company’s shareholders as promptly as reasonably practicable following clearance from the SEC. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or the Other Filings and shall promptly provide Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement or the Other Filings. If at any time prior to the Company Shareholders’ Meeting, any information relating to the Company or the Buyer Parties or any of their respective affiliates, officers, members or directors, should be discovered by the Company or Parent, which should be set forth in an amendment or supplement to the Proxy Statement or the Other Filings, so that the Proxy Statement or the Other Filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Company. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or filing the Other Filings (or any amendment or supplement thereto) or responding to any comments of the

SEC with respect thereto, the Company shall provide Parent a reasonable opportunity to review and comment on such document or response and will in good faith consider such comments, and to the extent practicable, the Company will provide Parent with the opportunity to participate in any substantive calls between the Company, or any of its representatives, and the SEC concerning the Proxy Statement.
      (b) The Company shall duly call, give notice of, convene and hold a meeting of its shareholders (the “Company Shareholders’ Meeting”), as promptly as practicable after the date of this Agreement. Subject to the following sentence, (i) the Company Board shall recommend to holders of the Company Common Shares that they adopt this Agreement (the “Company Recommendation”), and (ii) the Company will use reasonable best efforts to solicit from its shareholders proxies in favor of the adoption of this Agreement and to obtain the Company Shareholder Approval. Notwithstanding anything in this Agreement to the contrary, the Company Board may determine (1) not to make or to withdraw, modify or change such recommendation (a “Company Change in Recommendation”), and (2) not to use such efforts to solicit proxies in favor of the adoption of this Agreement if, in the case of both clauses (1) and (2), it has (A) determined in good faith, after consultation with its outside legal counsel and a financial advisor of national recognized reputation, that failure to take such action would likely be inconsistent with its fiduciary duties under applicable Law, (B) complied in all material respects with its obligations under Section 7.03 hereof and there has otherwise not been a material violation of Section 7.03 hereof, (C) the Company uses reasonable best efforts to provide to Parent at least two (2) Business Days’ prior written notice that it intends (or may intend) to take any such action and (D) the Company provides immediate written notice to Parent that it has taken such action. The Company may, if it receives an unsolicited Company Acquisition Proposal, delay the mailing of the Proxy Statement or the holding of the Company Shareholders’ Meeting, in each case for such reasonable period as would provide a reasonable opportunity for the Company Board to consider such Company Acquisition Proposal and to determine the effect, if any, on the Company but in no event more than ten (10) days (the “Fiduciary Delay”); provided, however, that (x) the Company promptly provide written notice to Parent upon the commencement of any such delay and (y) the Outside Date shall be extended by up to the number of days of the Fiduciary Delay in accordance with Section 9.01(b) hereof.
      Section 7.02.     Access to Information; Confidentiality.
      (a) Subject to applicable Law and confidentiality agreements, from the date of this Agreement until the Merger Effective Time, the Company shall, and shall cause its subsidiaries and the officers, directors, employees, auditors and agents of the Company and its subsidiaries to afford Parent and the officers, directors, employees, accountants, consultants, legal counsel, financial advisors, financing sources, and other advisors of Parent and its subsidiaries (collectively, “Representatives”), following notice from Parent to the Company in accordance with this Section 7.02, reasonable access during normal business hours to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and its subsidiaries, and all other financial, operating, Tax related and other data and information as Parent may reasonably request. Notwithstanding the foregoing, neither Parent nor any of its Representatives shall (i) contact or have any discussions with any of the Company’s or its subsidiaries’ employees (other than the Company’s or its subsidiaries’ officers, and upon two days’ notice, directors, as to whom this restriction shall not apply), agents, representatives, unless in each case Parent obtains the prior written consent of the Company, as applicable, which shall not be unreasonably withheld (ii) without the consent of the Company, have any access to any information that is competitively sensitive in any material respect to the Company and its subsidiaries, including information the disclosure of which would violate applicable Law, (iii) contact or have discussions with any licensees or franchisees of the Company or their respective subsidiaries, unless in each case Parent provides written notice to the Company, as applicable or (iv) perform any onsite environmental procedure involving the sampling of any environmental media, without the Company’s prior written consent, which consent shall not be unreasonably withheld or delayed. Parent shall schedule and coordinate all inspections with the Company and shall give the Company at least three (3) Business Days’ prior written notice thereof, setting forth in general terms the inspection that Parent or its representatives intend to conduct. Notwithstanding the foregoing, (i) neither the Company nor any of their respective subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the Company or any of their respective subsidiaries or contravene any Law or binding agreement entered into prior to the date of this Agreement; provided that the parties shall cooperate in good faith to create ways in which to maximize the amount of information that can be so disclosed to Parent or its Representatives without such effect, and (ii) the Company and its subsidiaries (and their respective employees) shall use their reasonable best efforts to cooperate with Parent in assisting Parent with its transition and integration planning.
      (b) Prior to the Merger Effective Time, all information obtained by Parent pursuant to this Section 7.02 shall be kept confidential in accordance with the confidentiality agreement dated June 15, 2006 between Parent and the Company (the “Confidentiality Agreement”).
      Section 7.03.     No Solicitation of Transactions by the Company.
      (a) During the term of this Agreement, none of the Company or any Company Subsidiary shall, nor shall it authorize or knowingly permit, directly or indirectly, any officer, trustee, director, employee, investment banker, financial advisor, attorney, broker, finder or other agent, representative or Affiliate of the Company or any Company Subsidiary to, (i) initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, any Company Acquisition Proposal, (ii) enter into discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Company Acquisition Proposal, (iii) enter into an agreement (other than a confidentiality agreement entered into in accordance with the provisions of this Agreement) with respect to a Company Acquisition Proposal, (iv) except as provided in Section 7.01(b), withhold, withdraw or modify (or publicly propose or announce any intention or desire to withhold, withdraw or modify), in any manner adverse to Parent, the Company Recommendation, or (v) submit to the Company Shareholders for their approval any Company Acquisition Proposal. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, prior to obtaining the Company Shareholders Approval, following the receipt by the Company or any Company Subsidiary of a Company Acquisition Proposal (that was not solicited, encouraged or facilitated in violation of this Section 7.03(a)), the Company Board may (directly or through advisors or representatives) if (A) the Company Board determines in good faith after consultation with its legal and financial advisors that such Company Acquisition Proposal is, or is reasonably likely to lead to, a Company Superior Proposal and (B) the Company Board determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that failure to take such action would likely be inconsistent with its fiduciary duties under applicable Law, the Company Board may (1) furnish non-public information with respect to the Company and the Company Subsidiaries to the Person who made such proposal (provided that the Company has previously or concurrently furnished such information to Parent) and prior to furnishing such information, the Company received from the Person to whom such information is being furnished an executed confidentiality agreement on terms at least as restrictive as the terms of the Confidentiality Agreement, (2) participate in negotiations regarding such proposal and (3) following receipt of a Company Acquisition Proposal that constitutes a Company Superior Proposal, terminate this Agreement pursuant to, and subject to compliance with, Section 9.01(h); provided, the Company gives Parent notice prior to taking any of the actions set forth in clauses (1) or (2) above.
      (b) Subject to Section 7.03(a), the Company shall take, and shall cause the Company Subsidiaries to take, all actions reasonably necessary to cause their respective officers, trustees, directors, employees, investment bankers, financial advisors, attorneys, brokers, finders and any other agents, representatives or affiliates to immediately cease any discussions, negotiations or communications with any party or parties with respect to any Company Acquisition Proposal.
      (c) The Company shall promptly notify Parent (but in no event more than 48 hours following the Company’s initial receipt of any Company Acquisition Proposal) of the relevant details relating to a Company Acquisition Proposal (including the identity of the parties and all material terms thereof) which the Company or any Company Subsidiary or any such officer, trustee, director, employee, investment banker, financial advisor, attorney, broker, finder or other agent, representative or affiliate may receive after the date of this Agreement, and shall keep Parent informed on a prompt basis as to the status of and any material developments regarding any such proposal, including any changes in material terms or conditions based thereto. In the event of any Company Change in Recommendation, the Company shall provide Parent with the Company’s stockholder list and, following a Company Change in Recommendation, Parent may contact the Company’s shareholders and prospective investors without regard to the limitations set forth in Section 7.08. In the event that this Agreement is terminated pursuant to its terms, Parent shall promptly return to the Company such stockholder list.
      (d) Nothing in this Section 7.03 or elsewhere in this Agreement shall prevent the Company Board from disclosing any information required to be disclosed under applicable Law or from complying with Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act with respect to a Company Acquisition Proposal. In addition, nothing in this Section 7.03 or this Agreement shall prohibit the Company from taking any action that any court of competent jurisdiction orders the Company to take.
      Section 7.04.     Employee Benefits Matters.
      (a) From and after the Merger Effective Time, Parent shall honor and shall cause the Surviving Corporation to honor all Plans and compensation arrangements and agreements and employment agreements, in each case which have been disclosed and provided to Parent prior to the date of this Agreement, and which are set forth on Section 7.04 of the Company Disclosure Schedule, in accordance with their terms as so disclosed; provided that nothing herein shall preclude Parent from amending or terminating any such agreement or arrangement in accordance with the terms thereof. For a period of one year following the Merger Effective Time (the “Benefits Continuation Period”), Parent shall provide, or shall cause to be provided, to each current and former employee of the Company and the Company Subsidiaries other than such employees covered by collective bargaining agreements (“Company Employees”) (i) compensation (including base salary and cash bonuses (comparable in terms of achievability) under the Company’s annual cash bonus plan, but excluding any equity based incentive compensation) no less favorable than the compensation provided to Company Employees immediately before the Merger Effective Time (including base salary and cash bonuses (comparable in terms of achievability) under the Company’s annual cash bonus plan, but excluding any equity based incentive compensation) and (ii) benefits (excluding, however, defined benefit pension plan benefits but including the enhancements to the Company’s 401(k) plan and other benefits enhancements set forth in Section 7.04(a)(i) of the Company Disclosure Schedule) that are no less favorable, in the aggregate, than the benefits (excluding, however, defined benefit pension plan benefits but including the enhancements to the Company’s 401(k) plan and other benefits enhancements set forth in Section 7.04(a)(i) of the Company Disclosure Schedule) provided to Company Employees immediately before the Merger Effective Time. During the Benefits Continuation Period, Parent shall honor, fulfill and discharge the Company’s and the Company Subsidiaries’ obligations under, the severance plans listed on Section 7.04(a)(ii) of the Company Disclosure Schedule without any amendment or change that is adverse to the Company Employees. During the Benefits Continuation Period, severance benefits offered to Company Employees shall be determined without taking into account any reduction after the Merger Effective Time in compensation paid to Company Employees and used to determine severance benefits.
      (b) For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its subsidiaries providing benefits to any Company Employees after the Merger Effective Time (the “New Plans”), each Company Employee shall subject to applicable Law and applicable tax qualification requirements be credited with his or her years of service with the Company and the Company Subsidiaries and their respective predecessors before the Merger Effective Time, to the same extent as such Company Employee was entitled, before the Merger Effective Time, to credit for such service under any similar Company employee benefit plan in which such Company Employee participated or was eligible to participate immediately prior to the Merger Effective Time; provided, that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Company Benefit Plan in which such Company Employee participated immediately before the consummation of the Merger (such plans, collectively, the “Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Company Employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of the Company or the Company Subsidiaries in which such Company Employee participated immediately prior to the Merger Effective Time and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
      (c) Parent shall continue or cause the Surviving Corporation to continue retiree life insurance benefits for former employees (as of the Closing Date) of the Company and Company Subsidiaries who participate in retiree life insurance plans of the Company or the Company Subsidiaries as of immediately prior to the Merger Effective Time to remain in effect from and after the Closing Date for a period of one year without adverse change to such former employees. Parent shall continue or shall cause the Surviving Corporation to continue retiree health benefits (including medical prescription drugs) for former employees (as of the Closing Date) of the Company or Company Subsidiaries who participate in retiree health benefit programs of the Company or its subsidiaries as of immediately prior to the Merger Effective Time, to remain in effect without adverse change to such former employees for a period of at least one year following the Merger Effective Time; provided, that Parent may allocate additional costs to participants in the event the actual costs of such retiree health benefits exceed the actuarial costs projected under FAS 106. For Company Employees, for a period of one year following the Effective Time, Parent agrees to continue or cause the Surviving Corporation to continue the Company’s retiree welfare programs, including medical prescription drugs and retiree life insurance program (the “Company Retiree Welfare Programs”) on terms and conditions substantially equivalent in duration, scope, value, participant cost, vesting and otherwise to those in effect as of the Merger Effective Time with respect to all Company Employees who as of immediately prior to the Merger Effective Time would be eligible to receive benefits under the Company Retiree Welfare Programs.
      (d) All annual bonus plans for Company Employees for fiscal 2006 will be continued in accordance with their terms, provided, that the bonus plans for fiscal 2006 shall be calculated without taking into account any expenses or costs associated with or arising as a result of transactions contemplated by this Agreement (including any expenses or costs related to restructurings undertaken in anticipation of the transactions contemplated by this Agreement) or any non-recurring charges that would not reasonably be expected to have been incurred had the transactions contemplated by this Agreement not occurred, and bonus amounts for the 2006 fiscal year shall be determined based on the Company’s actual performance and in accordance with past practice, provided, that such bonus amounts in the aggregate shall, not be less than $14.0 million, but in no event shall exceed $16.5 million and, provided, further, that such amounts shall be determined by the compensation committee of the Company Board prior to Closing. The Company shall pay the bonus amounts for the 2006 fiscal year following the determination contemplated by the immediately preceding sentence and prior to the Closing.
      (e) Following the Closing, Parent shall cause the Company to establish a special equity replacement bonus plan for fiscal 2007 (the “Equity Replacement Plan”) which shall be (i) in addition to the cash bonuses contemplated by Section 7.04(a), (ii) in lieu of equity compensation historically granted to Company Employees, and (iii) based upon targets and goals that are comparable in terms of achievability to those targets and goals pertaining to equity compensation granted to Company Employees in fiscal 2006 and scheduled to vest during such fiscal year. The amounts payable in respect of the Equity Replacement Plan, assuming performance at target levels shall not be less than $5.5 million in the aggregate.

      (f) Prior to the Merger Effective Time, the Company Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) of Company Common Shares or Company Stock Options to acquire Company Common Shares (or Company Common Shares acquired upon the vesting of any Company Stock-Based Awards or Company Restricted Shares) pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.
      (g) Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement shall be deemed to (i) guarantee employment for any period of time for, or preclude the ability of either Parent or the Surviving Corporation to terminate, any Company Employee for any reason or (ii) subject to the limitations and requirements specifically set forth in this Section 7.04, require either Parent or the Surviving Corporation to continue any Plan or prevent the amendment, modification or termination thereof after the Merger Effective Time.
      (h) Prior to the Merger Effective Date, the Company shall amend each of the Company Retirement Plan and the Company Supplemental Retirement Plan to provide that no additional benefits in respect of any Company Employee shall accrue under each such plan after the date of the applicable amendment.
      Section 7.05.     Directors’ and Officers’ Indemnification and Insurance of the Surviving Corporation.
      (a) Without limiting any additional rights that any director, officer, trustee, employee, agent, or fiduciary may have under any employment or indemnification agreement or under the Company Charter, Company Bylaws or this Agreement or, if applicable, similar organizational documents or agreements of any of the Company Subsidiaries, from and after the Merger Effective Time, Parent and the Surviving Corporation shall: (i) indemnify and hold harmless each person who is at the date of this Agreement or during the period from the date of this Agreement through the Closing Date serving as a director, officer, trustee, employee, agent, or fiduciary of the Company or Company Subsidiaries or as a fiduciary under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) (collectively, the “Indemnified Parties”) to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, in connection with any Claim and any judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or, with the consent of Parent which shall not be unreasonably withheld, amounts paid in settlement) resulting therefrom; and (ii) promptly pay on behalf of or, within thirty (30) days after any request for advancement, advance to each of the Indemnified Parties, to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, any Expenses incurred in defending, serving as a witness with respect to or otherwise participating in any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification or advancement, in each case without the requirement of any bond or other security; provided that all advancement of expenses pursuant to the foregoing shall be subject to an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification from the Surviving Corporation. The indemnification and advancement obligations of the Surviving Corporation pursuant to this Section 7.05(a) shall extend to acts or omissions occurring at or before the Merger Effective Time and any Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim relating thereto), and all rights to indemnification and advancement conferred hereunder shall continue as to a person who continues to be or who has ceased to be a director, officer, trustee, employee, agent, or fiduciary of the Company or the Company Subsidiaries after the date of this Agreement and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. As used in this Section 7.05(a): (A) the term “Claim” means any threatened, asserted, pending or completed Action, suit or proceeding, or any inquiry or investigation, whether instituted by any party hereto, any Governmental Authority or any other party, that any Indemnified Party in good faith believes might lead to the institution of any such Action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to such Indemnified Party’s duties or service as a director, officer, trustee, employee, agent, or fiduciary of the Company, any of the Company Subsidiaries, or any employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained by any of the foregoing or any other person at or prior to the Merger Effective Time at the request of the Company or any of Company Subsidiaries; and (B) the term “Expenses” means reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including, without limitation, experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 7.05(a), including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party. Parent and the Surviving Corporation shall have the right to assume control of and the defense of any Action, suit, proceeding, inquiry or investigation in respect of which this Section 7.05 applied. Neither Parent nor the Surviving Corporation shall settle, compromise, or consent to the entry of any judgment in any actual or threatened claim, demand, Action, suit, proceeding, inquiry or investigation in respect of which indemnification has been sought by such Indemnified Party hereunder unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such claim, demand, Action, suit, proceeding, inquiry or investigation or such Indemnified Party otherwise consents thereto, which consent shall not be unreasonably withheld.
      (b) Without limiting the foregoing, Parent and MergerCo agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Merger Effective Time now existing in favor of the current or former directors, officers, trustees, employees, agents, or fiduciaries of the Company or any of the Company Subsidiaries as provided in the Company Charter and Company Bylaws (or, as applicable, the charter, bylaws, partnership agreement, limited liability company agreement, or other organizational documents of any of the Subsidiaries) and indemnification agreements of the Company or any of the Company Subsidiaries identified on Section 7.05(b) of the Company Disclosure Schedule shall be assumed by the Surviving Corporation in the Merger, without further action, at the Merger Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.
      (c) For a period of six (6) years from the Merger Effective Time, the organizational documents of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the Company Charter and Company Bylaws, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Merger Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Merger Effective Time, were directors, officers, trustees, employees, agents, or fiduciaries of the Company or any of Company Subsidiaries, unless such modification shall be required by Law and then only to the minimum extent required by Law.
      (d) The Surviving Corporation shall maintain for a period of at least six (6) years the current policies of directors’ and officers’ liability insurance maintained by the Company and the Company Subsidiaries with respect to claims arising from facts or events that occurred on or before the Merger Effective Time, including, without limitation, in respect of the transactions contemplated by this Agreement; provided, that (i) that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured, provided, that such substitution shall not result in gaps or lapses of coverage with respect to matters occurring before the Merger Effective Time; (ii) in no event shall the Surviving Corporation be required to expend pursuant to this Section 7.05(d) more than an amount per year of coverage equal to two hundred fifty percent (250%) of the current annual premiums paid by the Company for such insurance. In the event that, but for the proviso to the immediately preceding sentence, the

Surviving Corporation would be required to expend more than two hundred fifty percent (250%) of the current annual premiums paid by the Company, the Surviving Corporation shall obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to two hundred fifty percent (250%) of the current annual premiums paid by the Company. Parent shall, and shall cause the Surviving Corporation or its successors or assigns to, maintain such policies in full force and effect, and continue to honor all obligations thereunder.
      (e) If the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges with or into any other person and shall not be the continuing or surviving limited liability company, partnership or other entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 7.05.
      (f) Parent shall cause the Surviving Corporation to perform all of the obligations of the Surviving Corporation under this Section 7.05 and the parties acknowledge and agree that Parent guarantees the payment and performance of the Surviving Corporation’s obligations pursuant to this Section 7.05.
      (g) This Section 7.05 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of the Company, Parent and the Surviving Corporation. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 7.05.
      Section 7.06.     Financing.
      (a) Each of Parent and MergerCo shall use, and shall cause their Affiliates to use, their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the proceeds of the Financing, including using reasonable best efforts to (i) negotiate and enter into the definitive agreements with respect thereto on the terms and conditions contained therein and (ii) to satisfy (or cause its Affiliates to satisfy) on a timely basis all conditions, and otherwise comply with all terms, applicable to the Buyer Parties (or their Affiliates) in such definitive agreements. In the event any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Financing Commitments, Parent and MergerCo shall promptly notify the Company and shall use their reasonable best efforts to arrange to obtain any such portion from alternative sources as promptly as practicable following the occurrence of such event. Parent shall deliver to the Company true and complete copies of all agreements pursuant to which any such alternative source shall have committed to provide Parent and MergerCo with any portion of the Financing. Parent shall give the Company prompt notice of any material breach by any party to the Financing Commitments or any termination of the Financing Commitments. Each of Parent and MergerCo shall refrain (and shall use its reasonable best efforts to cause its Affiliates to refrain) from taking, directly or indirectly, any action that would reasonably be expected to result in a failure of any of the conditions contained in the Financing Commitments or in any definitive agreement related to the Financing. Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Financing. Parent and MergerCo may agree to or permit any amendment, supplement or other modification to be made to, or any waiver of any material provision or remedy under, the Financing Commitments or the definitive agreements relating to the Financing and may obtain financing in substitution of all or a portion of the Financing, so long as they consult with the Company and promptly provide the Company with such information it may reasonably request regarding any alternative financing arrangements or plans. For the avoidance of doubt, if the Financing (or any alternative) has not been obtained by the Outside Date, the Buyer Parties shall continue to be obligated to consummate the Merger on the terms contemplated by this Agreement and subject only to the satisfaction or waiver of the conditions set forth in Sections 8.01 and 8.02 of this Agreement and to Parent’s right under Section 9.01, regardless of whether the Buyer Parties have complied with all of their obligations under this Agreement (including their obligations under this Section 7.06).

      (b) The Company shall, and shall cause its subsidiaries and shall use its reasonable best efforts to cause its and their Representatives to, reasonably cooperate in connection with the arrangement of the Financing as may be reasonably requested by Parent; provided, however, that none of the Company or any of its subsidiaries shall be required to pay any commitment or other fee or incur any other liability in connection with the Financing prior to the Effective Time; and provided, further, that such requested cooperation shall not unreasonably interfere with the ongoing operations of the Company and its subsidiaries. Such cooperation by the Company shall include, at the reasonable request of Parent and if necessary to obtain the Financing or obtain any portion thereof from alternative sources pursuant to subsection (a) above, (i) agreeing to use reasonable best efforts to enter into such agreements, and to use reasonable best efforts to deliver such officer’s certificates and opinions, as are customary in financings of such type and as are, in the good faith determination of the persons executing such officer’s certificates or opinions, accurate, and reasonably facilitating the pledging of collateral and the granting of corporate guarantees to the extent required and customary for financings of this type, provided, that no obligation of the Company under any such agreement, pledge or grant shall be effective until the Merger Effective Time, (ii) using its reasonable best efforts to cause its officers to be reasonably available to (A) participate in meetings, drafting sessions, due diligence sessions, management presentation sessions, “road shows” and sessions with rating agencies, (B) prepare or participate in the preparation of business projections and financial statements for inclusion in offering memoranda, private placement memoranda, prospectuses and similar documents customarily included in documents of this type, (iii) using its reasonable best efforts to cause its independent accountants to provide reasonable assistance to Parent consistent with their customary practice (including to provide consent to Parent to prepare and use their audit reports relating to the Company and any necessary “comfort letters” in each case on customary terms and consistent with their customary practice in connection with the Financing) and (iv) providing to the contemplated sources of the Debt and Equity Financing financial and other information in the Company’s possession with respect to the Merger reasonably requested and customary in connection with financings of such type. Parent shall, promptly upon request by the Company or any of its subsidiaries, reimburse the Company for any reasonable out-of-pocket costs incurred by the Company or any of its subsidiaries in connection with such cooperation. The Buyer Parties shall indemnify and hold harmless the Company and its subsidiaries from and against all losses or damages suffered or incurred by them in connection with the arrangement of the Debt Financing and any information utilized in connection therewith; provided however, that the foregoing (1) shall not apply to the Company’s or its subsidiaries’ or other Representatives’ willful misconduct or gross negligence and (2) shall be void and of no further force and effect from and after the Merger Effective Time.
      Section 7.07.     Further Action; Reasonable Best Efforts.
      (a) Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use its reasonable best efforts (subject to, and in accordance with, applicable Law) to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.
      (b) Subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Parent shall (i) promptly, but in no event later than fifteen (15) days after the date of this Agreement (unless extended by mutual agreement of the parties) make their respective filings and thereafter make any other required submissions under the HSR Act, (ii) use reasonable best efforts to cooperate with each other in (A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, (iii) use reasonable best efforts to offer to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including taking all such further action as reasonably may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under Regulatory Law (as hereinafter defined) with respect to the transactions contemplated hereby, and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Authority with respect to the Merger so as to enable the Closing to occur as soon as expeditiously possible (and in any event shall use reasonable best efforts to cause the Closing to occur by February 15, 2007), including, without limitation (A) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent or its subsidiaries or affiliates or of the Company or its subsidiaries and (B) otherwise taking or committing to take actions that after the Closing Date would limit the freedom of Parent or its subsidiaries’ (including the Surviving Corporation’s) or affiliates’ freedom of action with respect to, or its ability to retain, one or more of its or its subsidiaries’ (including the Surviving Corporation’s) businesses, product lines or assets, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding which would otherwise have the effect of preventing or materially delaying the Closing, provided, however, that nothing in this Section 7.07(b)(iii) shall require or be construed to require any of Parent or the Company to take any action, propose or make any divestiture or other undertaking, or propose or enter into any consent decree, except for those that would not reasonably be expected to have a material adverse effect on the benefits that are expected to be derived from the Merger and the other transactions that are contemplated by this Agreement, and (iv) subject to applicable legal limitations and the instructions of any Governmental Authority, keep each other apprised of the status of matters relating to the completion of the transactions contemplated thereby, including promptly furnishing the other with copies of notices or other communications between the Company or Parent, as the case may be, or any of their respective subsidiaries, and any Third Party and/or any Governmental Authority with respect to such transactions. The Company and Parent shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Authority. Each of the Company and Parent agrees not to participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Authority in connection with the proposed transactions unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Authority, gives the other party the opportunity to attend and participate.
      (c) In furtherance and not in limitation of the covenants of the parties contained in this Section 7.07, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law (as hereinafter defined), each of the Company and Parent shall cooperate in all respects with each other and shall use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 7.07 shall limit a party’s right to terminate this Agreement pursuant to Section 9.01(b) or 9.01(c) so long as such party has, prior to such termination, complied with its obligations under this Section 7.07.
      (d) For purposes of this Agreement, “Regulatory Law” means the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other federal,

state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including without limitation any antitrust, competition or trade regulation Laws, that are designed or intended to (i) prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, (ii) preserve or promote diversity of media ownership or (iii) protect the national security or the national economy of any nation.
      Section 7.08.     Public Announcements. The parties hereto agree that no public release or announcement concerning the transactions contemplated by this Agreement or the Merger shall be issued by a party without consulting with the other parties and providing such parties reasonable time to comment on such release or announcement in advance of such issuance, except as such release or announcement may be required by Law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other parties reasonable time to comment on such release or announcement in advance of such issuance. The parties have agreed upon the form of a joint press release announcing the Merger and the execution of this Agreement.
      Section 7.09.     Third Party Consents. The Company shall use reasonable efforts, to the extent requested by Parent, to obtain and deliver to Parent at or prior to the Closing, all consents, waivers and approvals under each Company Material Contract set forth on Section 7.09 of the Company Disclosure Schedule, using a form reasonably acceptable to Parent. Unless specifically stated otherwise, “reasonable efforts” as used in this Agreement shall not require any party to expend any funds, other than customary fees and expenses, such as filing fees.
      Section 7.10.     Notification. Each of the Company and Parent, as the case may be, shall act in good faith to reasonably promptly notify the other party upon becoming aware of any occurrence or event that is reasonably likely to cause any of the conditions to closing set forth in Article VIII not to be satisfied.
      Section 7.11.     Stockholder Litigation. The Company shall promptly advise Parent orally and in writing of any stockholder litigation against the Company or its directors relating to this Agreement, the Merger or the transactions contemplated by this Agreement and shall keep Parent fully informed regarding any such stockholder litigation. The Company shall give Parent the opportunity to consult with the Company regarding the defense or settlement of any such stockholder litigation, shall give consideration to Parent’s advice with respect to such stockholder litigation and, prior to the termination of this Agreement, shall not settle any such litigation without Parent’s prior written consent, which consent shall not be unreasonably withheld.
ARTICLE VIII
CONDITIONS TO THE MERGER
      Section 8.01.     Conditions to the Obligations of Each Party. The obligations of the Company, Parent and MergerCo to consummate the Merger are subject to the satisfaction or waiver in writing (where permissible) of the following conditions:

(a) The Company Shareholder Approval shall have been obtained by the Company.

(b) (1) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and any approvals required thereunder shall have been obtained. (2) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under any other Regulatory Laws shall have expired or been terminated, and any approvals required thereunder shall have been obtained, unless the failure to observe such waiting periods (and any extension thereof) or to obtain such approvals would not, individually or in the aggregate, cause a Material Adverse Effect.

(c) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Merger illegal or prohibiting consummation of the Merger.

      Section 8.02.     Conditions to the Obligations of Parent and MergerCo. The obligations of Parent and MergerCo to consummate the Merger are subject to the satisfaction or waiver in writing of the following additional conditions:

(a) The representations and warranties of the Company contained in this Agreement that (i) are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct as of such date, in each case except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “Material Adverse Effect”, “in all material respects”, “in any material respect”, “material” or “materially” set forth in such representations and warranties (other than the representation in clause (b) of Section 4.08) does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The representations and warranties of the Company contained in Section 4.01(a) (Organization and Qualification), 4.02, insofar as it relates to the Company (Organizational Documents), 4.03(a), 4.03(b), the second sentence of 4.03(c), (Capitalization), and 4.04 (Authority; Validity) shall be true and correct in all material respects as of the date of this Agreement and as of the Merger Effective Time, as though made at and as of the Merger Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) (it being understood that “in all material respects” means in the case of the specified portions of Section 4.03 that all failures to be true and correct relate to less than 100,000 Company Common Shares in the aggregate.

(b) The Company shall have performed, in all material respects, all obligations and complied with, in all material respects, its agreements and covenants to be performed or complied with by it under this Agreement on or prior to the Merger Effective Time.

(c) The Company shall have each delivered to Parent a certificate, dated the date of the Merger Effective Time, signed by a senior officer of the Company, and certifying as to the satisfaction by the Company, of the applicable conditions specified in Sections 8.02(a) and 8.02(b).

(d) No action, suit, proceeding, claim or arbitration shall be pending in which a Governmental Authority is a party and where an unfavorable injunction, judgment, order, decree or ruling would (i) prevent, restrain or otherwise materially interfere with the consummation of any of the Transactions contemplated by this Agreement or (ii) materially affect adversely the right or powers of Parent to own, operate or control the Company or any material portion of the business or material assets of the Company or Parent.
      Section 8.03.     Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver in writing (where permissible) of the following additional conditions:

(a) The representations and warranties of the Parent and MergerCo contained in this Agreement that (i) are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct as of such date, in each case except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “Parent Material Adverse Effect”, “in all material respects”, “in any material respect”, “material” or “materially” set forth in such representations and warranties) does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The representations and warranties of Parent and MergerCo contained in Section 5.01 (Organization) and 5.03 (Power and Authority) shall be true and correct as of the date of this Agreement and as of the Merger Effective Time, as though made at and as of the Merger Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

(b) Parent shall have performed, in all material respects, all obligations and complied with, in all material respects, its agreements and covenants to be performed or complied with by it under this Agreement on or prior to the Merger Effective Time (other than those related to the Financing).

(c) Parent shall have delivered to the Company a certificate, dated the date of the Merger Effective Time, signed by a senior officer of Parent and certifying as to the satisfaction of the conditions specified in Sections 8.03(a) and 8.03(b).
ARTICLE IX
TERMINATION, AMENDMENT AND WAIVER
      Section 9.01.     Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Merger Effective Time by action taken or authorized by the Company Board, or members of the terminating party or parties, notwithstanding any requisite approval of the Merger by the shareholders of the Company, and whether before or after the shareholders of the Company have approved the Merger at the Company Shareholders’ Meeting, as follows (the date of any such termination, the “Termination Date”):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if the Merger Effective Time shall not have occurred on or before February 15, 2007 (as extended pursuant to any of the provisions set forth below, the “Outside Date”); provided, however, the right to terminate this Agreement under this Section 9.01(b) shall not be available to a party whose failure to fulfill any obligation under this Agreement materially contributed to the failure of the Merger Effective Time to occur on or before such date; provided further that if, as of the Outside Date, all conditions set forth in Article VIII shall have been satisfied or waived (other than those that are satisfied by action taken at the Closing) other than the condition set forth in Section 8.01(b), then either the Company or Parent may extend the Outside Date to the earlier of (i) ten Business Days after such condition is satisfied or (ii) August 15, 2007, by providing written notice to the other party; provided further, that in the event of a Fiduciary Delay the Outside Date may be extended by either Parent or the Company, at its option, to a date that is not later than the earlier of: (1) the Outside Date (without taking into account any extensions pursuant to this Section 9.01(b)) plus the number of days of the Fiduciary Delay, and (2) the third Business Day following the date on which the vote at the Company Shareholders’ Meeting is taken; provided further that if, as of the Outside Date, all, conditions set forth in Article VIII shall have been satisfied or waived (other than those that are satisfied by action taken at the Closing) other than the condition set forth in Section 8.02(d), then either the Company or Parent may extend the Outside Date by up to six months but in no event beyond the earlier of (x) ten Business Days after such condition is satisfied (but no later than the Outside Date) or (y) August 15, 2007.

(c) by either Parent or the Company if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or taken any other action (including the failure to have taken an action) which, in either such case, has become final and non-appealable and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger (“Governmental Order”); provided, however, that the terms of this Section 9.01(c) shall not be available to any party unless such party shall have used its reasonable efforts to oppose any such Governmental Order or to have such Governmental Order vacated or made inapplicable to the Merger;

(d) by Parent if each of it and MergerCo is not in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of the Company herein are or become untrue or incorrect such that the condition set forth in Section 8.02(a) would be incapable of being satisfied by the Outside Date, or (ii) there has been a breach on the part of the Company of its covenants or agreements herein such that the condition set forth in Section 8.02(b) would be incapable of being satisfied by the Outside Date;

(e) by the Company if it is not in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of Parent and MergerCo herein are or become untrue or inaccurate such that the condition set forth in Section 8.03(a) would be incapable of being satisfied by the Outside Date or (ii) there has been a breach on the part of Parent and MergerCo or any of their respective covenants or agreements herein such that the conditions set forth in Section 8.03(b) would be incapable of being satisfied by the Outside Date; or (iii) the conditions set forth in Section 8.01 and Section 8.02 have been satisfied (other than the condition set forth in Section 8.02(c) of this Agreement) but Parent has failed to obtain the Financing by the later of: (1) November 16, 2006 and (2) 10 Business Days following the date that the conditions set forth in Sections 8.01 and 8.02 (other than the condition set forth in Section 8.02(c) of this Agreement) are satisfied;

(f) by the Company or Parent if the Company Shareholder Approval is not obtained at the Company Shareholders’ Meeting (including any adjournments and postponements thereof); provided, however, that the right to terminate this Agreement under this Section 9.01(f) shall not be available to the Company where the failure to obtain the Company Shareholder Approval is caused by any action or failure to act of the Company that constitutes a material breach of this Agreement;

(g) by Parent if (1) the Company Board (or any committee thereof) shall have effected a Company Change in Recommendation, (2) the Company shall have failed to include the Company Board Recommendation in the Proxy Statement, (3) the Company Board (or any committee thereof) shall have publicly recommended or approved any Company Acquisition Proposal, (4) the Company shall have entered into any letter of intent with respect to or other Contract for any Company Acquisition Proposal, (5) the Company shall have (A) materially breached any of the provisions of Section 7.03 or (B) failed to use reasonable best efforts to solicit proxies in favor of the adoption of this Agreement and to obtain the Company Shareholder Approval, and such failure shall have been a material breach of Section 7.01, (6) a tender or exchange offer relating to equity securities of the Company shall have been commenced by a Person unaffiliated with Parent, and the Company shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within 10 (ten) Business Days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Company recommends rejection of such tender or exchange offer or (7) the Company Board fails to reaffirm the Company Board Recommendation within ten (10) Business Days after Parent requests in writing that such recommendation be reaffirmed;

(h) by the Company, if the Company Board has approved, or authorized the Company to enter into a definitive agreement with respect to, a Company Superior Proposal, but only so long as (i) the Company Shareholder Approval has not yet been obtained, (ii) the Company is in compliance in all material respects with Section 7.03 (including informing Parent of the material terms and conditions of such Company Superior Proposal and the identity of the Person making such Company Superior Proposal, (iii) the Company shall have first given Parent at least four (4) Business Days’ notice of its intent to terminate pursuant to this subsection, (iv) after taking into account any amendment to this Agreement entered into, or to which Parent irrevocably covenants to enter into, within such three (3) Business Day period and for which all internal approvals of Parent have been obtained since receipt of such notice, such Company Superior Proposal continues to constitute a Company Superior Proposal (taking into account any amendment to this Agreement or amendment to this Agreement agreed to in writing by Parent), (v) the Company pays to Parent the Termination Fee in accordance with Section 9.03 concurrently with or prior to such termination and (vi) the Company intends, simultaneously or substantially simultaneously with such termination, to enter into a definitive acquisition, merger, or other agreement to effect the Company Superior Proposal.
      The party desiring to terminate this Agreement shall give written notice of such termination to the other parties.
      Section 9.02.     Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability under this

Agreement on the part of any party hereto except that the Guaranty referred to in Section 5.07 and the provisions of Sections 7.02(b), this Section 9.02, Section 9.03 and Article X shall survive any such termination); provided, however, except as provided in Section 9.03(e) and 9.03(f) of this Agreement, that nothing herein shall relieve any party hereto from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination.
      Section 9.03.     Fees and Expenses.
      (a) Except as otherwise set forth in this Section 9.03, all expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated.
      (b) In the event this Agreement shall be terminated:

(i) (A) by Parent or the Company pursuant to Section 9.01 for any reason in circumstances where Parent had the right to terminate this Agreement at or prior to such time pursuant to Section 9.01(g) provided that if such termination was not pursuant to Section 9.01(g) but the sole basis on which Parent is entitled to the Parent Termination Fee pursuant to this Section 9.03(b)(i)(A) is by reason of Section 9.01(g)(5) then Parent shall be entitled to such fee only if it has given the Company, within three Business Days, notice of its belief that it had such termination right after becoming aware of the facts giving rise thereto) or (B) by the Company pursuant to Section 9.01(h), the Company shall pay to Parent the Termination Fee; or

(ii) by Parent or the Company pursuant to Section 9.01(b) or 9.01(f), or by Parent pursuant to 9.01(d), if at or prior to such termination, or in the case of Section 9.01(f), at or prior to the taking of the vote at the Company Shareholders’ Meeting, the Company shall have received a bona fide Company Acquisition Proposal from a Third Party, and in the case of Section 9.01(f) such Company Acquisition Proposal shall have been publicly disclosed prior to such time, then the Company shall pay to Parent (A) 25% of the Termination Fee upon termination of this Agreement, and (B) if within 12 months following the Termination Date, the Company enters into a definitive agreement to consummate or consummates such Company Acquisition Proposal, then the remaining 75% of the Termination Fee upon the entering into of such definite agreement or the consummation of any Company Acquisition Proposal, whichever occurs first (and for purposes of this Section 9.03(b)(ii), “50%” shall be substituted for “20%” in each occurrence of “20%” in the definition of Company Acquisition Proposal).
      (c) For purposes of this Agreement, “Termination Fee” means $81,000,000.
      (d) Except as set forth in Section 9.01(h), the Termination Fee shall be paid by the Company as directed by Parent in writing in immediately available funds within three (3) Business Days following the date of the event giving rise to the obligation to make such payment.
      (e) In the event this Agreement shall be terminated:

(i) by the Company (1) pursuant to Section 9.01(e)(iii) of this Agreement or (2) pursuant to Section 9.01(b) of this Agreement by reason of the Financing not being available at such time and where the conditions set forth in Sections 8.01 and 8.02 (other than the condition set forth in Section 8.02(c) of this Agreement) are satisfied (other than under circumstances where (A) Parent is in breach of its obligations under the Financing Commitments or (B) Parent is in breach of its obligations under Section 7.06 of this Agreement or (C) the Financing is available but the Closing Cash is not available for use to make payments set forth in Section 5.08(a) or (D) the representations and warranties of Parent contained in Section 5.08(b) are untrue or incorrect as of the date of this Agreement and, in the case of clauses (A), (B) and (D), such breach or failure was a material contributing factor in Parent failing to obtain the Financing (any such occurrences set forth in clauses (A) through (D), a “Parent Financing Breach”)), then Parent shall pay to the Company within three (3) Business Days of such termination $81,000,000 (the “Seller Expense Fee”). Notwithstanding anything to the contrary herein, (1) in the case of this subsection (e)(i), payment of the Seller Expense Fee and (2) in the case of subsection (e)(ii) below, payment of the Seller

Expense Fee plus damages in any amount incurred by the Company (or which may pursuant to Section 10.08 be asserted by the Company on behalf of its shareholders) in an amount not to exceed the excess of the Damages Cap over the Seller Expense Fee (but subject to Section 10.07 in the case of subsection (e)(ii)), shall be the sole and exclusive remedy of the Company, any of its Affiliates and its shareholders pursuant to this Agreement for breach hereof and none of Parent or MergerCo or any of their respective Affiliates shall have any other liability or obligation of any kind or nature whatsoever arising out of the termination of this Agreement, any breach of this Agreement by Parent or MergerCo (other than a breach of any of Parent’s post-closing obligations under this Agreement), any Parent Financing Breach or the failure of the transactions contemplated by this Agreement to be consummated, whether arising in contract, tort or otherwise, other than for fraud; or

(ii) by the Company (1) pursuant to Section 9.01(e)(iii) of this Agreement or (2) pursuant to Section 9.01(b) of this Agreement by reason of the Financing not being available at such time and where the conditions set forth in Sections 8.01 and 8.02 (other than the condition set forth in Section 8.02(c) of this Agreement are satisfied (under circumstances where a Parent Financing Breach has occurred), then Parent shall pay to the Company within three (3) Business Days of such termination the Seller Expense Fee. In addition, Parent shall be liable to the Company for any damages incurred by the Company in connection with a Parent Financing Breach, but in no event shall Parent, MergerCo or any of their respective Affiliates be liable in connection with this Agreement or the transactions contemplated hereby in an amount in excess of $270,000,000 (the “Damages Cap”) in the aggregate minus any amounts paid by Parent pursuant to the first sentence of this Section 9.03(e)(ii) of this Agreement, other than for fraud.

(f) In any event not covered in Section 9.03(e)(i) or 9.03(e)(ii) of this Agreement, and where the Merger has not been consummated, each party hereto shall be liable in damages for any breach by it of this Agreement prior to termination, except that the Company and its Subsidiaries, on the one hand, and Parent and its Affiliates, on the other, shall in no event be liable in connection with this Agreement or the transactions contemplated hereby in an aggregate amount in excess of $270,000,000, other than for fraud, and the payment of such damages shall be the sole and exclusive remedy of such party, any of its Affiliates and its shareholders, pursuant to this Agreement for breach hereof and none of the parties hereto or any of their respective Affiliates shall have any other liability or obligation of any kind or nature whatsoever arising out of the termination of this Agreement, any breach of this Agreement by any of the parties hereto (other than a breach of any of Parent’s post-closing obligations under this Agreement), any Parent Financing Breach or the failure of the transactions contemplated by this Agreement to be consummated, whether arising in contract, tort or otherwise. The parties acknowledge and agree that nothing in Section 9.03(e)(ii) or in this Section 9.03(f) shall be deemed to affect their right to specific performance under Section 10.07.

(g) Each of the Company and Parent acknowledges that the agreements contained in this Section 9.03 are an integral part of the transactions contemplated by this Agreement. In the event that the Company shall fail to pay the Termination Fee when due or Parent shall fail to pay the Seller Expense Fee when due, and the Company or Parent, as the case may be, shall reimburse the other party for all reasonable costs and expenses actually incurred or accrued by such other party (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.03. If payable, none of the Termination Fee or Seller Expense Fee shall be payable more that once pursuant to this Agreement; provided, that the payment of 25% of the Termination Fee followed by 75% of the Termination Fee shall not be prohibited by the foregoing.

      Section 9.04.     Waiver. At any time prior to the Merger Effective Time, the Company, on the one hand, and Parent and MergerCo, on the other hand, may (a) extend the time for the performance of any obligation or other act of the other party, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement of the other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Company or Parent (on behalf of Parent and MergerCo). The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.
ARTICLE X
GENERAL PROVISIONS
      Section 10.01.     Non-Survival of Representations and Warranties. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Merger Effective Time.
      Section 10.02.     Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by prepaid overnight courier (providing proof of delivery), by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or facsimile numbers (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):
      if to Parent or MergerCo:

Universal Computer System Holding, Inc.
6700 Hollister
Houston, TX 77040
Telecopier No: (713) 718-1461
Attention: Robert T. Brockman
      with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Telecopier No: 212-735-2000

Attention:	Lou R. Kling, Esq.

Richard J. Grossman, Esq.
      if to the Company:

The Reynolds and Reynolds Company
One Reynolds Way
Dayton, Ohio 45430
Telecopier No: (937) 485-0978
Attention: Robert S. Guttman, Esq.
      with copies to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Telecopier No: (212) 403-2000

Attention:	Andrew R. Brownstein, Esq.

James Cole, Jr., Esq.
      Section 10.03.     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy or the application of this Agreement to any person or circumstance is invalid or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. To such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
      Section 10.04.     Amendment. This Agreement may be amended by the parties hereto by action taken by their respective board of directors (or similar governing body or entity) at any time prior to the Merger Effective Time; provided, however, that, after approval of the Merger by the shareholders of the Company, no amendment may be made without further shareholder approval which, by Law or in accordance with the rules of the NYSE, requires further approval by such shareholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.
      Section 10.05.     Entire Agreement; Assignment. This Agreement, together with the Confidentiality Agreement and the Disclosure Schedules and the Voting Agreements constitute the entire agreement among the parties with respect to the subject matter hereof, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).
      Section 10.06.     Performance Guaranty. Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations covenants, terms, conditions and undertakings of each of the MergerCo under this agreement in accordance with the terms hereof including any such obligations, covenants, terms, conditions and undertakings that are required to be performed discharged or complied with following the Merger Effective Time.
      Section 10.07.     Specific Performance. Notwithstanding any provision to the contrary, the parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that money damages would not be a sufficient remedy for any breach of this Agreement, and accordingly, the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity; provided, that the Company shall not be entitled to specific performance (x) in the circumstances where Section 9.03(e)(i) applies or (y) the Financing is not available except on terms materially different in an adverse manner with respect to economic terms, restrictions on the operation of business, capital structure, financial and ratio tests or the equity ownership of Parent or the Company from those set forth in the Financing Commitments.
      Section 10.08.     Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than (a) following the consummation of the Merger, the provisions of Article II and Section 7.05 (which are intended to be for the benefit of the persons covered thereby or the persons entitled to payment thereunder and may be enforced by such persons); and (b) the right of the Company, on behalf of its shareholders, to pursue, but subject to the dollar limitations set forth in Section 9.03(e) and 9.03(f),damages suffered by its shareholders as a group in the event of Parent’s or MergerCo’s breach of this Agreement or fraud, which right is hereby acknowledged and agreed by Parent and MergerCo.
      Section 10.09.     Governing Law; Forum.
      (a) All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Ohio without regard to its rules of conflict of laws.
      (b) Except as set out below, each of the Company, Parent and MergerCo hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Ohio or any court of the United States located in the State of Ohio (the “Ohio Courts”) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Ohio Courts and agrees not to plead or claim in any Ohio Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (i) to the extent such party is not otherwise subject to service of process in the State of Ohio, to appoint and maintain an agent in the State of Ohio as such party’s agent for acceptance of legal process, and (ii) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (i) or (ii) above shall have the same legal force and effect as if served upon such party personally within the State of Ohio. In the event any party hereto fails to notify any other party hereto, of its agent for service of process in the State of Ohio, nothing herein contained shall be deemed to affect the right of any party hereto to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 10.09.
      Section 10.10.     Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.10.
      Section 10.11.     Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
      Section 10.12.     Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
      Section 10.13.     Waiver. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

      IN WITNESS WHEREOF, Parent, MergerCo, and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

UNIVERSAL COMPUTER SYSTEMS HOLDING, INC.

By:

Name:
Title:

RACECAR ACQUISITION CO.

By:

Name:
Title:

THE REYNOLDS AND REYNOLDS COMPANY

By:

Name:
Title:

APPENDIX B
VOTING AGREEMENT
      VOTING AGREEMENT (this “Agreement”), dated as of August 7, 2006, by and among Universal Computer Systems Holding, Inc., a Delaware corporation (“Parent”), Racecar Acquisition Co., an Ohio corporation and a newly-formed, indirect wholly-owned subsidiary of Parent (“Acquisition Sub”), and the shareholder listed on Schedule I hereto (the “Shareholder”).
W I T N E S S E T H:
      WHEREAS, prior to the execution and delivery of this Agreement, an Agreement and Plan of Merger (as such agreement may be amended from time to time, the “Merger Agreement”) has been entered into by and among Parent, Acquisition Sub and the Reynolds and Reynolds Company, an Ohio corporation (the “Company”), pursuant to which Acquisition Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”); and
      WHEREAS, as a condition to, and in consideration for, Parent’s and Acquisition Sub’s willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby, Parent and Acquisition Sub have required that the Stockholder enter into this Agreement.
      NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
      Section 1.     Definitions. For purposes of this Agreement:
      “Class A Shares” means the Class A common stock of the Company, no par value per share.
      “Company Securities” means, collectively, the Class B common stock of the Company, no par value per share, and any Class A Shares as to which the Shareholder is entitled to vote and as to which the Shareholder has power to vote, to the extent acquired after the date of this Agreement.
      “Shareholder Shares” means (i) the Existing Securities (as defined in Section 5(a)(i) hereof) set forth on Schedule I hereto, (ii) any shares of Company Securities distributed prior to the termination of this Agreement in respect of such Shareholder’s Shares by reason of a stock dividend, split-up, recapitalization, reclassification, combination, merger, exchange of shares or otherwise and (iii) any other shares of the Company Securities of which the Shareholder acquires ownership, either directly or indirectly, after the date hereof and prior to the Effective Time.
      Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.
      Section 2.     Agreement to Vote Shares.
      Until the termination of this Agreement in accordance with the terms hereof, each Shareholder shall, at any meeting of the holders of any class of Company Securities, however such meeting is called and regardless of whether such meeting is a special or annual meeting of the stockholders of the Company, and at any postponement or adjournment thereof, and in connection with any written consent of the stockholders of the Company, vote, or cause to be voted, such Shareholder Shares (1) in favor of the Merger and the adoption of the Merger Agreement, the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof and (2) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any action which is prohibited by the Merger Agreement or which is intended, or could reasonably be expected, to prevent, impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Parent or Acquisition Sub of the Merger or the transactions contemplated hereby or by the Merger Agreement; or (ii) approval of any Company Acquisition Proposal.

      Section 3.     Revocation of Proxies; Reliance.
      (a) The Shareholder hereby represents that any proxies heretofore given in respect of such Shareholder Shares are not irrevocable, and that any such proxies are hereby revoked.
      (b) The Shareholder understands and acknowledges that Parent and Acquisition Sub have entered into the Merger Agreement in reliance upon each Shareholder’s execution and delivery of this Agreement. The Shareholder hereby affirms that this Agreement is given in connection with the execution of the Merger Agreement and agrees to the duties of the Shareholder under this Agreement.
      Section 4.     Covenants of the Shareholder. The Shareholder hereby agrees and covenants that:

(a) Restriction on Transfers. Except as may otherwise be agreed to by Parent in writing, the Shareholder shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge, hypothecation or other disposition), or consent to any transfer of, any or all of such Shareholder Shares, or any interest therein if such transfer would result in the Shareholder no longer having the power to vote, or cause to be voted, such Shareholder Shares; (ii) enter into any contract, option, derivative, hedging or other agreement or understanding with respect to any such transfer of any or all of such Shareholder Shares, or any interest therein; (iii) permit to exist any lien of any nature whatsoever with respect to any or all of such Shareholder Shares; or (iv) convert or exchange, or take any action which would result in conversion or exchange of, any of such Shareholder Shares, including without limitation conversion or exchange of any shares of Class B common stock into shares of Class A common stock.

(b) Restrictions on Proxies and Voting Arrangements. Except as otherwise provided herein, the Shareholder shall not (i) grant any proxy, power-of-attorney or other authorization in or with respect to such Shareholder Shares or (ii) deposit any of such Shareholder Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of such Shareholder Shares.

(c) Standstill. The Shareholder agrees that he will comply with the prohibitions of Section 7.03 of the Merger Agreement that are applicable to the Company as if they were applicable to him, and that he will not, except as specifically authorized by, and on behalf of, the Company, take any of the actions permitted by Section 7.03 to be taken by the Company.

(d) Stop Transfer. The Shareholder shall not request that the Company register any transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Shareholder’s Existing Securities (as defined in Section 5(a)(i) hereof), unless such transfer is made in compliance with this Agreement.

(e) Waiver of Appraisal Rights. The Shareholder hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal or rights to dissent in connection with the Merger that each Shareholder may directly or indirectly have.

(f) No Inconsistent Arrangements. The Shareholder shall take any other action that would in any way prevent, impede, restrict, limit, delay or interfere with the performance of his obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.
      Section 5.     Representations and Warranties.
      (a) The Shareholder hereby represents and warrants to Parent and Acquisition Sub as follows:

(i) Ownership of Securities. On the date hereof, the Shareholder owns, directly or indirectly, or has the power to direct the voting of, the Company Securities set forth next to his name on Schedule I hereto (the “Existing Securities”), and the Existing Securities are owned of record by him (the “Record Holder”). On the date hereof, the Existing Securities constitute all of the shares of Company Securities owned of record or otherwise by the Shareholder or as to which the Shareholder has sole power to direct the voting of the shares. The Record Holder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power (if any) to demand appraisal rights and sole power to agree to all of each of the matters set forth in this Agreement, in each case with respect to all of each such Record Holder’s Existing Securities with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

(ii) In the event of any dividend or distribution, or any change in the capital structure of the Company by reason of any non-cash dividend, split-up, recapitalization, combination, exchange of securities or the like, the term “Existing Securities” shall refer to and include the Existing Securities as well as all such dividends and distributions of securities and any securities into which or for which any or all of the Existing Securities may be changed, exchanged or converted.

(iii) Power; Binding Agreement. The Shareholder has the capacity and power (or, if applicable, corporate power) and authority to enter into and perform all of his obligations hereunder. The execution, delivery and performance of this Agreement by the Shareholder will not violate any other agreement to which he is a party including, without limitation, proxy arrangement, voting trust, or in the case of Existing Shares held under trust, the governing documents of such trust including the trust agreement and any related documents. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against him in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, moratorium, or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Shareholder is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by the Shareholder with the terms hereof.

(iv) No Conflicts. None of the execution and delivery of this Agreement by the Shareholder, the consummation by him of the transactions contemplated hereby or compliance by him with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under any agreement or other obligation to which he is a party or by which he is bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to him or any of his properties or assets.

(v) No Liens. Except as established hereby, the Existing Securities are now and, at all times during the term hereof, will be held by the Shareholder, or by a nominee or custodian for the benefit of the Shareholder, free and clear of all Liens, proxies, voting trusts or agreements, understandings or arrangements whatsoever.

      (b) Parent and Acquisition Sub jointly and severally hereby represent and warrant to each Shareholder as follows:

(i) Power; Binding Agreement. Each of Parent and Acquisition Sub has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition Sub and constitutes a valid and binding agreement of each of Parent and Acquisition Sub, enforceable against each of them in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

(ii) No Conflicts. None of the execution and delivery of this Agreement by Parent or Acquisition Sub, the consummation by Parent or Acquisition Sub of the transactions contemplated hereby or compliance by Parent or Acquisition Sub with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under any agreement or other obligation to which Parent or Acquisition Sub is a party or by which Parent or Acquisition Sub is bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to Parent or Merger Sub or any of Parent or Merger Sub’s properties or assets.

      Section 6.     Termination. This Agreement and the covenants, representations, warranties, and agreements contained herein shall automatically terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with the terms thereof, (ii) the mutual consent of Parent and the Shareholder, or (iii) the Merger Effective Time. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall relieve any party from any liability for such party’s willful breach of this Agreement prior to termination.
      Section 7.     Miscellaneous.
      (a) Non-Survival of Representations and Warranties. The representations, warranties, covenants and agreements contained herein and in any certificate delivered pursuant hereto by any Person shall terminate at the Merger Effective Time or upon the termination of the Merger Agreement pursuant to the terms thereof, as the case may be.
      (b) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile (with a confirmatory copy sent by overnight courier), by overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7(b)):
      if to Parent or Acquisition Sub:

Universal Computer Systems Holding, Inc.
6700 Hollister
Houston, TX 77040
Telecopier No: (713) 718-1461
Attention: Robert T. Brockman
      with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Telecopier No.: (212) 735-2000

Attention:	Lou R. Kling

Richard J. Grossman
if to the Shareholder, to such Shareholder and counsel as stated on Schedule II hereto.
      (c) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.
      (d) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.
      (e) Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that, except as provided herein, no party may assign, delegate or otherwise transfer any of its rights or obligations hereunder, in whole or in part, by operation of law or otherwise by any of the parties, without the consent of the other parties hereto.
      (f) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
      (g) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.
      (h) Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Ohio(regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.
      (i) Consent to Jurisdiction.

(A) Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Ohio and the United States District Court for the State of Ohio, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Ohio state or federal court. Each of the parties hereto hereby agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(B) Each of the parties hereto hereby irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated hereby, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 7(i) shall affect the right of any party to serve legal process in any other manner permitted by law.
      (j) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.
      (k) Further Assurances. From time to time, at the request of Parent or Acquisition Sub, the Shareholder shall execute and deliver to Parent and Acquisition Sub or cause other Record Holders to execute and deliver to Parent and Acquisition Sub such additional letters or instruments to comply with applicable laws and stock exchange rules as Parent or Acquisition Sub may reasonably request in connection with the Shareholder’s obligations under this Agreement.
      (l) Descriptive Headings; Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
      (m) Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the party hereto against whom such amendment, modification or waiver is sought to be entered.
      (n) Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, Parent, Acquisition Sub and the Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

UNIVERSAL COMPUTER SYSTEMS
HOLDING, INC.

By:

Name:
Title:

RACECAR ACQUISITION CO.

By:

Name:
Title:

RICHARD H. GRANT, III

By:

Name:
Title:

SCHEDULE I

Shareholder	Class B Common Stock

Richard H. Grant, III	13,500,000

SCHEDULE II
      Address for notices to the Shareholder:

Richard H. Grant III
The Reynolds and Reynolds Company
One Reynolds Way
Dayton, Ohio 45430
Telecopier No: (937) 485-5211
      With copies to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Telecopier No: (212) 403-2000

Attention:	Andrew R. Brownstein, Esq.

James Cole, Jr., Esq.

APPENDIX C
AMENDED AND RESTATED VOTING AGREEMENT

AMENDED AND RESTATED VOTING AGREEMENT (this “Agreement”), dated as of August 28, 2006, by and among Universal Computer Systems Holding, Inc., a Delaware corporation (“Parent”), Racecar Acquisition Co., an Ohio corporation and a newly-formed, indirect wholly-owned subsidiary of Parent (“Acquisition Sub”), and the shareholder listed on Schedule I hereto (the “Shareholder”).
W I T N E S S E T H:
      WHEREAS, on August 7, 2006, an Agreement and Plan of Merger (as such agreement may be amended from time to time, the “Merger Agreement”) has been entered into by and among Parent, Acquisition Sub and the Reynolds and Reynolds Company, an Ohio corporation (the “Company”), pursuant to which Acquisition Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”);
      WHEREAS, as a condition to, and in consideration for, Parent’s and Acquisition Sub’s willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby, Parent and Acquisition Sub have required that the Shareholder enter into a Voting Agreement (the “Voting Agreement”) pursuant to which the Shareholder has undertaken to vote certain shares in the Company in favor of the Merger;
      WHEREAS, in order to change certain references to the Proxy Shares (as defined below) the Shareholder shall vote, subject to and in accordance with the terms of this Agreement, in favor of the Merger, the parties wish to amend and entirely restate the Voting Agreement as follows and intend for this Agreement to supersede the Voting Agreement;
      NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
      Section 1.     Definitions. For purposes of this Agreement:

“Company Securities” means, collectively, the Class A common stock of the Company, no par value per share, and the Class B common stock of the Company, no par value per share.

“Plans” means, collectively, the Company 2004 Executive Stock Incentive Plan and the Company REYShare Plus Plan.

“Proxy Shares” means the restricted shares of Company Class A common Stock upon which the Shareholder holds a proxy pursuant to the Plans, the terms of which have been disclosed and made available to Parent. The number of shares upon which the Shareholder holds a proxy pursuant to the Plans as of August 16, 2006 is set forth next to Shareholder’s name on Schedule II. Notwithstanding anything herein to the contrary, Parent and Acquisition Sub understand and hereby acknowledge that the number of Proxy Shares set forth in such Schedule II is subject to variations and may decrease or increase from time to time, as a result of certain events affecting the rights of the beneficial owner of such Proxy Shares under the applicable Plans and the corresponding rights of the Shareholder as proxy holder, provided, however, that in no event shall the voting power represented by the Proxy Shares, for purposes of this Agreement, exceed the difference between (A) 19.9% of the aggregate voting power of the Company for purposes of the election of directors at any time and (B) the voting power for purposes of the election of directors represented by the Shareholder Shares as defined in the Voting Agreement dated August 7, 2006 among Parent, Acquisition Sub and Richard H Grant III PLUS the voting power for purposes of the election of directors represented by the Shareholders Shares as defined in this Agreement.

“Shareholder Shares” means (i) the Existing Securities (as defined in Section 5(a)(i) hereof) set forth on Schedule I hereto, (ii) any shares of Company Securities distributed prior to the termination of this Agreement in respect of the Shareholder’s Shares by reason of a stock dividend, split-up, recapitalization, reclassification, combination, merger, exchange of shares or otherwise and (iii) any other shares of the Company Securities of which the Shareholder acquires ownership, either directly or indirectly, after the date hereof and prior to the Effective Time.

      Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.
      Section 2.     Agreement to Vote Shares.
      Until the termination of this Agreement in accordance with the terms hereof, the Shareholder shall, at any meeting of the holders of any class of Company Securities, however such meeting is called and regardless of whether such meeting is a special or annual meeting of the stockholders of the Company, and at any postponement or adjournment thereof, and in connection with any written consent of the shareholders of the Company, vote, or cause to be voted, the Shareholder Shares and the Proxy Shares, (1) in favor of the Merger and the adoption of the Merger Agreement, the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof and (2) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any action which is prohibited by the Merger Agreement or which is intended, or could reasonably be expected, to prevent, impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Parent or Acquisition Sub of the Merger or the transactions contemplated hereby or by the Merger Agreement; or (ii) approval of any Company Acquisition Proposal.
      Section 3.     Revocation of Proxies; Reliance.
      (a) The Shareholder hereby represents that any proxies heretofore given in respect of the Shareholder Shares are not irrevocable, and that any such proxies are hereby revoked.
      (b) The Shareholder understands and acknowledges that Parent and Acquisition Sub have entered into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of the Voting Agreement. The Shareholder hereby affirms that this Agreement is given in connection with the transactions contemplated by the Merger Agreement and agrees to the duties of the Shareholder under this Agreement.
      Section 4.     Covenants of the Shareholder. The Shareholder hereby agrees and covenants that:

(a) Restriction on Transfers. Except as may otherwise be agreed to by Parent in writing, the Shareholder shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge, hypothecation or other disposition), or consent to any transfer of, any or all of the Shareholder Shares, or any interest therein if such transfer would result in the Shareholder no longer having the power to vote, or cause to be voted, the Shareholder Shares; (ii) enter into any contract, option, derivative, hedging or other agreement or understanding with respect to any such transfer of any or all of the Shareholder Shares, or any interest therein; (iii) permit to exist any lien of any nature whatsoever with respect to any or all of the Shareholder Shares; or (iv) convert or exchange, or take any action which would result in conversion or exchange of, any of the Shareholder Shares, including without limitation conversion or exchange of any shares of Class B common stock into shares of Class A common stock.

(b) Restrictions on Proxies and Voting Arrangements. Except as otherwise provided herein, the Shareholder shall not (i) grant any proxy, power-of-attorney or other authorization in or with respect to the Shareholder Shares or (ii) deposit any of the Shareholder Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the Shareholder Shares.

(c) Standstill. The Shareholder agrees that he will comply with the prohibitions of Section 7.03 of the Merger Agreement that are applicable to the Company as if they were applicable to him, and that he will not, except as specifically authorized by, and on behalf of, the Company, take any of the actions permitted by Section 7.03 to be taken by the Company.

(d) Stop Transfer. The Shareholder shall not request that the Company register any transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shareholder’s Existing Securities (as defined in Section 5(a)(i) hereof), unless such transfer is made in compliance with this Agreement.

(e) Waiver of Appraisal Rights. The Shareholder hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal or rights to dissent in connection with the Merger that the Shareholder may directly or indirectly have.

(f) No Inconsistent Arrangements. The Shareholder shall not take any other action that would in any way prevent, impede, restrict, limit, delay or interfere with the performance of any of the Shareholder’s obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.
      Section 5.     Representations and Warranties.
      (a) The Shareholder hereby represents and warrants to Parent and Acquisition Sub as follows:

(i) Ownership of Securities. On the date hereof, the Shareholder owns, directly or indirectly, or has the power to direct the voting of, the Company Securities set forth next to the his name on Schedule I hereto (excluding the Proxy Shares, the “Existing Securities”), and the Existing Securities are owned of record by the Shareholder or certain of the Shareholder’s subsidiaries or nominees (collectively, the “Record Holders”). Each Record Holder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power (if any) to demand appraisal rights and sole power to agree to all of each of the matters set forth in this Agreement, in each case with respect to all of each such Record Holder’s Existing Securities with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

(ii) Shareholder has voting power with respect to the Proxy Shares to the extent set forth in existing agreements in respect thereof. On the date hereof, the Existing Securities and the Proxy Shares constitute all of the shares of voting capital stock of the Company owned of record or otherwise by the Shareholder or as to which the Shareholder has the power to vote or direct the voting of the shares.

(iii) In the event of any dividend or distribution, or any change in the capital structure of the Company by reason of any non-cash dividend, split-up, recapitalization, combination, exchange of securities or the like, the term “Existing Securities” shall refer to and include the Existing Securities as well as all such dividends and distributions of securities and any securities into which or for which any or all of the Existing Securities may be changed, exchanged or converted.

(iv) Power; Binding Agreement. The Shareholder has the power (or, if applicable, corporate power) and authority to enter into and perform all of the Shareholder’s obligations hereunder. The execution, delivery and performance of this Agreement by the Shareholder will not violate any other agreement to which the he is a party including, without limitation, proxy arrangement or voting trust. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder, enforceable against him in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, moratorium, or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Shareholder is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by the Shareholder with the terms hereof.

(v) No Conflicts. None of the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby or compliance by the

Shareholder with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under any agreement or other obligation to which the he is a party or by which he is bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to the him or any of his properties or assets.

(vi) No Liens. Except as established hereby, the Existing Securities are now and, at all times during the term hereof, will be held by the Shareholder, or by a nominee or custodian for the benefit of the Shareholder, free and clear of all Liens, proxies, voting trusts or agreements, understandings or arrangements whatsoever.

      (b) Parent and Acquisition Sub jointly and severally hereby represent and warrant to the Shareholder as follows:

(i) Power; Binding Agreement. Each of Parent and Acquisition Sub has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition Sub and constitutes a valid and binding agreement of each of Parent and Acquisition Sub, enforceable against each of them in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

(ii) No Conflicts. None of the execution and delivery of this Agreement by Parent or Acquisition Sub, the consummation by Parent or Acquisition Sub of the transactions contemplated hereby or compliance by Parent or Acquisition Sub with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under any agreement or other obligation to which Parent or Acquisition Sub is a party or by which Parent or Acquisition Sub is bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to Parent or Acquisition Sub or any of Parent or Acquisition Sub’s properties or assets.
      Section 6.     Termination. This Agreement and the covenants, representations, warranties, and agreements contained herein shall automatically terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with the terms thereof, (ii) the mutual consent of Parent and the Shareholder, or (iii) the Merger Effective Time. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall relieve any party from any liability for such party’s willful breach of this Agreement prior to termination.
      Section 7.     Miscellaneous.
      (a) Non-Survival of Representations and Warranties. The representations, warranties, covenants and agreements contained herein and in any certificate delivered pursuant hereto by any Person shall terminate at the Merger Effective Time or upon the termination of the Merger Agreement pursuant to the terms thereof, as the case may be.
      (b) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile (with a confirmatory copy sent by overnight courier), by overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7(b)):
      if to Parent or Acquisition Sub:

Universal Computer Systems Holding, Inc.
6700 Hollister
Houston, TX 77040
Telecopier No: (713) 718-1461
Attention: Robert T. Brockman
      with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Telecopier No.: (212) 735-2000

Attention:	Lou R. Kling

Richard J. Grossman
if to the Shareholder, to Shareholder and counsel as stated on Schedule III hereto.
      (c) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.
      (d) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.
      (e) Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that, except as provided herein, no party may assign, delegate or otherwise transfer any of its rights or obligations hereunder, in whole or in part, by operation of law or otherwise by any of the parties, without the consent of the other parties hereto.
      (f) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
      (g) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.
      (h) Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Ohio(regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.
      (i) Consent to Jurisdiction.
      (A) Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Ohio and the United States District Court for the State of Ohio, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Ohio state or federal court. Each of the parties hereto hereby agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
      (B) Each of the parties hereto hereby irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated hereby, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 7(i) shall affect the right of any party to serve legal process in any other manner permitted by law.
      (j) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.
      (k) Further Assurances. From time to time, at the request of Parent or Acquisition Sub, the Shareholder shall execute and deliver to Parent and Acquisition Sub or cause other Record Holders to execute and deliver to Parent and Acquisition Sub such additional letters or instruments to comply with applicable laws and stock exchange rules as Parent or Acquisition Sub may reasonably request in connection with the Shareholder’s obligations under this Agreement.
      (l) Descriptive Headings; Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
      (m) Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the party hereto against whom such amendment, modification or waiver is sought to be entered.
      (n) Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
      (o) Voting Agreement. This Agreement entirely restates and supersedes the Voting Agreement.

      IN WITNESS WHEREOF, Parent, Acquisition Sub and the Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

UNIVERSAL COMPUTER SYSTEMS
HOLDING, INC.

By:

Name:

Title:

RACECAR ACQUISITION CO.

By:

Name:

Title:

FINBARR J. O’NEILL

By:

Name:

Title:

SCHEDULE I
Existing Shares

Shareholder	Class A Common Stock

Finbarr J. O’Neill	140,000

SCHEDULE II
Proxy Shares
Class A Common Stock
1,147,937

SCHEDULE III
      Address for notices to the Shareholder:

Finbarr J. O’Neill
The Reynolds and Reynolds Company
One Reynolds Way
Dayton, Ohio 45430
Telecopier No: (937) 485-4211
      With copies to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Telecopier No: (212) 403-2000

Attention:	Andrew R. Brownstein, Esq.

James Cole, Jr., Esq.

APPENDIX D
[JPMorgan letterhead]
August 7, 2006
The Board of Directors
The Reynolds & Reynolds Company
One Reynolds Way
Dayton, Ohio 45430
Members of the Board of Directors:
      You have requested our opinion as to the fairness, from a financial point of view, to the holders of the Class A common shares, no par value (including for these purposes any Class B common shares, no par value, of the Company (“Class B Common Shares”) assuming conversion thereof in accordance with their terms, the “Class A Common Shares”), of The Reynolds & Reynolds Company, an Ohio corporation (the “Company”) of the consideration to be received by such holders in the proposed merger (the “Merger”) of the Company with a wholly-owned subsidiary of Universal Computer System Holding, Inc., a Delaware corporation (the “Merger Partner”). Pursuant to the Agreement and Plan of Merger (the “Agreement”), among the Company, the Merger Partner and Racecar Acquisition Co., an Ohio corporation and a wholly-owned subsidiary of Merger Partner (“Merger Subsidiary”), the Company will become a wholly-owned subsidiary of the Merger Partner, and each outstanding Class A Common Share, other than Class A Common Shares held in treasury or owned by the Merger Partner or Merger Subsidiary, will be converted into the right to receive $40.00 per share in cash and each Class B Common Shares shall be converted into the right to receive such consideration on an as-converted basis.
      In arriving at our opinion, we have (i) reviewed drafts dated August 7, 2006 of the Agreement and a Voting Agreement among the Merger Partner, Merger Subsidiary and certain shareholders of the Company (the “Voting Agreement”); (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Class A Common Shares and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.
      In addition, we have held discussions with certain members of the management of the Company and the Merger Partner with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.
      In giving our opinion, we have relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Merger Partner under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Merger and the other transactions contemplated by the Agreement will be consummated as described in the Agreement and that the definitive Agreement and the definitive Voting Agreement will not differ in any material respect from the drafts thereof furnished to us. We have relied as to all legal matters relevant

D-1

to rendering our opinion upon the advice of counsel. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company.
      Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the holders of Class A Common Shares in the proposed Merger and we express no opinion as to (i) the fairness of the Merger to, or any consideration of, any other class of securities, creditors or other constituencies of the Company or (ii) the underlying decision by the Company to engage in the Merger.
      We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Merger is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement and to pay our reasonable expenses with respect to our engagement. Please be advised that we acted as financial advisor to the Company in connection with its review of strategic options commencing in December 2005 and, in 2004, we acted as book runner and joint arranger for the Company’s existing $200 million revolving credit facility and that our commercial bank affiliate continues to act as bank agent and a lender under such facility. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.
      On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be received by the holders of Class A Common Shares in the proposed Merger is fair, from a financial point of view, to such holders.
      This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.
Very truly yours,
J.P. MORGAN SECURITIES INC.

D-2

APPENDIX E
      § 1701.85 Dissenting shareholder’s demand for fair cash value of shares.
      (A) (1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.
      (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.
      (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within 20 days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.
      (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.
      (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within 15 days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder’s failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within 20 days after the lapse of the 15-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.
      (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.
      (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.
      (D) (1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

(a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

(b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

(c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

(d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.
      (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.
      (E) From the time of the dissenting shareholder’s giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

THE REYNOLDS AND REYNOLDS COMPANY
SPECIAL MEETING OF SHAREHOLDERS
MONDAY, OCTOBER 23, 2006
11:00 AM Eastern Daylight Time
If you consented to access your proxy information electronically, you may view it by going to The Reynolds and Reynolds Company’s website. You can get there by typing in the following address: http://www.reyrey.com

The Reynolds and Reynolds Company One Reynolds Way Dayton, OH 45430	PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS ON OCTOBER 23, 2006.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” the adoption and approval of the Agreement and Plan of Merger, dated as of August 7, 2006, by and among Universal Computer Systems Holding, Inc., Racecar Acquisition Co. and The Reynolds and Reynolds Company, “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the first proposal described above, and to act on other matters and transact other business as may properly come before the special meeting and any adjournment or postponement of the special meeting.
By signing the proxy, you revoke all prior proxies and appoint Gregory Geswein and Robert S. Guttman, and each of them acting in the absence of the other, as proxies with full power of substitution, to vote all of your shares on the matters shown on the reverse side and in such proxies’ discretion, to vote upon such other matters which may properly come before the Special Meeting of Shareholders and all adjournments or postponements thereof.
See reverse for voting instructions.

COMPANY #
There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on October 20, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the recorded message provides you.
VOTE BY INTERNET — http://www.eproxy.com/rey/ — QUICK ««« EASY ««« IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on October 20, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Reynolds and Reynolds Company, c/o Shareowner Servicessm, P.O. Box 64873, St. Paul, MN 55164-0873.
To vote, mark blocks in blue or black ink.
If you vote by Phone or Internet, please do not mail your Proxy Card.
â     Please detach here     â
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS I AND II.

I.	To approve and adopt the Agreement and Plan of Merger, dated as of August 7, 2006, by and among Universal Computer Systems Holding, Inc., Racecar Acquisition Co. and The Reynolds and Reynolds Company.	☐	For	☐	Against	☐	Abstain

II.	To approve the adjournment or postponement of the Special Meeting of Shareholders, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal I.	☐	For	☐	Against	☐	Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTE FOR EACH PROPOSAL.

Address Change? Mark Box     ☐     Indicate changes below:

Date |

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.